Exhibit 10.14

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

COLLABORATION AGREEMENT

between

BIONTECH RNA PHARMACEUTICALS GMBH AND BIONTECH AG

and

GENENTECH, INC. AND F. HOFFMANN-LA ROCHE LTD

Dated as of September 20, 2016

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TABLE OF CONTENTS

RECITALS		1
ARTICLE 1. DEFINITIONS 1
ARTICLE 2. GOVERNANCE		26
2.1	Establishment of Governance Committees	26
2.2	Committee Membership	26
2.3	Team Membership	27
2.4	Meetings; Participation	27
2.5	Minutes; Other Documentation	27
2.6	Joint Research Committee	28
2.7	Joint Development Committee	29
2.8	Joint Manufacturing Committee	31
2.9	Joint Commercialization Committee	33
2.10	Joint Research Team	33
2.11	Joint Development Team	34
2.12	Joint Manufacturing Team	35
2.13	Alliance Managers	37
2.14	Limitations on Authority	37
2.15	Interactions Between Committees, Teams and Internal Teams	37
2.16	Working Groups	37
2.17	Expenses	38
2.18	Consequences of BioNTech Opt-Out	38
2.19	Technical and Knowledge Transfer	38
2.20	[***] Activities	40
ARTICLE 3. RESEARCH PROGRAM		41
3.1	Research Plan and Activities	41
3.2	Subcontracting	41
3.3	Records and Results	42
ARTICLE 4. DEVELOPMENT		43
4.1	Generally	43
4.2	GDP	43
4.3	BioNTech Ongoing Clinical Studies and Related Follow-Up Studies	43
4.4	Development Under the Global Development Plan	44
4.5	BioNTech Proposed New Indications; BioNTech Studies	45
4.6	Genentech’s Conduct of Genentech Studies; [***] for Genentech Collaboration Products	49
4.7	Collaboration Product Improvements	49
4.8	Records and Reports; Study Data	49
4.9	Investigator-Sponsored Studies	50
4.10	Compliance	50
ARTICLE 5. REGULATORY		50
5.1	General	50
5.2	Lead Regulatory Parties	50
5.3	BioNTech Study under [***]	50

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5.4	Regulatory Activities	51
5.5	CMC Regulatory Support	52
5.6	Regulatory Correspondence	53
5.7	Regulatory Data; Annual Report	54
5.8	Pharmacovigilance	54
5.9	BioNTech Platform Product	54
ARTICLE 6. COMMERCIALIZATION AND MEDICAL AFFAIRS		55
6.1	Generally	55
6.2	Booking of Sales; Distribution	55
6.3	Product Trademarks	56
6.4	Product Labeling; Markings and Co-Branding	56
6.5	Co-Promotion Option	56
6.6	Medical Affairs	58
ARTICLE 7. MANUFACTURING		59
7.1	Manufacturing Development and Supply Agreement	59
7.2	Conflicts Between MDSA and Current Agreement	59
7.3	Effect of Opt-Out	59
ARTICLE 8. PAYMENTS AND RECORDS		60
8.1	Upfront Payments	60
8.2	Development Costs	61
8.3	BioNTech Indication Opt-In Fee; Genentech Indication Co-Funding Fee	63
8.4	Profit or Loss Share	63
8.5	BioNTech Opt-Out Right	64
8.6	Royalties	65
8.7	Royalty Payments and Reports	66
8.8	Apportionment of Compulsory Sublicensee Consideration	66
8.9	Mode of Payment; Offsets	66
8.10	Accounting Procedures	67
8.11	Taxes	67
8.12	Interest on Late Payments	68
8.13	Tax Returns	68
8.14	Financial Records	68
8.15	Invoices	68
8.16	Audit	69
8.17	Audit Dispute	69
8.18	Confidentiality	69
ARTICLE 9. GRANT OF RIGHTS		69
9.1	Licenses to Genentech	69
9.2	Licenses to BioNTech	70
9.3	Sublicenses; Exercise of Licensed Rights by Third Parties or Affiliates	71
9.4	Trademark and Corporate Names Licenses	71
9.5	Rights of Reference or Use	72
9.6	Genentech Rights of First Negotiation	72
9.7	Exclusivity	73
ARTICLE 10. INTELLECTUAL PROPERTY		74
10.1	Disclosure	74

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10.2	Ownership; Assignment and Cooperation; Inventorship	74
10.3	Patent Prosecution and Maintenance	75
10.4	[***]	76
10.5	Enforcement and Defense of Patents; Defense of Claims by Third Parties	76
10.6	Third Party Licenses	78
10.7	Corporate Names and Product Trademarks	80
10.8	[***]	81
10.9	Third Party Materials and Software	81
10.10	Attorney-Client Privilege	81
ARTICLE 11. CONFIDENTIALITY AND NON-DISCLOSURE		81
11.1	Disclosure and Use of Confidential Information	81
11.2	Permitted Disclosures	83
11.3	Use of Name	84
11.4	Press Releases and Other Public Disclosures	84
11.5	Scientific Publications	85
11.6	Restriction on Disclosure of [***]	85
11.7	Restriction on Disclosure of [***]	85
ARTICLE 12. REPRESENTATIONS AND WARRANTIES		85
12.1	Mutual Representations and Warranties	85
12.2	Additional Representations and Warranties of BioNTech	86
12.3	Additional Representations and Warranties by Genentech	93
12.4	DISCLAIMER OF WARRANTIES	96
12.5	Disclosures	97
ARTICLE 13. INDEMNITY AND INSURANCE		97
13.1	Indemnification of BioNTech	97
13.2	Indemnification of Genentech	98
13.3	Certain Losses	98
13.4	Notice of Claim	98
13.5	Control of Defense	99
13.6	Limitation of Liability	100
13.7	Insurance	101
ARTICLE 14. TERM AND TERMINATION		102
14.1	Term	102
14.2	Termination by Either Party for Material Breach	103
14.3	Additional Termination Rights by Genentech	104
14.4	Termination for Insolvency	104
14.5	Effects of Termination	104
14.6	Rights in Bankruptcy	107
14.7	Remedies	108
14.8	Accrued Rights; Surviving Obligations	108
ARTICLE 15. MISCELLANEOUS		108
15.1	Force Majeure	108
15.2	Change in Control of BioNTech	108
15.3	Export Control	112
15.4	Assignment	112
15.5	Severability	112

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15.6	Governing Law and Service	113
15.7	Dispute Resolution	113
15.8	Notices	115
15.9	Entire Agreement	116
15.10	English Language	117
15.11	Equitable Relief	117
15.12	Amendment; Waiver	117
15.13	No Benefit to Third Parties	117
15.14	Further Assurance	117
15.15	Relationship of the Parties	118
15.16	Counterparts; Facsimile Execution	118
15.17	References	118
15.18	Schedules	118
15.19	Construction	118
15.20	Actions of Affiliates	119

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SCHEDULES

1.8	Financial Schedule
1.20	BioNTech Core Patents
1.42	BNT and RNP Existing Shareholders
1.43	[***]
1.97	Corporate Names
1.132	Existing Third Party In-License Agreement Royalty Payments
1.150	Estimated GDP Budget through 2019
1.156	Genentech Core Patents
1.167	Genentech Tumor Types
1.190	IVAC Trademark
1.248	[***]
2.2	Initial Committee Membership
2.19.1(a)	BioNTech Initial Knowledge Transfer Items
2.19.1(c)	Genentech Initial Knowledge Transfer Items
2.19.3	[***]
3.1.2	Research Plan
4.3.1	Ongoing Clinical Studies
4.4.1	Initial GDP
5.3	Key Terms for the Amendment of the Agreement in the event of a BioNTech [***]
6.5.3	Key Terms of Co-Promotion Agreement
8.4	Example Quarterly Net Profit/Net Loss Calculation
8.4.1	[***]
8.9	Bank Accounts
10.3.1(c)(i)	Certain BioNTech Core Patents
11.2.4	[***]
11.4.2	Form of Press Release
12.2.1(a)	BioNTech Core Patent Encumbrances
12.2.1(c)	BioNTech Core Patents—Rights Granted to Third Parties
12.2.1(i)	[***]
12.2.2(a)	Existing Third Party In-License Agreements
12.2.3(e)	Safety Reporting
12.2.3(g)	[***]
12.3.1(h)	[***]
14.1.2	Closing Conditions
14.3.1	[***]
14.5.4	[***]
15.7.2(g)	Expedited Arbitration Provisions

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COLLABORATION AGREEMENT

This Collaboration Agreement (the “Agreement”) is made and entered into as of September 20, 2016 (the “Execution Date”) by and between BioNTech RNA Pharmaceuticals GmbH, a limited liability company organized under the laws of Germany (“RNP”) and BioNTech AG, a stock corporation organized under the laws of Germany (“BNT”) (RNP and BNT collectively, “BioNTech”), and Genentech, Inc., a corporation organized under the laws of the State of Delaware (“GNE”) and F. Hoffmann-La Roche Ltd, a corporation organized under the laws of Switzerland (“Roche”) (GNE and Roche, collectively, “Genentech”). BioNTech and Genentech are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, BioNTech Controls certain intellectual property rights with respect to Pharmaceutical Products comprising one or more Neoepitope RNA(s) in the Territory;

WHEREAS, BioNTech and Genentech wish to conduct joint research activities, engage in a shared (50%:50%) co-development program, and conduct coordinated manufacturing activities, in each case to enable the commercialization of Collaboration Products in the Territory (each capitalized term as defined herein), and subject to certain exceptions set forth herein, wish to share (50%:50%) the profits and losses associated therewith;

WHEREAS, BioNTech and Genentech wish to enter into the Manufacturing Development and Supply Agreement as described herein and executed on the Execution Date; and

WHEREAS, BioNTech wishes to grant an exclusive license to Genentech, and Genentech wishes to take, an exclusive license under such intellectual property rights to Develop and commercialize Collaboration Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “Accelerated Marketing Authorization” means a Marketing Authorization other than a Non-Accelerated Marketing Authorization.

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1.2 “Accounting Standards” has the meaning set forth in Schedule 1.8.

1.3 “Additional Jurisdictions” has the meaning set forth in Section 10.3.1(c)(ii).

1.4 “Adverse Ruling” has the meaning set forth in Section 14.2.

1.5 “Affiliate” of a Party means any corporation or other business entity that, during the Term, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party. For purposes of this definition, the term “control” (including, the correlative meanings, “controlled by” and “under common control with”) means (a) the direct or indirect ownership of more than fifty percent (50%) of (i) the stock or other equity interests having the right to vote for directors (supervisory, management or otherwise) thereof or (ii) any general partnership interests or (b) the ability to otherwise control the management and policies of such corporation or other business entity, whether through control of the decisions of the managing directors or of the board of directors, supervisory board or equivalent governing body thereof or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, [***] and all business entities directly or indirectly controlled by [***], shall not be considered Affiliates of Genentech, unless and until GNE elects to include one or more of such business entities as an Affiliate of Genentech, by providing written notice to BioNTech of such election, (B) Ganymed Pharmaceuticals AG and all business entities directly or indirectly controlled by Ganymed shall not be considered an Affiliate of RNP or BNT, and (C) AT Impf GmbH, having its place of business at Rosenheimer Platz 6, 81669 Munich, Germany, and any person or entity that, during the Term, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with AT Impf GmbH (other than BNT or any person or entity that is directly or indirectly controlled by BNT) shall not be considered an Affiliate of BNT.

1.6 “Agreement” has the meaning set forth in the preamble hereto.

1.7 “Alliance Manager” has the meaning set forth in Section 2.13.

1.8 “Allowable Expenses” has the meaning set forth in Schedule 1.8.

1.9 “Ancillary Agreements” means (a) the Manufacturing Development and Supply Agreement, the Commercial Manufacturing Agreement and the Quality Agreement(s), and any agreement that is entered into by the Parties or their respective Affiliates pursuant to such agreement, (b) any agreement that is entered into by the Parties or their respective Affiliates pursuant to this Agreement (e.g. the Co-Promotion Agreement or Pharmacovigilance Agreement) and (c) any agreement that is designated in writing by the Parties as an “Ancillary Agreement” to this Agreement.

1.10 “Applicable Law” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities (including Compliance Requirements) that may be in effect from time to time.

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1.11 “Applicable Promotional Law” means all Applicable Laws applicable to the marketing, promotion, distribution and sale of Co-Promotion Products, including (if applicable) the FFDCA, the American Medical Association Guidelines on Gifts to Physicians from Industry and the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Code on Interactions with Healthcare Professionals.

1.12 “Arbitrator” has the meaning set forth in Section 8.17.

1.13 “Assignee” has the meaning set forth in Section 10.2.2.

1.14 “Assignor” has the meaning set forth in Section 10.2.2.

1.15 “Batch” has the meaning set forth in the MDSA.

1.16 “BioNTech” has the meaning set forth in the preamble hereto.

1.17 “BioNTech Co-Funding Rejection” has the meaning set forth in Section 2.7.2(c).

1.18 “BioNTech Collaboration Products” means Collaboration Products being Developed by BioNTech in a BioNTech Indication pursuant to Section 4.5 or Commercialized under [***]; provided that Genentech has not paid a BioNTech Indication Opt-In Fee with respect to the applicable Indication. For clarity, in the event that Genentech pays a BioNTech Indication Opt-In Fee with respect to the applicable Indication, Collaboration Products with respect to such Indication shall be GDP Collaboration Products.

1.19 “[***]” has the meaning set forth in Schedule 1.8.

1.20 “BioNTech Core Patents” means the Patents listed on Schedule 1.20 and all Patents claiming priority thereto or claiming priority to a priority document thereof.

1.21 “BioNTech Development and [***] Activities” has the meaning set forth in Section 5.3.3.

1.22 “BioNTech [***]” has the meaning set forth in Section 5.3.1.

1.23 “BioNTech Indication” has the meaning set forth in Section 4.5.1.

1.24 “BioNTech Indication Opt-In Fee” has the meaning set forth in Section 8.3.

1.25 “BioNTech Initial Knowledge Transfer Items” has the meaning set forth in Section 2.19.1(a).

1.26 “BioNTech IP” means, collectively, BioNTech Know-How, BioNTech Patents, and BioNTech Core Patents.

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1.27 “BioNTech Know-How” means any Neoepitope Prediction Algorithms, Neoepitope RNAs, any liposome formulations, components of product comprising one or more Neoepitope RNA(s) (including [***]) and all other Know-How, in each case, that (a) is Controlled by BioNTech or any of its Affiliates as of the Execution Date or at any time thereafter until the end of the Term; and (b) is necessary or useful to research, develop, manufacture, commercialize, make, have made, use, offer for [***]; provided, however, that BioNTech Know-How specifically excludes Collaboration Know-How.

1.28 “BioNTech Opt-Out Period” means the period commencing as of [***] and ending with [***]

1.29 “BioNTech Patents” means all Patents that (a) are Controlled by BioNTech or any of its Affiliates as of the Execution Date or at any time thereafter until the end of the Term; and (b) are necessary or useful to research, develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import Pharmaceutical Products that comprise (i) one or more Neoepitope RNA(s), [***] provided, however, that BioNTech Patents specifically exclude Collaboration Patents and BioNTech Core Patents.

1.30 “BioNTech Platform Product” means any product researched, developed or commercialized by BioNTech (in each case, whether directly or indirectly through a Third Party) that uses BioNTech IP and is substantially similar to any material aspect of the Collaboration Manufacturing Process such that a Regulatory Authority could reasonably require reporting of safety data from such product in connection with Collaboration Product. As of the Effective Date, such BioNTech Platform Products may include products researched, developed or commercialized by BioNTech pursuant to collaboration agreements with Bayer Animal Health GmbH and Sanofi.

1.31 “BioNTech [***]” has the meaning set forth in Section 5.1.

1.32 “BioNTech Study” has the meaning set forth in Section 4.5.1.

1.33 “BioNTech Study Conduct Requirements” has the meaning set forth in Section 4.5.2.

1.34 “Biosamples” means patient-specific normal (e.g., whole blood or peripheral blood mononuclear cells (PBMC)) and tumor tissue (fresh frozen (FF) or formalin-fixed, paraffin-embedded (FFPE) blocks) which are subsequently processed and sequenced to identify Neoepitopes.

1.35 “BLA” means Biologics License Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 600 et seq., for FDA approval of a biological Pharmaceutical Product as well as any foreign equivalent thereof.

1.36 “Board of Directors” has the meaning set forth in the definition of “Change in Control.”

1.37 “Breaching Party” has the meaning set forth in Section 14.2.

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1.38 “Business Day” means a day, other than a Saturday, Sunday or day on which commercial banks located in the United States or Germany are authorized or required by law or regulation to close.

1.39 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.40 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.41 “Capacity” has the meaning set forth in the MDSA.

1.42 “Change in Control” with respect to BNT or RNP, shall be deemed to have occurred if any of the following occurs after the Effective Date:

(a) any “person” or “group” (as such terms are defined below) (a) becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing more than fifty percent (50%) of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to appoint a majority of the Party’s managing directors or to elect a majority of the members of the Party’s board of directors, supervisory board or similar governing body (“Board of Directors”); or

(b) such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the managing directors or the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the managing directors or the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

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(c) such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets to which this Agreement relates; or

(d) the managing directors, Board of Directors or the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

Notwithstanding the foregoing, the occurrence of neither of the following shall, by itself, be considered a Change in Control, in each case if entered into in the ordinary course of business and not for the purpose or effect of circumventing any other Party’s rights hereunder: (a) the sale of capital stock of such Party in an initial public offering on an internationally recognized securities exchange, including the NYSE, NASDAQ, London Stock Exchange and Frankfurt Stock Exchange, and (b) the sale of capital stock of such Party to a Financial Party in a capital-raising financing transaction, e.g. private placement or similar transaction, so long as following such financing transaction no Person other than an existing shareholder of BNT or RNP (as set forth on Schedule 1.42) or a Financial Party (individually or collectively as a member of any “group”) has the power, directly or indirectly, to elect a majority of the members of the Board of Directors.

For the purpose of this definition of Change in Control, (x) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.43 “Change in Control Firewall” has the meaning set forth in Schedule 1.43.

1.44 [***]

1.45 [***]

1.46 [***] Change in Control” means any Change in Control that [***]

1.47 [***] Firewall” has the meaning set forth in Schedule 1.43.

1.48 “Class of Agents” means all Pharmaceutical Products that [***]

1.49 “Clinical Data” means with respect to any Collaboration Product and any other drug included in the applicable Clinical Study, all Information that is generated pursuant to a clinical study under this Agreement [***]

1.50 “Clinical Development Decisions” means all clinical Development decisions [***]

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1.51 “Clinical Facility” has the meaning set forth in the MDSA.

1.52 “Clinical Manufacture” has the meaning set forth in the MDSA

1.53 “Clinical Studies” means any and all tests and studies in human subjects that are required by Applicable Law, or otherwise requested or recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Collaboration Product for an Indication, including Post-Approval Commitments and tests or studies that are intended to expand the Product Labeling for such Collaboration Product with respect to such Indication, together with Marketing Studies.

1.54 “CMC” means Chemistry, Manufacturing, and Control.

1.55 “CMC Development Costs” has the meaning set forth in Schedule 1.8.

1.56 “CMC Development Plan” has the meaning set forth in the Manufacturing Development and Supply Agreement.

1.57 “Code” means the Internal Revenue Code of 1986, as amended.

1.58 “Collaboration IP” means Collaboration Patents and Collaboration Know-How.

1.59 “Collaboration Know-How” means any Know-How that is discovered, generated, conceived or reduced to practice by a Party (or any authorized Third Party acting on a Party’s behalf) solely or jointly in the course of [***] (other than, in each case [***], Genentech Molecule Clinical Study Data).

1.60 “Collaboration Patents” means Patents that claim any Collaboration Know-How.

1.61 “Collaboration Product” means [***]

1.62 “Collaboration Product Clinical Study Data” means all Clinical Data that is related to the use in a Clinical Study of a Collaboration Product alone or in combination with one or more Combination Agents but shall exclude Genentech Molecule Clinical Study Data.

1.63 “Collaboration Term” means the period from the Effective Date until such time as there is no Collaboration Product being Developed, Manufactured or Commercialized in the Territory.

1.64 “Combination Agent” means a Pharmaceutical Product that is proposed for Development or being Developed, or has received Regulatory Approval (i.e., under this Agreement) for use in combination with a Collaboration Product, whether or not co-formulated.

1.65 “Commercial Facility” has the meaning set forth in the MDSA.

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1.66 “Commercial Manufacture” has the meaning set forth in the MDSA.

1.67 “Commercial Manufacturing Agreement” has the meaning set forth in the MDSA.

1.68 “Commercial Readiness” means the point in time, prior to [***], at which Genentech seeks to ensure readiness for market launch of such Collaboration Product [***] in accordance with [***]

1.69 “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Collaboration Product, including activities related to marketing, promoting, distributing, and importing such Collaboration Product. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.70 “Commercialization Plan” has the meaning set forth in Section 2.9.2(b).

1.71 “Commercially Reasonable Efforts” means, with respect to the performance of Development, Commercialization or Manufacturing activities with respect to a Collaboration Product or the performance of activities with respect to the Research Plan, the carrying out of such activities using efforts and resources comparable to the efforts and resources that such Party would typically devote [***]

1.72 “Commissioning” has the meaning set forth in the MDSA.

1.73 “Committees” has the meaning set forth in Section 2.1.

1.74 “Committee Co-Chair” has the meaning set forth in Section 2.2.

1.75 “Competing Program” means any program described in clause (a) or clause (b)(i) of the definition of [***]

1.76 “Competitive Product” means [***]

1.77 “Competitive Product Infringement” has the meaning set forth in Section 10.5.2(b)(ii).

1.78 “Compliance Requirements” has the meaning set forth in the MDSA.

1.79 “Compulsory Sublicense” means a license or sublicense granted to a Third Party (a “Compulsory Sublicensee”) through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to Manufacture, use, sell, offer for sale, import or export a Collaboration Product in any country in the Territory.

1.80 “Conduct” means, with respect to any Clinical Study, to (a) sponsor or conduct, directly or indirectly through an Affiliate or Third Party, such Clinical Study; or (b) provide to an Affiliate or Third Party funding for, or clinical supplies for use in, such Clinical Study.

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1.81 “Confidential Information” has the meaning set forth in Section 11.1.

1.82 “Confidentiality Agreements” means the following agreements: (a) that certain Non-Disclosure Agreement between BNT and Roche, dated June 1, 2014 and (b) that certain Letter between BNT and GNE, dated March 13, 2015, as amended May 7, 2015.

1.83 “Consensus Clinical Studies” has the meaning set forth in Section 2.7.2.

1.84 “Control” or “Controlled” means the (a) with respect to Know-How, Patents and Regulatory Documentation or other intellectual property rights, possession by a Party (whether directly or indirectly and whether by ownership, license or otherwise) (other than by operation of the license and other grants in Article 9) of, (1) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms and conditions set forth herein, or (2) with respect to Patents, intangible Know-How, Regulatory Documentation or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) (including the right to reference Regulatory Documentation) under such Patents, intangible Know-How, Regulatory Documentation or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (1) and (2) without breaching the terms of any agreement with a Third Party, or (b) with respect to any product or agent, the exclusive right (whether by ownership or exclusive license) to develop and commercialize such product or agent in any Major Market.

1.85 “Controlling Litigation Party” has the meaning set forth in Section 10.5.4.

1.86 “Controlling Party” has the meaning set forth in Section 10.3.2.

1.87 “Co-Promote” or “Co-Promotion” has the meaning set forth in Section 6.5.4.

1.88 “Co-Promotion Agreement” has the meaning set forth in Section 6.5.3.

1.89 “Co-Promotion Candidate Product” means a GDP Collaboration Product (other than a GDP Collaboration Product with respect to which a BioNTech Co-Funding Rejection has occurred) for which [***] there are, at the Effective Date, [***]

1.90 “Co-Promotion Exercise Period” means, with respect to a Co-Promotion Candidate Product [***], the period beginning on [***] and ending [***] in accordance with Section 6.5.2(a).

1.91 “Co-Promotion Option” has the meaning set forth in Section 6.5.1.

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1.92 “Co-Promotion Potential Territory” means the Major Markets [***]

1.93 “Co-Promotion Product” has the meaning set forth in Section 6.5.2.

1.94 “Co-Promotion Territory” has the meaning set forth in Section 6.5.1.

1.95 “Copyleft Software” has the meaning set forth in Section 12.2.1(k).

1.96 “Core Facility” has the meaning set forth in the MDSA.

1.97 “Corporate Names” means the Trademarks and logos identified on Schedule 1.97 and such other names and logos as BioNTech or Genentech may designate in writing from time to time.

1.98 “Course of Therapy” means [***]

1.99 “Covered by” or “Covers,” or the like, means, with respect to a given product (including a Collaboration Product), that the sale, offer for sale or import of such product (including a Collaboration Product), but for ownership of, or a license granted in this Agreement under, the relevant Patent would infringe a Valid Claim of such Patent in the country of sale on the date of sale.

1.100 “CREATE Act” has the meaning set forth in Section 10.2.4.

1.101 “Declined BioNTech Core Patent” has the meaning set forth in Section 10.5.2(b)(iv).

1.102 “Deemed Opt-Out” has the meaning set forth in Section 8.5.3.

1.103 “Default Notice” has the meaning set forth in Section 14.2.

1.104 “Defend” or “Defense” has the meaning set forth in Section 10.5.3.

1.105 “Defending Party” has the meaning set forth in Section 10.5.3.

1.106 “Deferral Period” has the meaning set forth in Section 8.2.2(a).

1.107 “Detail” means, with respect to a Co-Promotion Product in the Co-Promotion Territory, a face-to-face sales call in which the sales representative makes a presentation of such Co-Promotion Product to a physician or other medical professional licensed to prescribe drugs, such that the relevant characteristics of such Co-Promotion Product are described by the sales representative in a fair and balanced manner consistent with the requirements of this Agreement, the Co-Promotion Agreement and Applicable Promotional Law and in a manner that is customary in the industry for the purpose of promoting a prescription Pharmaceutical Product. When used as a verb, “Detail” means to engage in a Detail.

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1.108 “Development” means all activities related to preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies (including Clinical Studies), manufacturing (including Manufacturing) in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for a Collaboration Product. When used as a verb, “Develop” means to engage in Development.

1.109 “Development Costs” has the meaning set forth in Schedule 1.8.

1.110 “[***] IP” has the meaning set forth in 10.6.3.

1.111 [***]

1.112 “Disclosing Party” has the meaning set forth in Section 11.1.

1.113 “Disclosure” has the meaning set forth in Section 11.4.

1.114 “Dispute” or the like, means any controversy, claim or legal proceeding arising out of or relating to this Agreement, or the breach, termination or invalidity thereof. Notwithstanding the foregoing, Disputes shall not include any disagreements solely about decisions for which one Party has final decision-making authority under this Agreement, including under Article 2.

1.115 [***] has the meaning set forth in Section 5.3.2(a).

1.116 “Dollars” or “$” means United States Dollars.

1.117 “Drug Approval Application” means a New Drug Application or BLA as defined in the FFDCA or PHSA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.118 “Effective Date” has the meaning set forth in Section 14.1.2.

1.119 “EMA” means the European Medicines Agency and any successor agency thereto.

1.120 “Enforce” or “Enforcement” has the meaning set forth in Section 10.5.2(a).

1.121 “Engineering Runs” has the meaning set forth in the MDSA.

1.122 “EUFETS” means EUFETS GmbH.

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1.123 “EUFETS Facility” has the meaning set forth in the MDSA.

1.124 “EURIBOR” means the Euro Interbank Offered Rate for deposits in Euros having a maturity of one month published by the European Money Markets Institute, as adjusted from time to time on the first business day of each month.

1.125 “European Union” or “EU” means the economic and political union of the countries of Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, the United Kingdom and any additional countries that may subsequently become members thereof (irrespective of whether such countries remain in such union). For purposes of this Agreement, Switzerland, Norway and the United Kingdom shall be deemed included within the definition of “European Union.”

1.126 “Exchange” has the meaning set forth in Section 11.4.

1.127 “Exclusivity Period” has the meaning set forth in Section 9.7.

1.128 “Execution Date” has the meaning set forth in the preamble hereto.

1.129 “Existing BioNTech Product” means a product described in the clinical trial protocols for the Ongoing Clinical Studies identified in Schedule 4.3.1, as such protocols were provided by BioNTech to Genentech prior to the Execution Date.

1.130 “Existing [***] Product” has the meaning set forth in Section 15.2.2(b).

1.131 “Existing Third Party In-License Agreements” has the meaning set forth in Section 12.2.2(a).

1.132 “Existing Third Party In-License Agreement Royalty Payments” means the royalty payments owed based on the sales of Collaboration Products under the Existing Third Party In-License Agreements set forth in Schedule 1.132.

1.133 “Exploit” means to make, have made, import, use, sell, or offer for sale a Collaboration Product, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, or have sold or otherwise dispose of such Collaboration Product.

1.134 “Exploitation” means the act of Exploiting a Collaboration Product.

1.135 “Ex-U.S. Territory Activities” has the meaning set forth in Section 8.13.2.

1.136 “Facility” has the meaning set forth in the MDSA.

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1.137 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.138 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.139 “Field” means all uses.

1.140 “Financial Party” means a private equity firm, investment fund, pension fund or venture capital fund that in each case does not, directly or indirectly, except through a passive investment interest, operate a business other than the investment or portfolio management business including any venture capital arm of a pharmaceutical or biotechnology company or group provided that such venture capital arm of a pharmaceutical or biotechnology company or group has implemented and continues to maintain and comply with written procedures to prevent disclosure to and use by those parts of the pharmaceutical or biotechnology company or group which are active in the research, development, manufacture or commercialization of Pharmaceutical Products of: (a) Collaboration Product Clinical Study Data, (b) the GDP (other than a high level summary of status and results), (c) the Neoepitope Prediction Algorithm, (d) any Confidential Information of Genentech, or (e) Genentech Know-How.

1.141 “First Commercial Sale” means, with respect to a Collaboration Product or Reversion Product and a country (or the Territory, as applicable), the first invoiced sale for monetary value for use or consumption by the end user of such Collaboration Product or Reversion Product in such country (or the Territory) after Regulatory Approval for such Collaboration Product or Reversion Product has been obtained in such country (or the Territory). Sales prior to receipt of Regulatory Approval for such Collaboration Product or Reversion Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.142 [***]

1.143 [***]

1.144 “Frontline Indication” means an Indication for use of a Collaboration Product as a first-line therapy or component of such therapy.

1.145 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of eighteen hundred (1800) hours per Calendar Year) of work directly related to the applicable activity.

1.146 “FTE Costs” means, [***]

1.147 “FTE Rate” means [***]

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1.148 “Fully-Burdened Manufacturing Cost” has the meaning set forth in Schedule 1.8.

1.149 “Future Acquirer” means the Third Party to any Change in Control transaction and such Third Party’s Affiliates immediately prior to the Change in Control.

1.150 “GDP Budget” means the forecasted annual budget for the Development Activities under the GDP, which budget shall be for informational purposes only, and therefore non-binding on the Parties. The current non-binding estimate of the GDP Budget for 2016 and forecasts for the years from 2017 to 2019 are set forth in Schedule 1.150, for informational purposes only.

1.151 ”GDP Collaboration Product” means a Collaboration Product Developed under the GDP or with respect to which a BioNTech Indication Opt-In Fee or a Genentech Indication Co-Funding Fee, as applicable, is due or paid.

1.152 “GDP Indication” means any Indication that has been, is being or will be Developed under the GDP.

1.153 “Genentech” has the meaning set forth in the preamble hereto.

1.154 “Genentech Agent” means any Pharmaceutical Product Controlled by Genentech, an Affiliate of Genentech or a Third Party Collaborator (to the extent the collaboration by Genentech or its Affiliates with such Third Party Collaborator relates to such Genentech Agent).

1.155 “Genentech Collaboration Product” has the meaning set forth in Section 2.7.2(c).

1.156 “Genentech Core Patents” means the Patents listed on Schedule 1.156, and all Patents claiming priority thereto or claiming priority to a priority document thereof.

1.157 “Genentech Indication” has the meaning set forth in Section 2.7.2(c).

1.158 “Genentech Indication Co-Funding Fee” has the meaning set forth in Section 8.3.

1.159 “Genentech IP” means, collectively, Genentech Know-How, Genentech Patents, and Genentech Core Patents.

1.160 “Genentech Know-How” means any Neoepitope Prediction Algorithms and any other Know-How, in each case, that is either (a) both (i) Controlled by GNE as of the Execution Date or at any time thereafter until the end of the Term; and (ii) necessary or useful to research, develop, commercialize, make, have made, use, offer for sale, sell and import Pharmaceutical Products that comprise (A) one or more Neoepitope RNA(s), but not any Non-Neoepitope RNA(s) or (B) one or more Permitted Hybrid Neoepitope RNA(s), but not any Non-Neoepitope RNA(s) or (b) Controlled by Roche as of the Effective Date or during the Term and used or disclosed to BioNTech in the performance of the Research Plan, GDP or CMC Development Plan; provided, however, that Genentech Know-How specifically excludes Collaboration Know-How.

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1.161 “Genentech Marketing Authorization” has the meaning set forth in Section 5.1.

1.162 “Genentech Molecule Clinical Study Data” means all Clinical Data related [***]

1.163 “Genentech Opt-In Period” has meaning set forth in Section 4.5.5(a).

1.164 “Genentech Patents” means all Patents that (a) are Controlled by Genentech as of the Execution Date or at any time thereafter until the end of the Term; (b) [***]; and (c) Cover Genentech Know-How; provided, however, that Genentech Patents specifically exclude Collaboration Patents and Genentech Core Patents.

1.165 “Genentech Reversion IP” means Genentech IP other than Diagnostics IP that both (a) was actually used or generated by Genentech with respect to a Termination Product, and (b) is necessary to continue Development, Manufacture or Commercialization without unreasonable delay of such Termination Product.

1.166 “Genentech Study” has the meaning set forth in Section 2.7.2(c).

1.167 “Genentech Tumor Type” means any of the tumor types set forth on Schedule 1.167, subject to Section 4.5.3, and subject to any replacement tumor type that Genentech may elect through written notice to BioNTech at any time prior to the Trigger Point (provided that at the time of such replacement notice such replacement tumor type is not part of a BioNTech Indication), to exchange for any then-current Genentech Tumor Type.

1.168 “Global Development Plan” or “GDP” means a Development plan setting forth in reasonable detail specific Clinical Studies and other Party Development Activities to be performed with respect to GDP Collaboration Product(s), which plan shall allocate responsibility for such Clinical Studies and Party Development Activities between the Parties.

1.169 “Good Clinical Practices” or “cGCPs” has the meaning set forth in the MDSA.

1.170 “Good Laboratory Practices” or “cGLPs” has the meaning set forth in the MDSA.

1.171 “Good Manufacturing Practices” or “cGMPs” has the meaning set forth in the MDSA.

1.172 “Governmental Authority” means any U.S. federal, state, local, or any non-U.S. government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

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1.173 “GTT Proposed Study” has the meaning set forth in Section 4.5.3.

1.174 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.175 “HSR Filing” has the meaning set forth in Section 14.1.1.

1.176 “[***]

1.177 “IFRS” means International Financial Reporting Standards.

1.178 “IND” means (a) in the United States (i) an investigational new drug application filed with the FDA for authorization to conduct Clinical Studies and (ii) all supplements and amendments that may be filed with respect to the foregoing; and (b) any foreign counterpart of the foregoing.

1.179 “Indemnification Claim Notice” has the meaning set forth in Section 13.4.

1.180 “Indemnified Party” has the meaning set forth in Section 13.4.

1.181 “Independent Facility” has the meaning set forth in the MDSA.

1.182 “Indication” means the therapeutic indication for use defined in the applicable IND or any Marketing Authorization for a Collaboration Product. [***]

1.183 “Indication Studies” has the meaning set forth in Section 4.5.1.

1.184 “Information” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; Regulatory Authority documentation, correspondence and communications (oral or written); and analytical assays and test methods; in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.185 “Infringement” has the meaning set forth in Section 10.5.1(a).

1.186 “Initiation” or “Initiate” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

1.187 “IVAC 2.0 Process” has the meaning set forth in the MDSA.

1.188 “IVAC 2.1 Process” has the meaning set forth in the MDSA.

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1.189 “IVAC x.y Process” has the meaning set forth in the MDSA.

1.190 “IVAC Trademark” means the mark described in Schedule 1.190.

1.191 “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.1.

1.192 “Joint Confidential Information” has the meaning set forth in Section 11.1.

1.193 “Joint Development Activities” has the meaning set forth in Section 4.4.1.

1.194 “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1.

1.195 “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 2.1.

1.196 “Joint Research Committee” or “JRC” has the meaning set forth in Section 2.1.

1.197 “Key Jurisdictions” has the meaning set forth in Section 10.3.1(c)(i)

1.198 “Know-How” means any Information, ideas, data, inventions, works of authorship, trade secrets, [***], technology, or materials, including formulations [***], molecules (including RNAs), assays, reagents, reference standards, compositions, human or animal tissue, samples or specimens, techniques, methods, procedures, processes, results, model designs and data bases, test data (including pharmacological, toxicological, immune monitoring, sequencing, pharmacokinetic and preclinical and clinical information and test data, and statistical analysis) and components thereof.

1.199 “Licensure” has the meaning set forth in the MDSA.

1.200 “Losses” has the meaning set forth in Section 13.1.

1.201 “Major Markets” means the United States, Germany, the United Kingdom, France, Italy and Spain.

1.202 “Major Regulatory Filing” has the meaning set forth in Section 5.4.3.

1.203 “Major Regulatory Jurisdictions” has the meaning set forth in Section 5.4.3.

1.204 “Manufacture” and “Manufacturing” has the meaning set forth in the MDSA.

1.205 “Manufacturing Development and Supply Agreement” or “MDSA” has the meaning set forth in Section 7.1.

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1.206 “Manufacturing Documentation” has the meaning set forth in the MDSA.

1.207 “Manufacturing Network” has the meaning set forth in the MDSA.

1.208 “Manufacturing Network Plan” has the meaning set forth in the MDSA.

1.209 “Manufacturing Operations Strategy” has the meaning set forth in the MDSA.

1.210 “Manufacturing Process” has the meaning set forth in the MDSA.

1.211 “Marketing Authorization” means regulatory approval (whether a Non-Accelerated Marketing Authorization or an Accelerated Marketing Authorization) [***] required to sell one or more Collaboration Products for any Indication in accordance with the Applicable Laws of a given country or territory. [***]

1.212 “Marketing Study” means a human clinical study of a Collaboration Product conducted following Initiation of a Pivotal Study for such Collaboration Product that is not required for receipt of Marketing Authorization (whether such human clinical study is conducted prior to or after receipt of such Marketing Authorization) and is not a Post-Approval Commitment, but that may be useful in support of the post-Marketing Authorization Exploitation of such Collaboration Product.

1.213 “Markings” has the meaning set forth in Section 6.4.2.

1.214 [***]

1.215 “Mechanical Completion” has the meaning set forth in the MDSA.

1.216 “Medical Affairs Activities” means, with respect to any country in the Territory, the coordination of medical information requests and field based medical scientific liaisons with respect to Collaboration Products, including activities of medical scientific liaisons, activities involving key opinion leaders, and the provision of medical information services with respect to a Collaboration Product.

1.217 “Melanoma Follow-Up Study” has the meaning set forth in Section 4.3.2(a).

1.218 “Neoepitope(s)” means an epitope of a polypeptide arising in a tumor cell, where the epitope comprises a polypeptide that reflects: (a) a non-inherited DNA mutation, (b) a tumor specific RNA sequence alteration, or (c) an alternative tumor-specific translation start site in the tumor cell [***]

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1.219 “Neoepitope Prediction Algorithm” means a methodology of predicting Neoepitopes based on Patient Sequencing, including algorithms, designs, structures, features, functions, processes, and systems, and the underlying software programs (including libraries, databases, scripts, object and source code) (“Neoepitope Prediction Software”), and any other related Know-How necessary or useful to use, develop, reproduce, prepare derivative works, distribute, display and perform any of the Neoepitope Prediction Software, and all intellectual property rights other than Patents in any of the foregoing.

1.220 “Neoepitope Prediction Software” has the meaning set forth in Section 1.219.

1.221 “Neoepitope RNA(s)” means a single stranded nucleic acid polymer comprising one or more ribose sugars that is capable of being translated into a polypeptide and encoding one or more Neoepitope(s) [***]

1.222 “Net Profits” and “Net Losses” have the meaning set forth in Schedule 1.8.

1.223 “Net Sales” has the meaning set forth in Schedule 1.8.

1.224 “New Partnership Audit Procedures” means the amendments to the Code that were enacted as section 1101 of the Bipartisan Budget Act of 2015, P.L. 114-74.

1.225 “Next Generation Sequencing” or “NGS” means non-Sanger-based whole exome high-throughput nucleic acid sequencing technology to be used in the Manufacturing Process to identify Neoepitopes.

1.226 “Non-Accelerated Marketing Authorization” means a Marketing Authorization other than one obtained pursuant to an accelerated approval procedure under 21 C.F.R. part 314, subpart H, 21 C.F.R. part 601, subpart E, or FFDCA section 506 or any foreign equivalents thereof.

1.227 “Non-Breaching Party” has the meaning set forth in Section 14.2.

1.228 “Non-Controlling Party” has the meaning set forth in Section 10.3.2.

1.229 [***]

1.230 [***]

1.231 [***]

1.232 “Ongoing Clinical Studies” has the meaning set forth in Section 4.3.1.

1.233 “Ongoing Knowledge Transfer” has the meaning set forth in Section 2.19.2(c).

1.234 “Operational Readiness” has the meaning set forth in the MDSA.

1.235 “Opt-In Right” has the meaning set forth in Section 4.5.5(a).

1.236 “Opt-Out” has the meaning set forth in Section 8.5.1.

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1.237 “Opt-Out Commencement Date” has the meaning set forth in Section 8.5.1.

1.238 “Outside Patent Litigation Counsel” has the meaning set forth in Section 10.5.4.

1.239 “Outside Patent Prosecution Counsel” has the meaning set forth in Section 10.3.2.

1.240 “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.241 “Party Development Activities” means Development activities conducted in support of obtaining or maintaining Regulatory Approval of a Collaboration Product in a country in the Territory (other than research activities under the Research Plan), including Joint Development Activities, CMC Development Plan activities, Ongoing Clinical Studies, BioNTech Studies, Genentech Studies and any Post-Approval Commitments and Marketing Studies.

1.242 “Patents” means all patents and patent applications in any country in the world, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all non-United States counterparts of any of the foregoing.

1.243 “Patient Sequencing” means the identification of nucleotide or amino acid sequence, including through the use of Next Generation Sequencing, based upon a Biosample collected from a patient.

1.244 “Payee” has the meaning set forth in Section 8.11.2.

1.245 “Payor” has the meaning set forth in Section 8.11.2.

1.246 [***]

1.247 [***]

1.248 [***]

1.249 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.250 [***]

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1.251 “Pharmaceutical Product” means any medicament that is developed to treat, cure or prevent a disease in humans and is subject to approval by a Regulatory Authority.

1.252 “Pharmacovigilance Agreement” has the meaning set forth in Section 5.8.

1.253 “Phase I Clinical Study” means a Clinical Study, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients or similar Clinical Study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.21(a), as amended.

1.254 “PHSA” means the United States Public Health Service Act, as amended from time to time.

1.255 “Pilot Facility” has the meaning set forth in the MDSA.

1.256 “Pivotal Study” means a Clinical Study of a Collaboration Product that is designed to demonstrate, along with previously conducted studies, substantial evidence of its effectiveness and provide sufficient information to determine whether it is safe, pure and potent for use under conditions prescribed, recommended, or suggested in proposed labeling to obtain a Marketing Authorization (including an Accelerated Marketing Authorization) of such Collaboration Product, including all tests and studies that are required by the FDA or any other Regulatory Authority from time to time, pursuant to Applicable Law or otherwise.

1.257 “Post-Approval Commitment” means a human Clinical Study for a Collaboration Product conducted after Marketing Authorization of such Collaboration Product has been obtained from an appropriate Regulatory Authority due to a request or requirement of such Regulatory Authority.

1.258 “Post-Term License Notice” has the meaning set forth in Section 14.5.4.

1.259 “Preclinically Developing” means, [***]

1.260 “Product Labeling” means, with respect to a Collaboration Product in a country in the Territory, (a) the Regulatory Authority-approved prescribing information for such Collaboration Product for such country, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Collaboration Product in such country.

1.261 “Product Trademarks” means the Trademark(s) to be used for the Commercialization of Collaboration Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, the Corporate Names and any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.262 “Proposed Study(ies)” has the meaning set forth in Section 4.5.1.

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1.263 “Prosecution and Maintenance” or “Prosecute and Maintain,” with respect to a given Patent, means all activities associated with the preparation, filing, prosecution, and maintenance of such Patent, as well as supplemental examinations, re-examinations, reissues, applications for patent term extensions, calculation and applications for patent term adjustments, supplementary protection certificates, and the like with respect to such Patent. In addition, Prosecute and Maintain shall include any actions associated with obtaining additional patent protection of the disclosure of a given Patent following a notice of allowance of such Patent or keeping a patent application pending for strategic reasons (e.g. through the filing of continuation applications, continuation-in-part applications, divisional applications or other substitute applications). For clarity, Prosecute and Maintain shall not include any such actions with respect to a Patent brought by a Third Party, including any reexaminations, inter partes reviews, and post grant reviews, as well as interferences and derivation proceedings, oppositions and other similar proceedings brought by a Third Party with respect to such Patent.

1.264 “Publication Plan” means a [***] overall scientific communication and publication plan developed each year by the Joint Research Team and the Joint Development Team and approved by the Joint Research Committee and the Joint Development Committee, that sets forth, for such year, [***]

1.265 [***]

1.266 [***]

1.267 “Qualification Batch” has the meaning set forth in the MDSA.

1.268 “Quality Agreement” has the meaning set forth in the MDSA.

1.269 “Receiving Party” has the meaning set forth in Section 11.1.

1.270 “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Investigational New Drug Applications (“INDs”) or Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Manufacture, use, store, import, transport, commercially distribute, sell, or market in such country a Collaboration Product including, where applicable, (a) pricing or reimbursement approval in such country, (b) post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval.

1.271 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities regulating or otherwise exercising authority with respect to the research, development, manufacture, commercialization, making, having made, use, offering for sale, sale or importation of Collaboration Products.

1.272 “Regulatory Data” means collectively all non-clinical and Clinical Data, CMC data and Information and other Information, results, and analyses with respect to any Party Development Activities.

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1.273 “Regulatory Data Exclusivity” means an exclusive right, other than through the issuance of a patent, lawfully granted by a Governmental Authority, to market, or to rely on certain data in supporting the marketing of, a Collaboration Product or Reversion Product, as applicable, in that country in respect of which that Governmental Authority has jurisdiction conferred on it by Applicable Law, which exclusive right effectively prohibits reliance on the regulatory submissions made with respect to such product, directly or indirectly and in whole or in part, in that country for the relevant time period.

1.274 “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications and other Major Regulatory Filings), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (c) Regulatory Data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) relating to a Collaboration Product.

1.275 “Regulatory Expenses” has the meaning set forth in Schedule 1.8.

1.276 “Rejects,” and with correlative meaning “Rejected” and “Rejection,” has the meaning set forth in Section 4.5.2(d).

1.277 “Research Plan” has the meaning set forth in Section 3.1.1.

1.278 “Research Term” means the period commencing on the Effective Date and, unless earlier terminated in accordance herewith, ending on [***], unless extended by mutual written agreement of GNE and BioNTech.

1.279 “Reversion Product” means any Pharmaceutical Product that [***]

1.280 “Right of Reference or Use” means the right to cross reference, copy, incorporate by reference or rely upon any Regulatory Documentation solely for the purposes of obtaining or maintaining Regulatory Approval or Marketing Authorization for a Collaboration Product, including (1) a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b) in the United States, (2) any analogous procedures with respect to biologics or BLAs in the United States and (3) any equivalents thereof outside the United States.

1.281 “ROFN” has the meaning set forth in Section 9.6.3.

1.282 “ROFN Election Notice” has the meaning set forth in Section 9.6.3.

1.283 “ROFN Exercise Period” has the meaning set forth in Section 9.6.3.

1.284 “ROFN Licensable Subject Matter” has the meaning set forth in Section 9.6.3.

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1.285 “ROFN License Agreement” has the meaning set forth in Section 9.6.3.

1.286 “ROFN Notice” has the meaning set forth in Section 9.6.3.

1.287 “Royalty Product” has the meaning set forth in Schedule 1.8.

1.288 “Royalty Rate” has the meaning set forth in Section 8.6.1.

1.289 “Royalty Term” has the meaning set forth in Schedule 1.8.

1.290 “Sales” has the meaning set forth in Schedule 1.8.

1.291 “Shared Development Costs” has the meaning set forth in Schedule 1.8.

1.292 [***].

1.293 [***]

1.294 “Signatories” means RNP, BNT, GNE and Roche, each of which is a “Signatory”.

1.295 “Start-up” has the meaning set forth in the MDSA.

1.296 “Study Proposal” has the meaning set forth in Section 4.5.1.

1.297 “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by either Party (other than through a Compulsory Sublicense) as provided in Section 9.3 (other than any sublicense under Section 9.1.2 or Section 9.2.2).

1.298 [***]

1.299 “Team” has the meaning set forth in Section 2.3.

1.300 “Team Co-Leader” has the meaning set forth in Section 2.3.

1.301 “TECENTRIQ®” means that certain proprietary product of Genentech having as its active ingredient atezolizumab.

1.302 “Technology Platform” has the meaning set forth in the MDSA.

1.303 “Technology Platform Roadmap” has the meaning set forth in the MDSA.

1.304 “Technology Platform Strategy” has the meaning set forth in the MDSA.

1.305 “Technology Transfer” has the meaning set forth in the MDSA.

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1.306 “Term” has the meaning set forth in Section 14.1.2.

1.307 “Termination Product” means a [***] as of the effective date of termination of this Agreement.

1.308 “Territory” means the entire world.

1.309 “Third Party” means any Person other than a Party or any of its Affiliates.

1.310 “Third Party Claims” has the meaning set forth in Section 13.1.

1.311 “Third Party Collaborator” means a Third Party [***]

1.312 “Third Party Infringement Claim” has the meaning set forth in Section 10.5.1(b).

1.313 “Third Party IP” has the meaning set forth in Section 10.6.3.

1.314 “Third Party IP Payments” has the meaning set forth in Section 10.6.3(b).

1.315 “Third Party Product” means a product comprising one or more Neoepitope RNA(s) with respect to which [***]

1.316 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.317 [***]

1.318 [***]

1.319 [***].

1.320 [***].

1.321 [***]

1.322 [***]

1.323 “United States” or “U.S.” means the United States of America, its territories and possessions, Guam and the Commonwealth of Puerto Rico.

1.324 [***]

1.325 “Valid Claim” means [***]

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1.326 “VAT” means within the European Union such Taxes (as defined in Section 8.11.6) as may be levied in accordance with (but subject to derogation from) Council Directive 2006/112/EC and outside the European Union any Taxes levied by reference to added value or sales.

1.327 “Voting Stock” has the meaning set forth in the definition of “Change in Control.”

1.328 “Working Group” has the meaning set forth in Section 2.16.

1.329 [***]

1.330 [***].

ARTICLE 2.

GOVERNANCE

2.1 Establishment of Governance Committees. Within [***] days of the Effective Date, or as otherwise specified below, Genentech and BioNTech shall establish the following committees to have strategic oversight of the joint research, Development, regulatory, and Manufacturing activities for Collaboration Products: a Joint Research Committee (“JRC”) with responsibility for overseeing, coordinating and expediting the activities under the Research Plan and the Joint Research Team’s activities related thereto; a Joint Development Committee (“JDC”) with responsibility for overseeing, coordinating and expediting the Global Development Plan and other activities specified below in Section 2.7.1 and the Joint Development Team’s activities related thereto; a Joint Manufacturing Committee (“JMC”) with responsibility for overseeing, coordinating and expediting all clinical and commercial Manufacturing activities, including clinical and commercial NGS and Neoepitope prediction, production planning, supply chain management, and activities to scale and improve existing Manufacturing processes; and within [***], a Joint Commercialization Committee (“JCC”) with responsibility for [***] coordinating any Co-Promotion activities related thereto in accordance with this Agreement and the Co-Promotion Agreement. Each of the JRC, JDC, JMC and JCC is sometimes referred to individually herein as a “Committee” and collectively as the “Committees.”

2.2 Committee Membership. Each of the Committees shall be comprised of at least [***] but no more than [***] representatives designated by each Party (except with respect to the JMC, which shall have no more than [***] representatives per Party) and [***] number of representatives. The representatives shall be appropriate (in terms of their seniority, availability, function in their respective organizations, training and experience) for the tasks then being undertaken and the stage of Development, Manufacturing or Commercialization of Collaboration Products for which joint activities will be performed. Each Party shall designate one of its representatives as its primary contact for Committee matters (such Party’s “Committee Co-Chair”). A Party may replace any or all of its representatives (and designated Committee Co-Chair) at any time by informing the other Party’s Alliance Manager in advance, in writing (which may be by email). The initial members of the Committees are listed in Schedule 2.2.

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2.3 Team Membership. Each Committee may establish teams from time-to-time, with a defined scope and duration, to carry out the activities of such Committee. Within [***] days of the Effective Date, a Joint Research Team shall be established to conduct the work being overseen by the JRC, a Joint Development Team shall be established to conduct the work being overseen by the JDC, and a Joint Manufacturing Team shall be established to conduct the work being overseen by the JMC. Each of the JRT, JDT and JMT is sometimes referred to individually herein as a “Team” and collectively as the “Teams.” Each of the Teams shall be composed of representatives designated by each Party and [***] number of representatives. The Teams shall include individuals with expertise and responsibilities appropriate (in terms of their seniority, availability, function in their respective organizations, training and experience) for the tasks then being undertaken and the stage of Development, Manufacturing or Commercialization of Collaboration Products for which joint activities will be performed. Each Party shall designate one of its representatives as its primary contact for Team matters (such Party’s “Team Co-Leader”). A Party may replace any or all of its representatives (and designated Team Co-Leader) at any time by informing the other Team Co-Leader in advance, in writing (which may be by email).

2.4 Meetings; Participation. Once established, a Committee or Team shall meet at least [***] (unless otherwise agreed by the Parties) and at such other times as deemed appropriate by the Committee or Team. The presence of at least [***] shall constitute a quorum at a Committee meeting. The Committee or Team may meet in person or via teleconference, video conference or the like, provided that at least [***] per Calendar Year shall be held in person, unless otherwise agreed by the Parties. Each Party shall bear the expense of its respective representatives’ participation in Committee or Team meetings. If a Party’s representative is unable to attend a given meeting, such Party may designate a knowledgeable alternate to attend such meeting and perform the functions of such representative. Each Party may invite a reasonable number of non-voting employees, consultants or scientific advisors to attend Committee or Team meetings, provided that such invitees are bound by appropriate confidentiality obligations. In addition to formal meetings, the Committee and Team representatives shall communicate as necessary to ensure appropriate progress in their respective areas of accountability.

2.5 Minutes; Other Documentation. Promptly after a Committee or Team is established, it shall hold an organizational meeting to define such procedures and mechanisms as may be reasonably necessary for its operation to assure the efficient conduct of each Party’s obligations under this Agreement. Genentech shall be responsible for keeping minutes of Committee and Team meetings that record in writing all decisions made, action items assigned or completed and other appropriate matters. Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval by each Party. A decision that may be made at a Committee or Team meeting may also be made, without a meeting, if such decision is agreed to in writing (which may be by email) by each Party’s Committee Co-Chair or Team Co-Leader, as the case may be (or its designee), provided that each Party’s writing clearly indicates that such decision is a formal decision by such Party’s Committee Co-Chair or Team Co-Leader. Any modifications to the plans and budgets approved at a Committee meeting shall constitute an amendment to such plan or budget upon approval by both Parties of the meeting minutes related thereto.

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2.6 Joint Research Committee.

2.6.1 Responsibilities of the JRC. The Joint Research Committee shall be responsible for performing the following functions:

(a) review progress reported by the Joint Research Team with respect to activities under the approved Research Plan;

(b) address and coordinate the resolution of issues that may arise relating to the Initial Knowledge Transfer and the Ongoing Knowledge Transfer in each case to the extent relating to the activities under the approved Research Plan;

(c) review and approve amendments to the Research Plan as proposed by the Joint Research Team as well as any “Non-Clinical GDP Activities” set forth in the GDP;

(d) together with the Joint Development Committee, review the annual Publication Plan developed by the Joint Research Team together with the Joint Development Team, and approve the portion of such plan addressed to research publications;

(e) review and make recommendations to the JDC as to [***]

(f) ensure that each Party keeps the JRC informed regarding all material activities performed by such Party under this Agreement that are within the purview of the JRC; and

(g) perform such other functions as specified in this Agreement or as agreed to by the Parties in writing.

2.6.2 Decision-Making Authority. With respect to the responsibilities of the JRC, each Party shall [***], and the Parties shall attempt to make decisions [***]. In the event that agreement on a particular matter cannot be reached by the JRC within [***] Business Days or such longer period as the JRC members agree, after the JRC first meets to consider such matter, then such matter shall be [***]

2.6.3 Term of the JRC Operations. The JRC shall continue to exist until the first to occur of (a) the mutual agreement of the Parties to disband the JRC, (b) disbandment pursuant to Section 15.2, (c) disbandment pursuant to Section 2.18 or (d) the end of the Research Term. Thereafter, the JRC shall cease operations and perform no further functions hereunder and any responsibilities which would have been assigned to the JRC shall be responsibilities of the JDC [***].

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2.7 Joint Development Committee.

2.7.1 Responsibilities of the JDC. The Joint Development Committee shall be responsible for performing the following functions:

(a) review progress of Development and regulatory approval of Collaboration Products as reported by the Joint Development Team;

(b) address and coordinate the resolution of issues that may arise relating to the Initial Knowledge Transfer and the Ongoing Knowledge Transfer (in each case other than to the extent relating to activities under the Research Plan);

(c) review and decide [***]

(d) review and decide whether to (i) approve amendments to the GDP as proposed by the Joint Development Team or (ii) amend the GDP to include any additional Clinical Studies proposed by either Party (including Proposed Studies);

(e) approve new and amended GDP Budgets as proposed by the Joint Development Team;

(f) review and decide whether to approve any Proposed Studies as BioNTech Studies based upon the criteria set forth in Section 4.5.2;

(g) review and decide whether to approve any GTT Proposed Studies as BioNTech Studies based upon the criteria set forth in Section 4.5.3;

(h) review and decide whether to approve any proposed Melanoma Follow-Up Study based upon the criteria set forth in Section 4.3.2;

(i) oversee the Conduct and modification of Ongoing Clinical Studies (as set forth in Section 4.3.1), any Melanoma Follow-Up Studies (as set forth in Section 4.3.2) and any BioNTech Studies (as set forth in Section 4.5.4), and to review and decide whether to approve any material deviations from (i) the Ongoing Clinical Studies as such Clinical Studies exist as of the Execution Date (as set forth in Section 4.3.1), (ii) any Melanoma Follow-Up Studies as previously approved by the JDC (as set forth in Section 4.3.2) or (iii) any BioNTech Studies as previously approved by the JDC (as set forth in Section 4.5.4);

(j) together with the Joint Research Committee, review the annual Publication Plan developed by the Joint Development Team together with the Joint Research Team, and approve [***] the portion of such plan addressed to Development publications;

(k) ensure that each Party keeps the JDC informed regarding all material activities Conducted or otherwise performed by such Party under this Agreement that are within the purview of the JDC, including status updates of (i) BioNTech’s progress toward Developing BioNTech Collaboration Products (including Conducting BioNTech Studies) and (ii) Genentech’s progress toward Developing Genentech Collaboration Products (including Conducting Genentech Studies);

(l) perform such other functions as specified in this Agreement or as agreed to by the Parties in writing; and

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(m) oversee all Clinical Studies, comparator studies or investigator-sponsored studies of Collaboration Products Conducted by the Parties, regardless of which Party Conducts the studies or has final decision-making authority in matters related to such studies.

For clarity, all “Non-Clinical GDP Activities” included in the GDP shall not be subject to the decision-making by the JDC, but shall be controlled by the JRC.

2.7.2 Decision-Making Authority.

(a) With respect to the responsibilities of the JDC, each Party shall [***], and the Parties shall attempt to make decisions [***]

2.7.3 Term of the JDC Operations. The JDC shall continue to exist until the first to occur of (a) the mutual agreement of the Parties to disband the JDC, (b) disbandment pursuant to Section 15.2, (c) disbandment pursuant to Section 2.18 or (d) the end of the Term. Thereafter, the JDC shall cease operations and perform no further functions hereunder.

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2.8 Joint Manufacturing Committee.

2.8.1 Responsibilities of the JMC. The Joint Manufacturing Committee shall be responsible for performing the following functions:

(a) coordinate with the JDC and JCC to ensure adequate quantity, quality, and timeliness of supply of Collaboration Products to meet clinical and commercial needs worldwide;

(b) review and approve the initial plans (and any subsequent amendments) specified in the MDSA with regard to Manufacturing activities for the Collaboration Product, including the CMC Development Plan, Manufacturing Network Plan, Technology Transfer Plans and any other plan recommended by the JMT and approved by the JMC; in all cases, ensuring that the activities thereunder are performed in accordance with the MDSA, Quality Agreement and JMC-approved performance targets, timelines and budgets;

(c) review progress of, and provide guidance with respect to, CMC development activities and associated costs as reported by the JMT pursuant to the approved CMC Development Plan and annual budget;

(d) approve and oversee the development and implementation of the Manufacturing Process for clinical and commercial supply of Collaboration Product in accordance with the MDSA, applicable Quality Agreement, JMC-approved performance targets, timelines and budgets and [***];

(e) approve and oversee, with respect to clinical and commercial supply of Collaboration Product, the Technology Platform Strategy and Manufacturing Operations Strategy;

(f) oversee and monitor, with respect to Commercial Facilities within the Manufacturing Network, the progress of the activities required for construction, Mechanical Completion, Commissioning, Start-up (including Technology Transfer) and Licensure by the applicable Regulatory Authority;

(g) review and oversee the performance by Third Parties of certain Manufacture or supply obligations in accordance with the MDSA and applicable Quality Agreement;

(h) review and approve business processes for aligning patient demand forecast requirements with Manufacturing supply planning and scheduling requirements, and assess and resolve gaps between demand, and supply and Capacity plans;

(i) investigate and advise on Manufacturing, supply and quality issues;

(j) review, at least semi-annually, the performance under the MDSA by the Parties;

(k) review and recommend for approval by the Parties any changes to the MDSA, applicable Quality Agreement, Commercial Manufacturing Agreement or other subsequent agreement related to Manufacturing of Collaboration Product, each as proposed by the JMT;

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(l) coordinate and address the resolution of issues that may arise relating to implementation of the CMC Development Plan Manufacturing and Technology Transfers under the MDSA; and

(m) perform such other functions as specified in this Agreement or the MDSA or as agreed to by the Parties in writing.

For clarity, except for reports as provided in Section 2.2.5(c) of the MDSA, Independent Facilities are outside the scope of the JMC’s responsibilities.

2.8.2 Decision-Making Authority. With respect to the responsibilities of the JMC, each Party shall [***], and the Parties shall attempt to make decisions [***]. In the event that agreement on a particular matter cannot be reached by the JMC within [***] Business Days or such longer period as the JMC members agree, after the JMC first meets to consider such matter, then such matter shall be [***]

[***]

2.8.3 Term of the JMC Operations. The JMC shall continue to exist until the first to occur of (a) the mutual agreement of the Parties to disband the JMC, (b) disbandment pursuant to Section 15.2 (if elected by Genentech), (c) disbandment pursuant to Section 2.18 (provided that the JMC shall continue to exist for so long as set forth in Section 2.18) or (d) the expiration or termination of the MDSA. Thereafter, the JMC shall cease operations and perform no further functions hereunder. For the avoidance of doubt, in the case of survival of the MDSA, as specified herein in Section 7.3, 14.5, or 15.2, (i) the JMC shall continue to exist (until otherwise elected by Genentech), (ii) the JMC shall operate and perform its functions solely for the purpose of and in connection with coordinating and overseeing any remaining CMC Development Plan and Technology Transfer activities and any remaining Manufacturing and supply services, [***]

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2.9 Joint Commercialization Committee.

2.9.1 Establishment of the Joint Commercialization Committee. Within [***], the Parties shall establish a Joint Commercialization Committee with responsibility for [***] coordinating any Co-Promotion activities related thereto.

2.9.2 Responsibilities of the JCC. Upon establishment, the Joint Commercialization Committee shall be responsible for performing the following functions:

(a) oversight of [***];

(b) [***]

(c) [***], review and approve the co-promotion plan for the Co-Promotion Territory as prepared by Genentech;

(d) [***], serve as a forum for monitoring and coordinating matters relating to Co-Promotion of Collaboration Products in the Co-Promotion Territory;

(e) [***], oversee and coordinate the Parties’ Detailing activities of GDP Collaboration Products in the Co-Promotion Territory; and

(f) perform such other functions as specified in this Agreement or as agreed to by the Parties.

Each Party shall share with the other Party upon request, through the JCC, any marketing and sales information developed by such Party, including market research, sales force sizing and targeting information, in each case relating solely to GDP Collaboration Products. In addition, each Party shall provide to the JCC on a [***] basis a summary of all Commercialization activities with respect to GDP Collaboration Products undertaken by such Party.

2.9.3 Decision-Making Authority. With respect to the decision-making responsibilities of the JCC, each Party shall [***], and the Parties shall attempt to make decisions [***]. In the event that agreement on a particular matter cannot be reached in any JCC meeting, Genentech shall have the final decision-making authority with respect to such matter, which it may exercise following such meeting or at any time thereafter.

2.9.4 Term of the JCC Operations. The JCC shall continue to exist until the first to occur of (a) the mutual agreement of the Parties to disband the JCC, (b) disbandment pursuant to Section 15.2, (c) disbandment pursuant to Section 2.18 or (d) the end of the Term. Thereafter, the JCC shall cease operations and perform no further functions hereunder.

2.10 Joint Research Team.

2.10.1 Establishment of the Joint Research Team. The JRC may establish a Joint Research Team (“JRT”) to coordinate and implement all activities related to the research activities to be conducted by GNE and BioNTech pursuant to the Research Plan.

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2.10.2 Responsibilities of the JRT. The Joint Research Team shall be responsible for performing the following functions:

(a) implement the Research Plan, ensuring that activities thereunder are performed in accordance with the approved timelines;

(b) prepare draft amendments (as needed) to the Research Plan, and submit such amended Research Plan to the JRC for approval;

(c) ensure that each Party keeps the JRT informed regarding all material activities performed by such Party under this Agreement that are within the purview of the JRT;

(d) develop and implement, in collaboration with the Joint Development Team, the annual Publication Plan;

(e) discuss and attempt to resolve any disputed matters related to the research collaboration before referring such matters to the JRC; and

(f) perform such other functions as agreed to by the JRC or as specified in this Agreement.

2.10.3 Decision-Making Authority. With respect to the responsibilities of the JRT, each Party shall have [***], and the Parties shall attempt to make decisions [***]. In the event that agreement on a particular matter cannot be reached by the JRT within [***] Business Days or such longer period as the JRT members agree, after the JRT first meets to consider such matter, the matter shall be referred to the JRC, which shall resolve such matter in accordance with Section 2.6.2.

2.10.4 Term of the JRT Operations. The Joint Research Team shall continue to exist until the first to occur of (a) the decision of the JRC to disband the JRT or (b) the disbandment of the JRC or JRT otherwise pursuant to this Agreement. Thereafter, the JRT shall cease operations and perform no further functions hereunder.

2.11 Joint Development Team.

2.11.1 Establishment of the Joint Development Team. The Parties shall establish a Joint Development Team (“JDT”) to define, coordinate and implement all activities related to the Development of GDP Collaboration Products, including preclinical Development, clinical Development and regulatory filings (but excluding any research activities within the purview of the JRC (and JRT), any manufacturing activities within the purview of the JMC (and JMT) and any commercial activities within the purview of the JCC).

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2.11.2 Responsibilities of the JDT. The Joint Development Team shall be responsible for performing the following functions:

(a) implement the Global Development Plan, ensuring that activities thereunder are performed in accordance with the approved timelines;

(b) prepare draft amendments (as needed) to the Global Development Plan, and submit such amended Global Development Plans to the JDC for approval;

(c) prepare draft amendments (as needed) to the annual GDP Budget, and submit such annual GDP Budgets to the JDC for approval;

(d) ensure that each Party keeps the JDT informed regarding all material activities performed by such Party under this Agreement that are within the purview of the JDT;

(e) develop and implement, in collaboration with the Joint Research Team, the annual Publication Plan;

(f) discuss and attempt to resolve any disputed matters related to the collaboration before referring such matters to the JDC; and

(g) perform such other functions as agreed to by the JDC or as specified in this Agreement.

2.11.3 Decision-Making Authority. With respect to the responsibilities of the JDT, each Party shall [***], and the Parties shall attempt to make decisions [***]. In the event that agreement on a particular matter cannot be reached by the JDT within [***] Business Days or such longer period as the JDT members agree, after the JDT first meets to consider such matter, the matter shall be referred to the JDC, which shall resolve such matter in accordance with Section 2.7.2.

2.11.4 Term of the JDT Operations. The Joint Development Team shall continue to exist until the first to occur of the decision of the JDC to disband the JDT or the disbandment of the JDC or JDT otherwise pursuant to this Agreement. Thereafter, the JDT shall cease operations and perform no further functions hereunder.

2.12 Joint Manufacturing Team.

2.12.1 Establishment of the Joint Manufacturing Team. The JMC may establish a Joint Manufacturing Team (“JMT”) to define, coordinate and implement all activities related to the CMC Development Plan and Manufacture of Collaboration Products.

2.12.2 Responsibilities of the JMT. The Joint Manufacturing Team shall be responsible for performing the following functions:

(a) coordinate with the JDT and JCC to ensure adequate quantity and quality of supply of Collaboration Products to meet clinical and commercial needs worldwide;

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(b) keep the JMC informed of all material activities being performed by the JMT;

(c) prepare and draft the following plans and subsequent amendments (as needed) for submission to the JMC for approval: CMC Development Plan, Manufacturing Network Plan, Technology Transfer Plans, Technology Platform Strategy and Manufacturing Operations Strategy;

(d) implement the CMC Development Plan and other approved plans and strategies set forth in clause (c) above; in all cases, ensuring that activities thereunder are performed in accordance with the respective plan or strategy, approved timelines and budgets and guidance provided by the JMC;

(e) prepare and draft amendments (as needed) to the annual Manufacturing budget for activities to be conducted pursuant to the CMC Development Plan and other approved plans and strategies set forth in clause (c) above, and submit such annual budgets to the JMC for approval;

(f) develop and manage (subject to JMC approval) business processes for aligning patient demand forecast requirements with Manufacturing supply planning and scheduling requirements; make assessments of and recommendations to the JMC for resolving gaps between demand and supply and Capacity plans; and conduct, on a [***] basis, the activities set forth under Section 6.3.1 of the MDSA;

(g) manage the performance by Third Parties of Manufacture or supply obligations in accordance with the MDSA and Quality Agreement;

(h) coordinate the activities of the MDSA Parties relating to the Manufacture of the Collaboration Product at a Facility;

(i) draft and recommend to the JMC for approval any changes to the MDSA, Quality Agreement or other subsequent agreement related to Manufacturing of Collaboration Product;

(j) discuss and attempt to resolve any disputed matters related to the Manufacture of Collaboration Product before referring such matters to the JMC; and

(k) perform such other functions as agreed to by the JMC or as specified in this Agreement.

2.12.3 Decision-Making Authority. With respect to the responsibilities of the JMT, each Party shall [***], and the Parties shall attempt to make decisions [***]. In the event that agreement on a particular matter cannot be reached by the JMT within [***] Business Days or such longer period as the JMT members agree, after the JMT first meets to consider such matter, the matter shall be referred to the JMC, which shall resolve such matter in accordance with Section 2.8.2.

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2.12.4 Term of the JMT Operations. The Joint Manufacturing Team shall continue to exist until the first to occur of the decision of the JMC to disband the JMT or the disbandment of the JMC or JMT otherwise pursuant to this Agreement. Thereafter, the JMT shall cease operations and perform no further functions hereunder. For the avoidance of doubt, in the case of survival of the MDSA under Section 7.3, 14.5 or 15.2, the JMT shall continue to exist (until otherwise elected by Genentech) and shall operate and perform its functions solely for the purpose of and in connection with coordinating and overseeing any remaining CMC Development Plan and Technology Transfer activities, and any remaining Manufacturing and supply services.

2.13 Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to act as its primary contact for business matters related to this Agreement (such Party’s “Alliance Manager”), unless another contact is expressly specified in this Agreement or mutually agreed by the Parties. The Alliance Managers shall promote collaboration between the Parties and attempt to prevent and resolve disputes in a timely manner. Either Party may replace its Alliance Manager at any time by informing the other Party’s Alliance Manager in advance, in writing (which may be by email).

2.14 Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee or Team unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Committee or Team shall have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified, or compliance with which may only be waived, as provided in Section 15.12.

2.15 Interactions Between Committees, Teams and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Nothing contained in this Article shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligations hereunder, in each case in a manner consistent with the then-current applicable plan and the terms and conditions of this Agreement.

2.16 Working Groups. From time to time, a Committee or Team may establish and delegate duties to sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (for example, joint finance group, joint regulatory groups or joint medical information group). Each such Working Group shall be constituted and shall operate as the Committee or Team determines; provided that each Working Group shall have [***], unless otherwise mutually agreed. Working Groups may be established on an ad hoc basis for specific purposes and durations. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee or Team that formed said Working Group. In no event shall the authority of the Working Group exceed that specified for the Committee or Team that formed the Working Group to this Article. All decisions of a Working Group shall [***]. Any disagreement between the designees of Genentech and BioNTech on a Working Group shall be referred to the Committee or Team that formed the Working Group for resolution. In the event that any Committee or Team is disbanded, then the Working Groups thereunder shall also automatically be disbanded.

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2.17 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a Committee, Team or Working Group and such costs and expenses shall not constitute Development Costs or Allowable Expenses.

2.18 Consequences of BioNTech Opt-Out. In the event that, pursuant to Section 8.5, BioNTech exercises its Opt-Out to terminate its obligation to co-fund Development (or a Deemed Opt-Out has occurred pursuant to Section 8.5.3), all Committees or Teams shall automatically be disbanded [***] days (or such longer period as the Parties mutually agree) after the Opt-Out Commencement Date and Genentech shall assume all decision-making authority previously vested in such Committee(s). Notwithstanding the foregoing, Genentech may request in writing that BioNTech continue its participation on an advisory (non-voting) basis in any Committee or Team notwithstanding such disbandment, in which case Genentech shall be responsible for the cost and expense of BioNTech’s participation in such Committee or Team based upon BioNTech’s then-current FTE Rate. [***]

2.19 Technical and Knowledge Transfer.

2.19.1 Initial Knowledge Transfer.

(a) In order to enable Genentech to fulfil its obligations as set forth in this Agreement and the Ancillary Agreements, respectively, the Parties have agreed to an initial knowledge transfer of documents and other Know-How set forth in Schedule 2.19.1(a) attached hereto (“BioNTech Initial Knowledge Transfer Items”). BioNTech shall, and shall cause its Affiliates to, at BioNTech’s sole cost and expense, disclose such Know-How and transfer true and complete and accurate copies of all documents within the BioNTech Initial Knowledge Transfer Items to Genentech, within [***] days, as applicable in accordance with Schedule 2.19.1(a), of the Effective Date. BioNTech shall provide the documents and other Know-How specified in Schedule 2.19.1(a) via a mutually agreed secure document management or project collaboration software platform (e.g., Sharepoint) in an electronic format editable and readable by generally available Third Party software (e.g. PDF or Microsoft Word documents) or as otherwise reasonably requested by Genentech. [***]

(b) In addition to the provision of the BioNTech Initial Knowledge Transfer Items, BioNTech, at its sole cost and expense, shall provide Genentech with reasonable access to employees and Third Party service providers with relevant subject matter expertise to answer questions and assist Genentech in understanding the BioNTech Initial Knowledge Transfer Items. Such access and assistance may occur through the Committees and Teams, on-site visits at BioNTech’s or Genentech’s offices or facilities or telephonic or other meetings with personnel of BioNTech and its Third Party service providers.

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(c) GNE shall at Genentech’s sole cost and expense, disclose to BioNTech the Genentech Know-How set forth on Schedule 2.19.1(c). GNE shall provide such Genentech Know-How via a mutually agreed secure document management or project collaboration software platform (e.g., Sharepoint) in an electronic format editable and readable by generally available Third Party software (e.g., PDF or Microsoft Word documents) or as otherwise reasonably requested by BioNTech. In addition, Genentech, at its sole cost and expense, shall provide BioNTech with reasonable access to employees with relevant subject matter expertise to answer questions and assist BioNTech in understanding such Genentech Know-How. Such access and assistance may occur through the Committees and Teams, on-site visits at BioNTech’s or Genentech’s offices or facilities or telephonic or other meetings with personnel of Genentech.

2.19.2 Ongoing Transfer of Technical Information.

(a) Until [***] or such other date as mutually agreed by the Parties, on a [***] basis, or such other frequency as mutually agreed by the Parties through the applicable Committee, BioNTech shall provide to such Committee or Joint Research Team, Joint Development Team, Joint Manufacturing Team or such other team or working group appointed by a Committee, the following: (i) BioNTech Know-How, to the extent not previously disclosed, Genentech requires to perform its obligations under this Agreement or the Ancillary Agreements and (ii) Collaboration Know-How made or developed by or on behalf of BioNTech pursuant to this Agreement or the Ancillary Agreements. BioNTech shall respond to subsequent requests for such Know-How and make appropriate personnel available to Genentech at reasonable times and places and upon reasonable prior notice for the purpose of assisting Genentech to understand and use the BioNTech Know-How and Collaboration Know-How in connection with the Research Plan, CMC Development Plan, GDP or other plan as requested and approved by the respective Committee.

(b) Until [***] or such other date as mutually agreed by the Parties, on a [***] basis, or such other frequency as mutually agreed by the Parties through the applicable Committee, Genentech shall provide to such Committee or Joint Research Team, Joint Development Team, Joint Manufacturing Team or such other team or working group appointed by a Committee, the following: (i) Genentech Know-How described in clause (a) of the definition of Genentech Know-How, to the extent not previously disclosed, that BioNTech requires to perform its obligations under this Agreement or the Ancillary Agreements, (ii) Genentech Know-How described in clause (b) of the definition of Genentech Know-How upon Genentech’s decision to include such Genentech Know-How in the performance of the Research Plan, GDP or CMC Development Plan and (iii) Collaboration Know-How made or developed by or on behalf of Genentech pursuant to this Agreement or the Ancillary Agreements. Genentech shall respond to subsequent requests for such Know-How and make appropriate personnel available to BioNTech at reasonable times and places and upon reasonable prior notice for the purpose of providing reasonable assistance to BioNTech to understand and use such Genentech Know-How and Collaboration Know-How in connection with performing the activities for which BioNTech is responsible under the Research Plan, CMC Development Plan, GDP or other plan as requested and approved by the respective Committee.

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(c) The ongoing knowledge transfer obligation described in clause (a) above for BioNTech and the ongoing knowledge transfer obligation described in clause (b) above for Genentech shall each be referenced herein as the (“Ongoing Knowledge Transfer”).

2.19.3 Transfer of Materials. Without limiting any specific transfer of materials set forth in the MDSA, BioNTech shall provide Genentech with sufficient quantities of the physical specimens and materials set forth in Schedule 2.19.3 within [***] days of the Effective Date as specified in Schedule 2.19.3 or as otherwise may be extended as mutually agreed upon by the Parties pursuant to Section 10.9. In addition, BioNTech shall provide Genentech with sufficient quantities of any other materials deemed appropriate by the applicable Committee or as set forth in the CMC Development Plan, solely for the purposes of enabling Genentech to fulfill its obligations under this Agreement and the Ancillary Agreements. BioNTech represents and warrants that it, to its’ and its Affiliates’ knowledge, has sufficient rights to transfer such materials to Genentech and to grant Genentech and its Affiliates and Sublicensees the right to use such materials in the exercise of its rights or performance of its obligations under this Agreement and the Ancillary Agreements (including use of such materials in or for the Exploitation of Collaboration Products) without restriction or payment. Notwithstanding the foregoing, each Party shall otherwise be responsible for procuring any materials required for it to conduct its activities under the Research Plan.

2.20 [***] Activities

2.20.1 Subject to the provisions of this Section 2.20, and notwithstanding any other provisions of subcontracting under this Agreement or any of the Ancillary Agreements, BioNTech may use [***] as a subcontractor to perform activities on its behalf, including under the Research Plan, under this Agreement or the Ancillary Agreements but only pursuant to the terms of the [***] Agreement, [***] Agreement and the [***] Agreement (collectively, the “[***] Agreements”); provided that (a) BioNTech shall negotiate in good faith with [***], in consultation with Genentech, and enter into an amendment to the [***] Agreement or similar agreement to obtain rights to any [***] developed by [***], and any such amendment or agreement shall be reviewed and approved by Genentech prior to execution, and (b) during the Term, BioNTech shall not enter into any amendments to the [***] Agreements and shall not terminate any of the [***] Agreements without Genentech’s prior written consent. If BioNTech has not entered into an amendment to the [***] Agreement or similar agreement to obtain rights to improvements to the [***] by January 1, 2017, then, at Genentech’s discretion and written notice, BioNTech shall cease using, and thereafter may no longer use, [***] as a subcontractor to perform activities on its behalf under this Agreement or any Ancillary Agreement. BioNTech shall be responsible for ensuring that [***] performs any activities subcontracted to [***] hereunder in a timely manner and in accordance with the terms of this Agreement applicable to the performance by BioNTech of such activities. In no event shall BioNTech permit [***] to subcontract any of its activities to be performed on behalf of BioNTech without the prior written consent of Genentech. [***].

2.20.2 [***]

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ARTICLE 3.

RESEARCH PROGRAM

3.1 Research Plan and Activities.

3.1.1 Research Program. During the Research Term, GNE and BioNTech shall conduct a research collaboration oriented to improving the Technology Platform relating to the Collaboration Products, pursuant to a research plan, which shall set forth each of Genentech’s and BioNTech’s respective activities under the plan, and the number of FTEs (which may be a range) to be devoted by each Party, [***] (“Research Plan”). Each Party shall be responsible for funding its own FTEs and out-of-pocket costs and expenses under the Research Plan.

3.1.2 Initial Research Plan and Activities. Attached hereto as Schedule 3.1.2 is the initial Research Plan, which plan assigns responsibility for research activities between the Parties. Each Party shall use Commercially Reasonable Efforts to perform the activities assigned to it under the Research Plan. Each Party shall conduct its activities under the Research Plan in accordance with the terms and conditions of this Agreement. Each Party shall use Commercially Reasonable Efforts to devote to its activities under the Research Plan those FTEs specified in the Research Plan.

3.1.3 Amendments. During the Research Term, the JRC shall review the Research Plan from time to time as necessary for the purpose of considering appropriate amendments thereto. In addition, either Party, through its representatives on the JRC, may propose amendments to the Research Plan at any time. In connection with amending the Research Plan, the Parties shall determine the FTEs and other resources and out-of-pocket expenditures required for implementation of the Research Plan for the applicable Calendar Year and for each Calendar Quarter within such Calendar Year.

3.2 Subcontracting.

3.2.1 Genentech shall have the right to subcontract any of its activities under the Research Plan to a Third Party. Genentech shall keep the JRC informed of such subcontracting activities.

3.2.2 Each Party shall be responsible (and liable) to the other Party for the performance of its subcontractors and for any failure by its subcontractors to comply with the restrictions, limitations and obligations set forth in this Agreement as if such performance or failure of such subcontractors were the performance or failure of the subcontracting Party under this Agreement.

3.2.3 Subject to Section 2.20, any subcontracting by either Party of any of its activities under the Research Plan shall be conducted pursuant to a written subcontract specifying the work to be subcontracted, and containing provisions that are compliant with the applicable terms and conditions of this Agreement and any Ancillary Agreements, including provisions with respect to intellectual property and confidential information, and that as between the subcontracting Party or its Affiliates and its subcontractor, any intellectual property arising out of the performance of such activities shall be Controlled by the subcontracting Party or its Affiliates. [***].

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3.2.4 Subject to Section 2.20, BioNTech shall have the right to subcontract any of its activities under the Research Plan to a Third Party; provided that [***]

3.3 Records and Results.

3.3.1 Without limiting Section 10.1, each Party shall use reasonable efforts to keep the other Party informed of its activities under the Research Plan and [***] per Calendar Year, at mutually agreed meetings of the JRC, shall provide to the JRC a reasonably detailed written report, in English, describing activities performed and results obtained under the Research Plan since the prior written report, in a form determined by the JRC. In the event that either Party requests further information regarding any such report, including a request for data or other primary research results, the Parties shall cooperate to achieve such data exchange in a timely and efficient manner. Neither Party shall be required to generate additional data or prepare additional reports to comply with the foregoing obligation. Notwithstanding the foregoing, the JRC may determine what reports shall be generated in respect of Research Plan activities, including the content and timing thereof, including by authorizing or requiring reports other than as provided in this Section 3.3.1. The Parties shall promptly share all such reports with the JRC.

3.3.2 In addition to Section 3.3.1, in the event a Party identifies, as part of the Research Plan or otherwise in connection with its activities with respect to the Collaboration Products, an improvement [***], then such Party shall provide to the JRC, if such results have not already been so provided under Section 3.3.1, a reasonably detailed written report, in English, describing the activities performed and results obtained and [***] The JRC shall review such report, and may request further information regarding any such report, including a request for data or other primary research results, that may be reasonably useful to evaluate [***]; provided that such Party shall not be required to generate additional data or prepare additional reports to comply with the foregoing obligation. Within [***] days of the receipt of such report, the JRC shall [***]

3.3.3 Each Party shall, and shall ensure that any Third Parties contracted pursuant to Section 3.2, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated activities under a Research Plan and which shall record only such activities and shall not include or be commingled with records of activities other than those conducted pursuant to the Research Plan. Such records shall be retained by the applicable Party for the longer of (a) ten (10) years from its creation or (b) such period as may be required by Applicable Law.

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ARTICLE 4.

DEVELOPMENT

4.1 Generally. The Parties shall use Commercially Reasonable Efforts to Develop one or more Collaboration Products for Commercialization in the Major Markets.

4.2 GDP. Genentech and BioNTech shall pursue the Global Development Plan as set forth herein. Except as set forth in this Article 4, neither Party nor its Affiliates shall (a) Conduct any Clinical Studies of a Collaboration Product that is not set forth in the GDP or (b) use any BioNTech IP, that does not fall within any of the exceptions under Section 11.1.4 and is disclosed to Genentech under this Agreement or the Ancillary Agreements, to conduct any clinical studies of any Pharmaceutical Product that (i) comprises one or more Neoepitope RNA(s), but not any Non-Neoepitope RNA(s) or (ii) one or more Permitted Hybrid Neoepitope RNA(s), [***] that is not set forth in the GDP.

4.3 BioNTech Ongoing Clinical Studies and Related Follow-Up Studies.

4.3.1 Conduct of Ongoing Clinical Studies. Notwithstanding [***], BioNTech may complete its ongoing Clinical Study in triple negative breast cancer along with its ongoing Clinical Study in melanoma, each as described in, and in accordance with, the protocols identified in Schedule 4.3.1, as such protocols were provided by BioNTech to Genentech prior to the Execution Date (“Ongoing Clinical Studies”), including, upon notification to the JDC, reasonable amendments thereto within the ordinary course of business that are not material deviations. Any amendments proposed by BioNTech to such protocols that are material deviations shall require the approval of the JDC.

4.3.2 Other Clinical Studies in Melanoma.

(a) If, in BioNTech’s reasonable judgment, the results of BioNTech’s Ongoing Clinical Study in melanoma demonstrate sufficient evidence of activity to warrant a subsequent Clinical Study, then prior to [***], BioNTech may propose to the JDC one non-registrational subsequent Clinical Study in melanoma that BioNTech would conduct at its sole cost and expense under a BioNTech IND (“Melanoma Follow-Up Study”). In connection with such proposal, BioNTech shall provide to the JDC the draft protocol for the proposed study. The JDC shall approve such Melanoma Follow-Up Study if [***]. If the JDC approves such Melanoma Follow-Up Study, BioNTech may Conduct such Melanoma Follow-Up Study, at BioNTech’s sole cost and expense, provided that BioNTech provides updates to the JDC regarding the status of such Melanoma Follow-Up Study and obtains the prior written approval of the JDC for any modifications to the protocol to such Melanoma Follow-Up Study that would (individually or collectively) constitute material deviations from the protocol that was presented to the JDC at the time of its initial approval. The JDC shall approve such material deviations from the protocol if the criteria for approval of the Melanoma Follow-Up Study set forth in this Section 4.3.2(a) continue to be fulfilled.

(b) Any additional clinical Development by BioNTech shall be solely as permitted under Sections 4.4 and 4.5.

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4.3.3 Genentech’s Use of Ongoing Clinical Study Data. Genentech may access and use any data generated in connection with the Ongoing Clinical Studies and, if applicable, the Melanoma Follow-Up Study. [***]

4.4 Development Under the Global Development Plan.

4.4.1 GDP. The initial GDP for the Development of the Collaboration Products hereunder, which assigns responsibility for Party Development Activities between the Parties in relation to GDP Collaboration Products (such activities, “Joint Development Activities”), is attached hereto as Schedule 4.4.1. Each Party shall Conduct Joint Development Activities assigned to it with reasonable care and diligence and in accordance with the terms and conditions of this Agreement and the GDP. Except as otherwise expressly provided in the GDP, the CMC Development Plan or otherwise specified herein, all Development under the GDP shall be conducted by Genentech.

4.4.2 Amendments. The JDC shall review the GDP from time to time as necessary for the purpose of considering appropriate amendments thereto. In addition, either Party, through its representatives on the JDT, may propose amendments to the GDP for Joint Development Activities at any time. Following [***], if Genentech proposes to amend the GDP to include a Clinical Study for Development of a Collaboration Product in an Indication that is not then included in the GDP, it shall provide the JDC with a written clinical Development plan from proof of concept through Regulatory Approval for such Indication consisting of [***] As part of the process of amending the GDP, the Parties shall determine the internal personnel and other resources and out-of-pocket expenditures required for the Joint Development Activities for the applicable Calendar Year and for each Calendar Quarter within such Calendar Year, to be reflected in the GDP Budget.

4.4.3 Conduct of Clinical Studies Under the GDP. Except as otherwise agreed by the Parties in writing, Genentech shall Conduct all Clinical Studies prior to [***] under the GDP, and thereafter all Clinical Studies under the GDP with respect to which Genentech has final decision-making authority as set forth in Section 2.7.2(g)(i). [***]. Except as otherwise agreed by the Parties in writing, BioNTech shall Conduct all Clinical Studies with respect to which BioNTech has [***]; provided that (a) BioNTech shall Conduct any applicable Clinical Studies under the GDP in a timely, effective and cost-efficient manner according to Applicable Law (including Compliance Requirements), and (b) BioNTech may only Conduct a Clinical Study under the GDP if BioNTech possesses safety reporting and other applicable infrastructure and personnel adequate to support such Clinical Study and share safety data with Genentech in a manner that enables Genentech’s compliance with any Regulatory Authority reporting requirements per Genentech’s standard processes [***]

4.4.4 Subcontracting.

(a) Genentech shall have the right to subcontract any of its activities under the GDP or in connection with a Genentech Study to a Third Party. Genentech shall keep the JDC informed of such subcontracting activities.

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(b) BioNTech shall have the right to subcontract any of its activities under the GDP or in connection with an Ongoing Clinical Study, Melanoma Follow-Up Study or BioNTech Study to a Third Party; provided that [***]

(c) Subject to Section 2.20, any subcontracting by either Party of any of its activities under the GDP or in connection with an Ongoing Clinical Study, Melanoma Follow-Up Study, Genentech Study or BioNTech Study shall be conducted pursuant to a written subcontract specifying the work to be subcontracted, and containing provisions that are compliant with the applicable terms and conditions of this Agreement and any Ancillary Agreements, including provisions with respect to intellectual property and confidential information, and that as between the subcontracting Party or its Affiliates and its subcontractor, any intellectual property arising out of the performance of such activities by such subcontractor shall be Controlled by the subcontracting Party or its Affiliates. In the event that such intellectual property would, if it were made by a Party, be Collaboration IP, then such intellectual property shall be Collaboration IP and in the event that such intellectual property would, if it were made by a Party, be BioNTech IP or Genentech IP, then such intellectual property is hereby licensed to the other Party subject to Section 9.1 or 9.2, as applicable.

(d) Each Party shall be responsible (and liable) to the other Party for the performance of its subcontractors and for any failure by its subcontractors to comply with the restrictions, limitations and obligations set forth in this Agreement as if such performance or failure of such subcontractors were the performance or failure of the subcontracting Party under this Agreement.

4.5 BioNTech Proposed New Indications; BioNTech Studies.

4.5.1 Proposed Additional Indication. BioNTech may, at any time during the Term, based upon sound scientific rationale, provide the JDC with a written proposal meeting the requirements of this Section 4.5.1 (“Study Proposal”) to amend the GDP to include a Clinical Study (“Proposed Study”) for Development of a Collaboration Product in an Indication that is not then included in the GDP.    Each such Study Proposal shall include [***]. BioNTech shall present such Study Proposal to the JDC at its next regularly scheduled meeting. The JDC shall decide whether to approve such Proposed Study and whether to add the relevant Indication to the GDP, which decision shall be reflected in the minutes of the JDC. Each Study Proposal shall contain reasonably sufficient detail to enable the JDC to assess whether to approve such Proposed Study and whether to add the relevant Indication to the GDP. If the JDC decides to add the Indication covered by the Study Proposal to the GDP, the GDP shall be amended to include the Proposed Study (together with any modifications agreed upon by the JDC), such Indication shall become a GDP Indication, and the Conduct of such Proposed Study (as modified by the JDC) and any additional Clinical Studies in such Indication shall be a Joint Development Activity, pursuant to Section 4.4. In the event that the JDC declines to add a new Indication presented by BioNTech to the GDP pursuant to this Section 4.5.1, then BioNTech may have the right to Conduct the Proposed Study to the extent permitted pursuant to Section 4.5.2 as a “BioNTech Study”, and upon Initiation by BioNTech of the Proposed Study and subject to Section 4.5.5(c), such Indication, shall be a “BioNTech Indication” and such Collaboration Product shall be a “BioNTech Collaboration Product”.

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4.5.2 BioNTech’s Right to Conduct a BioNTech Study. Subject to Section 4.5.5, BioNTech shall have the rights set forth in this Section 4.5.2 to Conduct a Proposed Study that the JDC declines to include in the GDP solely if [***], the “BioNTech Study Conduct Requirements”), and (5) the applicable conditions in subsections (a)-(d) below are satisfied. In the event that BioNTech fails to Initiate a Proposed Study that the JDC has declined to include in the GDP within [***] of the JDC decision to not include the study in the GDP, then if BioNTech wishes to Conduct the study at a later time, it must re-submit the Study Proposal for such study to the JDC for consideration in accordance with Section 4.5.1 as if the study were a new Proposed Study.

[***]

4.5.3 Preservation of Genentech Tumor Types. Following [***], if at a given time, the then-current GDP does not provide for a Clinical Study for a tumor type listed on Schedule 1.167 as Genentech Tumor Types, then BioNTech may propose a Clinical Study in such tumor type (a “GTT Proposed Study”) by presenting a Study Proposal to the JDC pursuant to Section 4.5.1; provided that a GTT Proposed Study may not be in a Genentech Indication. The JDC shall decide whether to add such GTT Proposed Study to the GDP with Genentech having the right to cast the deciding vote. In the event that the JDC determines to add the GTT Proposed Study to the GDP, the applicable tumor type shall remain a Genentech Tumor Type and the applicable Indication shall become a GDP Indication. In the event the JDC determines not to add such GTT Proposed Study to the GDP, then BioNTech may pursue the GTT Proposed Study in accordance with the Study Proposal if all of the following conditions are met: [***]. In such case, upon BioNTech’s timely (within the [***] timeframe described in the preceding sentence) Initiation of the GTT Proposed Study and so long as BioNTech is using Commercially Reasonable Efforts to Conduct such GTT Proposed Study, the GTT Proposed Study will be a BioNTech Study, the proposed Indication will be a BioNTech Indication and the applicable tumor type will cease to be a Genentech Tumor Type.

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4.5.4 BioNTech’s Conduct of BioNTech Studies. For any BioNTech Study (including [***] Conducted by BioNTech), the following shall apply:

(a) Each BioNTech Study shall be Conducted by BioNTech at BioNTech’s sole cost and expense, which costs and expenses shall not be included in Shared Development Costs, unless otherwise agreed by the Parties. Notwithstanding the foregoing, in the event the JMC determines that the Manufacture and supply of Collaboration Product for such BioNTech Study can be supported within the Manufacturing Network in accordance with patient demand forecasting pursuant to the MDSA, the cost for Manufacturing the Collaboration Product at Commercial Facilities of Genentech within the Manufacturing Network will be charged to BioNTech [***]. BioNTech may contract with a contract research organization to conduct such study, provided that the terms of Section 4.4.4 shall also apply with respect to BioNTech’s Conduct of BioNTech Studies.

(b) BioNTech shall not Initiate any BioNTech Study until after execution of the Pharmacovigilance Agreement by both Parties. BioNTech shall Conduct any BioNTech Clinical Study under [***] in accordance with Section 5.3. For clarity, subject to Genentech’s rights and BioNTech’s obligations as set forth in this Section 4.5, BioNTech may conduct a subsequent Clinical Study, including a Pivotal Study to the extent permitted under Section 4.5.2(b) or Section 4.5.2(c).

(c) All BioNTech Studies will be subject to oversight by the JDC and BioNTech shall (i) provide regular updates on the status and results of each such BioNTech Study to the JDC, including reporting the achievement of key Clinical Study and Development milestones to be determined by the JDC, and (ii) inform the JDC of any changes to the Study Proposal (including study designs and protocols) for each BioNTech Study. Genentech, through the JDC, shall be permitted to provide BioNTech with comments on the Development plans for BioNTech Studies and on the conduct of the BioNTech Studies, and BioNTech shall [***]. Notwithstanding the foregoing, any modifications to the protocol for a BioNTech Study that would (individually or collectively) constitute material deviations from the protocol in the Study Proposal originally presented to the JDC shall require the prior approval of the JDC, [***].

(d) BioNTech will use Commercially Reasonable Efforts to ensure careful and diligent execution of the Development program for each BioNTech Indication reflected in the initial Study Proposal therefor, and shall Conduct each BioNTech Study according to Applicable Law including Compliance Requirements. BioNTech shall fully and adequately fund and be responsible for any BioNTech Studies permitted pursuant to Section 4.5.2 (including Manufacturing at BioNTech’s cost and expense adequate supply of Collaboration Product for such studies, which supply shall not prejudice the supply of Collaboration Product for activities under the Research Plan or the GDP or activities relating to Genentech Indications).

(e) In the event a BioNTech Study is in a Genentech Tumor Type, Genentech shall [***], in accordance with Section 2.7.2(g)(i). For clarity, (i) such [***] shall not apply in relation to Ongoing Clinical Studies or the Melanoma Follow-up Study and (ii) BioNTech shall [***] regarding any BioNTech Study that was proposed as a GTT Proposed Study in accordance with Section 4.5.3.

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(f) Unless otherwise agreed by the Parties, a BioNTech Study may only involve [***]

(g) [***]

4.5.5 Genentech’s Opt-In Right for BioNTech Studies.

(a) For each BioNTech Study (including [***] that has been or is being conducted by BioNTech in a particular Indication, Genentech shall have the option (“Opt-In Right”), exercisable at any time prior to the first filing for the first application for Marketing Authorization for such Indication (“Genentech Opt-In Period”), to convert the Indication to a GDP Indication by providing written notice to BioNTech and paying the BioNTech Indication Opt-In Fee pursuant to Section 8.3. Upon written request of Genentech, BioNTech shall inform Genentech (in writing within [***] days of Genentech’s written request) in reasonable detail of all Development Costs incurred for such BioNTech Indication which would form the basis for the calculation of the BioNTech Indication Opt-In Fee pursuant to Section 8.3. Any disputes in relation to such Development Costs shall be settled in accordance with Sections 8.16 and 8.17.

(b) In the event that the Genentech Opt-In Period expires with respect to a BioNTech Indication without exercise by Genentech of its Opt-In Right, and BioNTech’s [***], the Parties may amend this Agreement to address further details of the transition including with respect to Product Trademarks, branding, NDC numbers and commercial launch activities.

(c) Following Genentech’s exercise of its Opt-In Right with respect to a BioNTech Study [***], (i) the relevant Indication shall become a GDP Indication, and (ii) the relevant Collaboration Product shall cease to be a BioNTech Collaboration Product and shall become a GDP Collaboration Product. In addition, following Genentech’s exercise of its Opt-In Right [***] with respect to a BioNTech Study (A) BioNTech shall complete any applicable Clinical Study (if such Clinical Study is still ongoing) under the GDP unless otherwise agreed by the Parties, (B) all Development Costs for such study incurred thereafter shall constitute Shared Development Costs and (C) BioNTech shall [***]. If, at the time of Genentech’s exercise of its Opt-In Right [***], BioNTech has incurred costs or entered into non-cancellable financial commitments, in each case, relating to the construction, Commissioning, licensing, operation and/or maintenance of an Independent Facility, the Parties shall enter into good faith negotiations to determine whether it is feasible to continue to have such Independent Facility support the Manufacturing of such Collaboration Product or to find alternative ways to compensate BioNTech for the investments already made to the extent that such costs and non-cancellable financial commitments were specific to the Manufacture of the relevant BioNTech Collaboration Product and cannot be used for other purposes by BioNTech.

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(d) In the event that the Genentech Opt-In Period with respect to a BioNTech Indication expires without exercise by Genentech of its Opt-In Right, then BioNTech shall notify Genentech [***].

4.6 Genentech’s Conduct of Genentech Studies; [***] for Genentech Collaboration Products. In the event that BioNTech exercises its BioNTech Co-Funding Rejection right pursuant to Section 2.7.2(c), the following shall apply:

4.6.1 Each Genentech Study shall be Conducted by Genentech at Genentech’s sole cost and expense, which costs and expenses shall not be included in Shared Development Costs, unless otherwise agreed by the Parties. The cost for Manufacturing the Collaboration Product at Clinical Facilities will be charged to Genentech [***].

4.6.2 In the event that a Regulatory Authority accepts a Drug Approval Application for a Genentech Collaboration Product in a Genentech Indication, then upon the first such acceptance by a Regulatory Authority, BioNTech shall be required to pay the Genentech Indication Co-Funding Fee (as set forth in Section 8.3.2) with respect to the applicable Genentech Indication. Following the first acceptance by a Regulatory Authority of an application for Marketing Authorization of a Genentech Collaboration Product, (a) the relevant Indication shall become a GDP Indication, and (b) the relevant Collaboration Product shall cease to be a Genentech Collaboration Product and shall become a GDP Collaboration Product.

4.7 [***]

4.8 Records and Reports; Study Data.

4.8.1 Each Party shall, and shall ensure that any of its Affiliates, subcontractors and Sublicensees performing Development activities with respect to the Collaboration Products and any Third Parties contracted pursuant to Section 4.4.4, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated Party Development Activities which shall record only such activities and shall not include or be commingled with records of activities other than Party Development Activities. Such records shall be retained by the applicable Party for the longer of (a) ten (10) years from its creation or (b) such period as may be required by Applicable Law.

4.8.2 Without limiting Sections 5.8 or 10.1, each Party shall use reasonable efforts to keep the other Party informed of its Party Development Activities and [***] per Calendar Year, at mutually agreed meetings of the JDC, shall provide to the JDC a reasonably detailed written report, in English, describing Party Development Activities performed and results obtained since the prior written report, in a form determined by the JDC. In the event that either Party requests further information regarding any such report,

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including a request for Clinical Data, the Parties shall cooperate to achieve such data exchange in a thorough, timely and efficient manner. Neither Party shall be required to generate additional data or prepare additional reports to comply with the foregoing obligation. Notwithstanding the foregoing, the JDC may determine what reports shall be generated in respect of Party Development Activities, including the content and timing thereof, including by authorizing or requiring reports other than as provided in this Section 4.8.2. The Parties shall promptly share all such reports with the JDC.

4.8.3 Genentech shall own all right, title and interest in and to Genentech Molecule Clinical Study Data; provided that BioNTech shall have the right to use such Genentech Molecule Clinical Study Data, subject to Section 11.1, solely to perform its obligations under this Agreement.

4.9 Investigator-Sponsored Studies. Investigator-sponsored studies of the Collaboration Product with respect to which a Party or its Affiliate or its Sublicensee is providing funding or clinical supplies of Collaboration Product shall be treated as a Clinical Study Conducted by such Party for all purposes (including JDC review and approval, cost allocation and intellectual property). [***].

4.10 Compliance. Each Party shall perform or cause to be performed, any and all of its Party Development Activities in good scientific manner and in compliance with all Applicable Laws, including Compliance Requirements.

ARTICLE 5.

REGULATORY

5.1 General. For the purposes of this Agreement, the Parties agree that all GDP Indications for all Collaboration Products in a given jurisdiction will be governed by one or more Marketing Authorization(s) owned by Genentech or its Affiliate or Sublicensee (such Marketing Authorization(s) and any additional Marketing Authorizations owned by Genentech or its Affiliate or Sublicensee, each hereinafter a “Genentech Marketing Authorization”).

5.2 Lead Regulatory Parties. “Lead Regulatory Party” means the Party so assigned pursuant to this Section 5.2, with the rights and responsibilities set forth under Section 5.4. The Party that is not the Lead Regulatory Party shall be the “Supporting Regulatory Party”. Genentech shall be the Lead Regulatory Party with respect to all Collaboration Products for all Indications, other than with respect to (a) the Ongoing Clinical Studies, any Melanoma Follow-Up Study permitted pursuant to Section 4.3.2(a), and (b) any BioNTech Study Conducted under [***]

5.3 BioNTech Study under [***]

5.3.1 If the JDC declines to include a Proposed Study from BioNTech in the GDP after [***] (or at such earlier time permitted pursuant to Section 4.5.2), and BioNTech has right to Conduct such Proposed Study pursuant to Section 4.5.2, then BioNTech may Conduct such Proposed Study as a BioNTech Study under [***].

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5.3.2 Subject to Genentech’s rights and BioNTech’s obligations as set forth in Section 4.5 and provided that [***]

5.3.3 BioNTech shall prioritize Development and Manufacturing activities it is conducting in support of the GDP and GDP Collaboration Products and any Genentech Indications and Genentech Products over any development and manufacturing activities it is conducting in support of [***]. In particular, BioNTech agrees that:

(a) In any communications and interactions with a Regulatory Authority that are undertaken [***]

(b) BioNTech shall ensure that BioNTech Development and [***] Activities do not distract or divert resources from activities conducted under or in support of the GDP or GDP Collaboration Products or any Genentech Indications or Genentech Collaboration Products; and

(c) [***]

5.3.4 The Parties acknowledge and agree that this Agreement has been drafted primarily in view of the Genentech Marketing Authorization for GDP Collaboration Products. No later than [***] days following the request of Genentech, and in any event prior to [***], the Parties agree to amend this Agreement to reflect [***].

5.4 Regulatory Activities.

5.4.1 As between the Parties, the Lead Regulatory Party shall have the sole right and responsibility to prepare and submit Regulatory Documentation and to file for, obtain, and maintain Regulatory Approvals (including the setting of the overall regulatory strategy therefor). With respect to GDP Collaboration Products and Genentech Collaboration Products, the Supporting Regulatory Party shall support the Lead Regulatory Party, as may be reasonably necessary, in obtaining such Regulatory Approvals for the Collaboration Products, and in the activities in support thereof, including providing information, documents or other materials required by Applicable Law for inclusion in or in support of Regulatory Documentation, in each case in accordance with the terms and conditions of this Agreement and the GDP.

5.4.2 All Regulatory Documentation (including all Regulatory Approvals and Product Labeling) (except for Clinical Data which shall be owned pursuant to Section 4.8.3 or Section 11.1) relating to the Collaboration Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, the Lead Regulatory Party or its designated Affiliate, Sublicensee or designee.

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5.4.3 The Lead Regulatory Party pursuant to Section 5.2 with respect to [***] shall provide the other Party with an opportunity to review and comment on [***] The Lead Regulatory Party shall provide the Supporting Regulatory Party access to [***]

5.4.4 The Lead Regulatory Party pursuant to Section 5.2 [***] shall provide the Supporting Regulatory Party with prior written notice, to the extent the Lead Regulatory Party has advance knowledge, of any material scheduled meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority [***]

5.4.5 The Lead Regulatory Party shall make every reasonable effort to notify the Supporting Regulatory Party promptly following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Collaboration Product in the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts. The Lead Regulatory Party shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory. If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, the Lead Regulatory Party shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.4.5, the Lead Regulatory Party responsible for the recall, market suspension, or market withdrawal shall be solely responsible for the execution thereof, and the Supporting Regulatory Party shall reasonably cooperate in all such recall efforts. [***]

5.5 CMC Regulatory Support.

5.5.1 For Clinical Manufacture and Commercial Manufacture of GDP Collaboration Products and Genentech Collaboration Products, BioNTech shall consult with Genentech, and provide to Genentech all CMC-related documents and input as required by Genentech (or its Affiliate) or any applicable Regulatory Authority in connection with any Regulatory Documentation to be submitted to any applicable Regulatory Authority by Genentech (or its Affiliate) in order to obtain any required Regulatory Approvals in the Territory. In addition, for clinical supply of GDP Collaboration Products and Genentech Collaboration Products, BioNTech shall provide Genentech in a timely manner with a copy of any BioNTech Manufacturing and control records for Existing BioNTech Product and Collaboration Product which may be required for any Regulatory Documentation to be submitted by Genentech with respect to Collaboration Product, which records shall be in BioNTech’s standard formats unless otherwise agreed upon by the Parties.

5.5.2 For GDP Collaboration Products and Genentech Collaboration Products that will be Manufactured by Genentech, BioNTech shall (a) consult with and otherwise provide support to Genentech on CMC-related regulatory matters, as requested by Genentech and (b) assist Genentech (or its Affiliate) in responding to requests and inquiries from Regulatory Authorities prior to, during and after regulatory review periods, and attending meetings with Regulatory Authorities to the extent Genentech requests BioNTech to participate given its unique knowledge or its status as manufacturer of the Collaboration Product for clinical supply.

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5.6 Regulatory Correspondence.

5.6.1 Each Party shall immediately and within [***] notify the other Party in writing of, and shall provide the other Party with copies of, any correspondence and other documentation received or prepared by such Party in connection with any of the following events: (a) receipt of a regulatory letter, warning letter, Form 483 (Inspectional Observations) or similar item, from the FDA or any other Regulatory Authority directed to the Manufacture or distribution of Collaboration Product by BioNTech or in connection with any general cGMP inspections applicable to the Facility; (b) any recall, market withdrawal or correction of any Collaboration Product Manufactured, tested, packaged, stored or distributed hereunder, where the recall, market withdrawal or correction is attributable to any Manufacturing or distribution activities by or on behalf of BioNTech; and (c) receipt of a regulatory letter, warning letter or similar item from the FDA or any other Regulatory Authority directed to or any regulatory comments related to Collaboration Product Manufactured or distributed hereunder where the comments relate or are attributable to any Manufacturing, testing, packaging, storage or distribution activities by or on behalf of BioNTech.

5.6.2 In the event Genentech receives any regulatory letter or comments from any Regulatory Authority in the Territory related to the Manufacture of Collaboration Product, including receipt of a Form 483 (Inspectional Observations) or a warning letter, BioNTech will, to the extent within its control or possession, promptly provide Genentech with relevant data or information related to the Manufacture of Collaboration Product sufficient for Genentech to prepare any response related to the Manufacture or distribution of Collaboration Product and will cooperate fully with Genentech in preparing such response. Genentech shall provide BioNTech with a copy of each such response (redacted to remove information not related to the Manufacture or distribution of Collaboration Product or Genentech’s obligations under this Agreement) for BioNTech’s review and comment prior to Genentech’s submission of its detailed written response. Genentech shall give all due consideration to any BioNTech comments to each such proposed Genentech response provided that BioNTech conveys its comments to Genentech in a timely manner.

5.6.3 In the event BioNTech receives any regulatory letter or comments from any Regulatory Authority in the Territory directed to its Manufacture or distribution of Collaboration Product, including receipt of a Form 483 (Inspectional Observations) or a warning letter, Genentech will, to the extent within its control or possession, promptly provide BioNTech with all Information related to the Manufacture of Collaboration Product sufficient for BioNTech to prepare any response related to the Manufacture or distribution of Collaboration Product and will cooperate fully with BioNTech in preparing such response. BioNTech shall provide Genentech with a copy of each such response (redacted to remove information not related to the Manufacture or distribution of Collaboration Product or BioNTech’s obligations under this Agreement) for Genentech’s review and comment prior to BioNTech’s submission of its detailed written response. BioNTech shall give all due consideration to any Genentech comments to each such proposed BioNTech response provided that Genentech conveys its comments to BioNTech in a timely manner.

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5.7 Regulatory Data; Annual Report.

5.7.1 Each Party shall promptly provide to the other Party summaries of [***]

5.7.2 BioNTech shall support Genentech, as may be reasonably necessary or appropriate, in obtaining Regulatory Approval for the Collaboration Products, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement and the GDP.

5.7.3 BioNTech shall provide Genentech within [***] days after the end of each annual reporting period for each applicable Collaboration Product (as calculated consistent with appropriate regulations and guidelines) with such information as is reasonably requested in writing by Genentech for the preparation of the annual report with respect to the Manufacturing and control of such Collaboration Product for such annual reporting period. Thereafter, Genentech shall provide to BioNTech at least [***] Business Days prior to Genentech’s filing with the respective Regulatory Authorities a copy of such Genentech annual report, and Genentech shall take into consideration any BioNTech comments to such annual report with respect to the Manufacture of Collaboration Product.

5.8 Pharmacovigilance. Prior to [***], the Parties shall execute a separate pharmacovigilance agreement setting forth the Parties’ responsibilities and obligations with respect to the procedures and timeframes for compliance with Applicable Law pertaining to safety reporting of the Collaboration Products (“Pharmacovigilance Agreement”).

5.9 BioNTech Platform Product. During the Term and to the extent permissible under relevant agreements concluded with Third Parties, BioNTech shall provide a high level safety report in connection with the development of BioNTech Platform Products in order for Genentech to determine whether such development could impact the Development of Collaboration Products and whether a Regulatory Authority may require the reporting of certain safety data and related Information for such applicable BioNTech Platform Products. The contents and frequency of such report shall be determined by the JDC. In the event that Genentech determines that it may need to inform or report certain safety data and related Information for one or more BioNTech Platform Products, the Parties, through the JDC, shall discuss in good faith a path for providing such safety data and related Information for such BioNTech Platform Products to a Regulatory Authority and BioNTech shall provide reasonable assistance to Genentech in order for Genentech to report such safety data and related Information. In the event that BioNTech may not disclose such safety data and related Information to Genentech under relevant agreements concluded with Third Parties, BioNTech shall use reasonable efforts to enable Genentech to comply with its obligations under Applicable Law (e.g., if requested by Genentech, through a direct communication with the Regulatory Authority requesting such safety data and related Information or by obtaining the consent from the relevant Third Party, if possible). Genentech shall provide to BioNTech copies of all correspondence submitted to or received from any Regulatory Authority to the extent related to such safety data or related Information provided to Genentech under this Section 5.9.

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ARTICLE 6.

COMMERCIALIZATION AND MEDICAL AFFAIRS

6.1 Generally.

6.1.1 Commercialization of GDP Collaboration Products, Royalty Products and BioNTech Collaboration Products. Except as otherwise provided in this Agreement or any Co-Promotion Agreement, Genentech (itself or through its Affiliates or Sublicensees) shall have the sole right to Commercialize each GDP Collaboration Product (including any Royalty Product) in the Territory and shall use Commercially Reasonable Efforts to Commercialize each GDP Collaboration Product (including any Royalty Product) in the Major Markets and in each other market in the Territory in which it has obtained Marketing Authorization for such GDP Collaboration Product. Except as otherwise provided in this Agreement, BioNTech shall have the right to Commercialize any BioNTech Collaboration Product under [***] Authorization, provided that [***]

6.1.2 Marketing of BioNTech Collaboration Products under [***]. In the event BioNTech has the right to Commercialize a BioNTech Collaboration Product under [***] in accordance with Section 5.1 and Section 6.1.1, BioNTech shall have the sole right to conduct, at its sole cost and expense, marketing activities in connection with such Commercialization, as addressed further in Schedule 5.3.

6.1.3 Value Creation. [***]

6.2 Booking of Sales; Distribution. Genentech shall have the sole right to (a) invoice and book sales, establish all terms of sale (including pricing and discounts), warehouse, and distribute GDP Collaboration Products (including Royalty Products) in the Territory and to perform or cause to be performed all related services and other Commercialization activities, (b) handle all order processing, invoicing, collection, distribution, reimbursement services, and inventory management with respect to such GDP Collaboration Products (including Royalty Products) in the Territory, (c) handle all returns, recalls, or withdrawals with respect to any GDP Collaboration Product (including any Royalty Product) in the Territory, (d) handle all payer/distributor account management with respect to any GDP Collaboration Product (including any Royalty Product) in the Territory, and (e) manage all aspects of contracting with providers, distributors, managed care vendors or payers with respect to any GDP Collaboration Product (including any Royalty Product) in the Territory. BioNTech shall have the sole right to do any of the above in relation to BioNTech Collaboration Products.

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6.3 Product Trademarks. Genentech shall have the sole right and responsibility to determine the Product Trademarks to be used with respect to the Exploitation of the GDP Collaboration Products (including Royalty Products) on a worldwide basis, and to own any such Product Trademarks other than (in the event that Genentech determines that the IVAC Trademark shall be a Product Trademark) the IVAC Trademark. BioNTech shall not, and shall not permit its Affiliates to (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, or (b) do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. BioNTech agrees, and shall cause its Affiliates, to conform (x) to the customary industry standards for the protection of Product Trademarks for Pharmaceutical Products and such guidelines of Genentech with respect to manner of use (as provided in writing by Genentech) of the Product Trademarks, and (y) to maintain the quality standards of Genentech with respect to the goods sold and services provided in connection with such Product Trademarks. BioNTech shall not do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. BioNTech shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of such Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto. The JCC shall approve any Product Trademarks to be used by BioNTech in connection with BioNTech Collaboration Products Commercialized under [***] pursuant to Section 6.1.1, and shall decline to approve any such Product Trademarks that the JCC determines may be confusingly similar to the Product Trademarks being used to Commercialize GDP Collaboration Products.

6.4 Product Labeling; Markings and Co-Branding.

6.4.1 Genentech shall own and be responsible for all Product Labeling for all GDP Collaboration Products (including Royalty Products), and BioNTech shall be responsible for all Product Labeling for all BioNTech Collaboration Products under [***]

6.4.2 To the extent permitted and appropriate, and except as otherwise required by Applicable Law, and subject to obtaining necessary Regulatory Approvals in a country in the Territory, the packaging, and Product Labeling for any GDP Collaboration Product (including any Royalty Product) and any promotional materials dedicated solely to a GDP Collaboration Product (including a Royalty Product) used by either Party or its Affiliates in connection with any GDP Collaboration Product (including any Royalty Product) in such country shall contain, [***] (collectively, the “Markings”). The manner in which the Markings are to be presented on such promotional materials, packaging, and Product Labeling for GDP Collaboration Products (including Royalty Products) shall be [***], subject to Sections 9.4 and 10.7. [***]

6.5 Co-Promotion Option.

6.5.1 Option. For each Co-Promotion Candidate Product, [***], during the applicable Co-Promotion Exercise Period, subject to the requirements of this Section 6.5, BioNTech shall have the right to assume [***] of the total sales force [***] measured in terms of FTEs (at a percentage within such range to be determined by Genentech), [***] in the Co-Promotion Potential Territory, [***], the “Co-Promotion Territory”) (the “Co-Promotion Option”).

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6.5.2 Notice and Exercise.

(a) No later than [***], BioNTech shall notify Genentech that BioNTech has an interest in exercising its Co-Promotion Option [***]. Following receipt of such notice, Genentech shall (i) conduct a sales force sizing analysis for the applicable Co-Promotion Candidate Product [***], and (ii) provide the results of such analysis, as soon as reasonably practicable, but in any event no later than [***] months before the anticipated date of Commercial Readiness, to BioNTech for review and comment along with the percentage of such sales force for which BioNTech may exercise its Co-Promotion Option; provided that, following the first such BioNTech notice to Genentech that specifies countries other than or in addition to the U.S., Genentech shall provide the results of such sales force sizing analysis for any such countries that are European Union countries no later than [***] months before the anticipated date of Commercial Readiness.

(b) To exercise the Co-Promotion Option, BioNTech must provide Genentech with written notice of its election to exercise the Co-Promotion Option for the offered percentage with respect to the applicable Co-Promotion Candidate Product (thereafter, a “Co-Promotion Product), [***] within [***] days following receipt of Genentech’s sales force analysis and percentage pursuant to Section 6.5.2(a).

(c) Notwithstanding the foregoing, if after the end of the Co-Promotion Exercise Period, Genentech exercises its Opt-In Right or a [***] occurs pursuant to Section 4.5.5, BioNTech shall automatically be deemed to have exercised its Co-Promotion Option with respect to the applicable GDP Collaboration Products [***] in all of the countries in the Co-Promotion Potential Territory unless and to the extent BioNTech rejects such deemed exercise in writing within [***] days of Genentech’s payment of the applicable BioNTech Indication Opt-In Fee. Any such deemed exercise of BioNTech’s Co-Promotion Option shall become effective upon the earlier of the expiration of the [***]-day rejection period or BioNTech’s written notice to Genentech confirming its acceptance of such deemed exercise.

(d) Except as set forth in subsection (c) above, if BioNTech does not provide the election notice described in subsection (b) prior to expiration of the applicable Co-Promotion Exercise Period, BioNTech shall be deemed to have irrevocably waived its right to Co-Promote such Co-Promotion Candidate Product [***]

6.5.3 Co-Promotion Agreement. Promptly after BioNTech’s first exercise of its Co-Promotion Option (or the effective date of a deemed exercise of BioNTech’s Co-Promotion Option), the Parties shall commence negotiations in good faith and enter into a separate co-promotion agreement (the “Co-Promotion Agreement”) setting forth the terms of BioNTech’s and Genentech’s Co-Promotion rights and obligations in accordance with the terms and conditions in this Section 6.5 and those set forth in Schedule 6.5.3 attached hereto. The Parties shall negotiate with such diligence as is required to enter into and execute the Co-Promotion Agreement within [***] months following BioNTech’s first exercise (including any deemed exercise) of its Co-Promotion Option, or such other date as the Parties may agree in writing. The Parties shall promptly amend the Co-Promotion Agreement upon each subsequent exercise or deemed exercise by BioNTech of its Co-Promotion Option (e.g., [***].

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6.5.4 General Requirements for Co-Promotion Activities. BioNTech shall not engage in any Detailing until the Co-Promotion Agreement has been executed. BioNTech may not use a contract sales force to fulfill its Co-Promote obligations. Any BioNTech sales representatives involved in promoting a Co-Promotion Product shall devote [***] Under the Co-Promotion Agreement, Genentech shall have the sole right to control all decisions with respect to the co-promotion arrangement, including the call plans and assigned territories of BioNTech’s sales representatives, the promotional materials to be used, the training and testing applicable to such sales representatives, and restrictions with respect to the ability of such sales representatives to Detail other products; provided that [***] “Co-Promote” or “Co-Promotion” means the Detailing and such other activities assigned to BioNTech in the Co-Promotion Agreement, and shall not include any Medical Affairs Activities, sale or distribution of such Co-Promotion Product [***] by BioNTech or its Affiliates. At least [***] months prior to the anticipated launch of each Co-Promotion Candidate Product, BioNTech must have a qualified sales force in place (representing the percentage of the total sales force assigned to BioNTech pursuant to Section 6.5.2(a)) with prior experience promoting products to prescribing oncologists in each relevant country. If BioNTech cannot demonstrate that it has such a qualified internal sales force [***] at least [***] months prior to the launch of the applicable Co-Promotion Candidate Product [***], BioNTech shall be deemed to have irrevocably waived its right to Co-Promote such Co-Promotion Candidate Product in such Indications in such country(ies).

6.5.5 Effect of Opt-Out. BioNTech’s rights and obligations under this Section 6.5, including its Co-Promotion Option and any Co-Promotion Agreement, shall terminate immediately upon exercise of BioNTech’s Opt-Out.

6.6 Medical Affairs.

6.6.1 General. Medical Affairs Activities are not intended to market or promote Collaboration Products.

6.6.2 GDP Collaboration Products. Genentech shall have the sole right and responsibility to conduct and make decisions regarding Medical Affairs Activities with respect to any GDP Collaboration Product. For clarity, Genentech shall retain such sole right and responsibility in the event that BioNTech exercises its Co-Promotion Option, including under the Co-Promotion Agreement.

6.6.3 BioNTech Indications. For each BioNTech Indication under [***], BioNTech shall have the sole right and obligation to conduct Medical Affairs Activities in relation to such BioNTech Indication, at BioNTech’s sole cost and expense.

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ARTICLE 7.

MANUFACTURING

7.1 Manufacturing Development and Supply Agreement. That certain Manufacturing Development and Supply Agreement entered into by and among RNP, BNT, GNE and Roche as of even date herewith and effective as of the Effective Date (the “Manufacturing Development and Supply Agreement”) shall govern the Parties’ respective responsibilities for and obligations with respect to Development of the Manufacturing Process and Technology Platform for Collaboration Product, Clinical Manufacture and Commercial Manufacture and supply of Collaboration Product and the Manufacturing Network for Collaboration Product, including Clinical Facilities and Commercial Facilities and the Manufacturing Operations Strategy; all of which shall be conducted under the oversight of the JMC.

7.2 Conflicts Between MDSA and Current Agreement. In the event of a conflict between this Agreement and the MDSA, the following principles shall apply: (a) this Agreement controls with respect to governance, decision-making and financial matters, and (b) the MDSA governs with regard to matters not falling within the categories specified in clause (a).

7.3 Effect of Opt-Out. In the event BioNTech exercises its Opt-Out right, or a Deemed Opt-Out occurs pursuant to Section 8.5.3, the following provisions shall apply upon the Opt-Out Commencement Date in respect of Development of the Manufacturing Process and Technology Platform and Manufacture of Collaboration Product.

7.3.1 Development Services. During a transitional period until the earlier of (i) [***] and (ii) [***], BioNTech shall continue to (a) develop the Manufacturing Process and the Technology Platform in accordance with the Technology Platform Strategy and Technology Platform Roadmap, each as may be amended from time to time; (b) conduct and support respective Technology Transfers to the Facilities of Genentech and (c) provide technical support for the Manufacturing Process in the Facilities of Genentech. In addition, and without limiting the foregoing, Genentech may request that BioNTech (including EUFETS) perform, to the extent not already completed and to enable Genentech to continue to develop the Manufacturing Process and Technology Platform, a Technology Transfer of the Manufacturing Process from the Clinical Facilities or the Pilot Facility to Genentech, including the Development of the Manufacturing Process, Manufacturing Documentation and BioNTech Know-How and any other reasonable activities, including any such activities that may be on-going in support of the Technology Platform Strategy and Technology Platform Roadmap. The following shall apply in respect of any activities performed by BioNTech (including EUFETS) under this Section 7.3.1:

(a) Genentech shall compensate BioNTech for the performance of such Development and Technology Transfer services at a rate equal to BioNTech’s FTE Costs and consumables multiplied by one hundred fifteen percent (115%).

(b) Genentech may, at any time after the Opt-Out Commencement Date, terminate such Development and Technology Transfer services under this Section 7.3.1 upon [***] days’ written notice.

(c) BioNTech shall perform the Development and Technology Transfer services in accordance with the requirements of the MDSA and the Quality Agreement.

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7.3.2 Clinical Manufacture and Supply. During a transitional period until the earlier of (i) [***] or (ii) [***], BioNTech shall perform Clinical Manufacture and supply the quantities of Collaboration Products for Clinical Studies contemplated by the GDP (as amended until the Opt-Out Commencement Date) or for Genentech Studies pursuant to the patient demand forecasting provisions of the MDSA. The following shall apply in respect of any activities performed by BioNTech (including EUFETS) under this Section 7.3.2:

(a) Genentech shall pay BioNTech a supply price for Collaboration Product equal to [***]

(b) Genentech may at any time after the Opt-Out Commencement Date, terminate the clinical supply of Collaboration Products under this Section 7.3.2 upon [***] written notice.

(c) During such time as BioNTech is obligated to provide clinical supply of Collaboration Products, it shall perform the Clinical Manufacture of Collaboration Product in accordance with the requirements of the MDSA (including for the avoidance of doubt with respect to Capacities and forecasting) and the Quality Agreement.

7.3.3 BioNTech Rights to Build Manufacturing Facilities and JMC Decision-Making Rights. BioNTech’s rights to build any Commercial Facilities for inclusion in the Manufacturing Network pursuant to Section 2.2.2 of the MDSA and any Independent Facilities outside of the Manufacturing Network (including the Manufacture of BioNTech Indications under [***]) pursuant to Section 2.2.5 of the MDSA, respectively, shall terminate upon the Opt-Out Commencement Date. In addition, BioNTech’s JMC decision-making rights as set forth in Section 2.8.2 shall terminate and become Genentech decision-making rights upon the Opt-Out Commencement Date. Notwithstanding the foregoing, in the event that BioNTech has completed Commissioning or obtained Licensure for a BioNTech Commercial Facility(ies) upon the Opt-Out Commencement Date, then [***]

7.3.4 Survival. The MDSA, the Commercial Manufacturing Agreement and the respective Quality Agreement(s) shall survive solely to the extent that, and as long as, BioNTech provides Development services or Manufacturing and supply services under this Section 7.3, and shall terminate thereafter except for those provisions specified in the MDSA, the Commercial Manufacturing Agreement and the respective Quality Agreement(s) which expressly survive termination.

ARTICLE 8.

PAYMENTS AND RECORDS

8.1 Upfront Payments. No later than [***] days following the Effective Date, Genentech shall pay BioNTech an irrevocable upfront amount equal to [***] of which:

[***]

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Upon completion of the transfer of all documents, Know-How and materials set forth on Schedule 2.19.1(a) and Schedule 2.19.3 in accordance with the terms of Sections 2.19.1(a) and 2.19.3, BioNTech shall provide written notice to Genentech of such completion. No later than [***] Business Days from such notice, Genentech shall request any missing or incomplete documents, Know-How or materials set forth on Schedule 2.19.1(a) or Schedule 2.19.3. Subject to Section 10.9, no later than [***] days following (a) Genentech’s confirmation that such transfer is complete and the transferred items are reasonably acceptable to Genentech in terms of content that would be reasonably expected for a transfer of this type, or (b) the expiration of such [***] Business Day period without any Genentech request for missing or incomplete documents, Know-How or materials, Genentech shall pay BioNTech an additional amount equal to [***]. In the initial BioNTech press release permitted under Section 11.4.2, BioNTech may describe the two payments under this Section 8.1 as “$310,000,000 in upfront and near term milestone payments”. [***].

8.2 Development Costs.

8.2.1 Development Costs Relating to Ongoing Clinical Studies. BioNTech shall be solely responsible for and shall bear all Development Costs incurred by it and its Affiliates in connection with the performance of the Ongoing Clinical Studies and any Melanoma Follow-Up Study conducted pursuant to Section 4.3.2.

8.2.2 Development Costs Relating to Joint Development Activities (i.e., Shared Development Costs). Except as otherwise provided herein, each Party shall bear fifty percent (50%) of all Shared Development Costs.

(a) [***]

(b) [***]

(c) Genentech shall be solely responsible for and bear 100% of all Shared Development Costs incurred after the Opt-Out Commencement Date in the event of an Opt-Out by BioNTech or a Deemed Opt-Out pursuant to Section 8.5.3.

8.2.3 Forecasting of Development Costs.

(a) Genentech shall provide to BioNTech consolidated non-binding forecasts of Shared Development Costs in accordance with its regular internal forecasting processes for informational purposes only. This shall include forecasting of the GDP Budget for a given Calendar Year, regular variance updates to the then current Calendar Year forecast, and multi-year outlooks. The forecasting process shall commence with the first forecast cycle at Genentech following the Effective Date and shall continue as long as there are forecasted Shared Development Costs. Genentech shall provide notice to BioNTech [***] days prior to each forecast to request BioNTech’s forecast of Shared Development Costs that BioNTech expects to incur in connection with Joint Development Activities assigned to BioNTech in accordance with the relevant forecast period. BioNTech will provide the appropriate data within [***] days of receipt of any such notice.

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(b) In addition, BioNTech shall inform Genentech if it determines that the Development Costs relating to any BioNTech Study or any Ongoing Clinical Study which are expected to be incurred by BioNTech will likely exceed, in each case, the originally forecasted BioNTech budget by more than [***].

8.2.4 Shared Development Cost Overruns. [***]

8.2.5 Development Costs Relating to BioNTech Studies. BioNTech shall bear one hundred percent (100%) of all Development Costs incurred in connection with the performance of BioNTech Studies, subject to Section 4.5.5. In the event that Genentech incurs Development Costs in connection with a BioNTech Study, then such costs shall be reported to BioNTech within [***] days after the end of each Calendar Quarter and reimbursed by BioNTech with [***] days after the end of such Calendar Quarter, and Genentech may offset the amounts of any such unpaid invoices from any payments due to BioNTech pursuant to Sections 8.2.7, 8.4.1, and 8.7. The preceding sentence shall apply mutatis mutandis if BioNTech incurs Development Costs in connection with any Genentech Study.

8.2.6 Development Costs and Reconciliation. Each Party shall report to the other Party, within [***] days after the end of each Calendar Quarter, the Development Costs incurred by such Party during such Calendar Quarter for Joint Development Activities (unless the other Party has no obligation to reimburse such Development Costs). Such report shall specify in reasonable detail all amounts included in such Development Costs during such Calendar Quarter (broken down by activity), and any FTE Costs and out-of-pocket costs shall be allocated to the extent possible to a specific activity in the applicable GDP. Each such report shall enable the receiving Party to compare the reported Development Costs against the applicable GDP Budget previously approved by the JDC, on both a quarterly basis and a cumulative basis for each activity. With respect to Shared Development Costs under the GDP (other than those following the effective date of an Opt-Out by BioNTech), the Parties shall seek to resolve any questions related to such accounting statements within [***] days following receipt by each Party of the other Party’s report hereunder. Following such resolution, Genentech shall prepare a reconciliation report for the Shared Development Costs under the GDP for such Calendar Quarter and shall either (a) deliver an invoice to BioNTech for any amounts due to Genentech as a result of reconciliation or (b) notify BioNTech that it should issue an invoice to Genentech, if BioNTech is assigned activities under the GDP and its Shared Development Costs under the GDP exceed Genentech’s Shared Development Costs under the GDP for such Calendar Quarter.

8.2.7 Shared Development Cost Reconciliation Payments. Shared Development Costs shall initially be borne by the Party (or its Affiliates) incurring the cost or expense and thereafter shall be subject to reimbursement, if applicable, in accordance with Section 8.2.2, Section 8.2.6 and this Section 8.2.7. Within [***] days after the end of each Calendar Quarter, following receipt of an invoice therefor from the other Party, the Party that has paid less than its share of Shared Development Costs during such Calendar Quarter shall make a reconciling payment to the other Party to achieve the appropriate allocation of Shared Development Costs provided in Section 8.2.2.

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8.3 BioNTech Indication Opt-In Fee; Genentech Indication Co-Funding Fee.

8.3.1 BioNTech Indication Opt-In Fee. Upon Genentech’s exercise of its Opt-In Right or occurrence of a [***] with respect to a BioNTech Indication pursuant to Section 4.5.5, BioNTech shall submit a written invoice to Genentech for the BioNTech Indication Opt-In Fee which shall set forth in reasonable detail all Development Costs incurred by BioNTech prior to the date of the invoice for such BioNTech Indication. Genentech shall pay such invoice within [***] days following receipt thereof except in the event of a dispute regarding the invoiced amount, in which case the dispute shall be resolved pursuant to Sections 8.16 and 8.17, and Genentech shall pay such invoice within [***] days following the resolution of such dispute. The opt-in fee for a given BioNTech Indication shall be a one-time fee equal to [***] (such amount, a “BioNTech Indication Opt-In Fee”). Following Genentech’s exercise of its Opt-In Right with respect to a BioNTech Indication, any future Development Costs for such Indication shall be considered Shared Development Costs and the applicable Collaboration Product shall thereafter be deemed a GDP Collaboration Product (and no longer a BioNTech Collaboration Product).

8.3.2 Genentech Indication Co-Funding Fee. In the event BioNTech is required pursuant to Section 4.6.2 to pay a Genentech Indication Co-Funding Fee, then Genentech shall submit a written invoice to BioNTech for such fee which shall set forth in reasonable detail all Development Costs incurred by Genentech prior to the date of the invoice for such Genentech Indication as to which BioNTech exercised the BioNTech Co-Funding Rejection plus [***] (“Genentech Indication Co-Funding Fee”). BioNTech shall pay such invoice within [***] days following receipt thereof except in the event of a dispute regarding the invoiced amount, in which case the dispute shall be resolved pursuant to Sections 8.16 and 8.17, and BioNTech shall pay such invoice within [***] days following the resolution of such dispute. After the date of such invoice, any future Development Costs for such Indication shall be considered Shared Development Costs.

8.4 Profit or Loss Share. Commencing as of the First Commercial Sale in the Territory of a GDP Collaboration Product, in the event that BioNTech has not exercised its Opt-Out pursuant to Section 8.5, the terms and conditions of this Section 8.4 shall govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to GDP Collaboration Products. Subject to this Section 8.4, (a) BioNTech shall receive fifty percent (50%) of all Net Profits, and bear fifty percent (50%) of all Net Losses, as applicable, with respect to GDP Collaboration Products and (b) Genentech shall receive fifty percent (50%) of all Net Profits, and bear fifty percent (50%) of all Net Losses. An example of a calculation of Net Profit/Loss and related settlement calculations is set forth on Schedule 8.4. This example is for illustration only and reflects only one possible scenario.

8.4.1 Profit/Loss Split Reports and Payments. In the event that this Section 8.4 applies, each Party shall report to the other Party within [***] days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale in the Territory of a GDP Collaboration Product occurs, the elements of the Net Profit/Net Loss calculation, including Net Sales and Allowable Expenses (including Fully-Burdened Manufacturing Cost) incurred by such Party during such Calendar Quarter.

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Such report shall specify in reasonable detail all deductions allowed and taken in the calculation of Net Sales and all expenses included in Allowable Expenses. [***]. Within [***] days after receipt of such reports, Genentech shall provide a consolidated financial statement setting forth the Net Profit or Net Loss for the Calendar Quarter. The following remittances shall be paid within [***] days after Genentech has provided the consolidated financial statement:

(a) If there is a Net Profit for such Calendar Quarter, then Genentech shall pay to BioNTech an amount equal to (i) fifty percent (50%) of the Net Profit for such Calendar Quarter, plus (ii) the Allowable Expense, if any, incurred by BioNTech in such Calendar Quarter; or

(b) Subject to Section 8.4.1(d) below, if there is a Net Loss for such Calendar Quarter, then the Party that has borne less than fifty percent (50%) of the Net Losses in in such Calendar Quarter shall make a reconciling payment to the other Party so that each Party bears a fifty percent (50%) share of the Net Losses during such Calendar Quarter.

(c) [***]

(d) [***]

(e) [***]

8.4.2 FTE Records and Calculations. Each Party shall record and account for its FTE effort to the extent that such FTE efforts are included in Development Costs or Allowable Expenses that are, or may in the future be, shared (or the basis for determining a BioNTech Indication Opt-In Fee or a Genentech Indication Co-Funding Fee) under this Agreement. Each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products Developed by such Party, unless other procedures are set forth in the Co-Promotion Agreement, in which case such other procedures shall be applied equally to both Parties to the extent set forth in the Co-Promotion Agreement.

8.5 BioNTech Opt-Out Right.

8.5.1 Exercise of Opt-Out by BioNTech. During the BioNTech Opt-Out Period, by written notice to Genentech, BioNTech shall have the right to opt-out of its obligation to pay fifty percent (50%) of all future Shared Development Costs (“Opt-Out”) incurred after the Opt-Out commencement date set forth in the table below, or such later date in the table below as may be specified in BioNTech’s notice (“Opt-Out Commencement Date”). In no event shall BioNTech shall have the right to Opt-Out if a notice of termination of this Agreement has been delivered by either Party. For clarity, BioNTech shall continue to co-fund the GDP during the period between the exercise of its Opt-Out and the Opt-Out Commencement Date.

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[***]

8.5.2 Consequences of Opt-Out. In the event BioNTech exercises its Opt-Out (or a Deemed Opt-Out occurs pursuant to Section 8.5.3), then starting with the Opt-Out Commencement Date, (a) Net Profits/Net Losses shall no longer be shared by the Parties pursuant to Section 8.4, and (b) Shared Development Costs shall no longer be shared by the Parties pursuant to Section 8.2.2, Section 8.2.6 and Section 8.2.7. Instead, BioNTech shall receive as its sole future financial consideration, royalty payments on Net Sales of Royalty Products pursuant to Section 8.6. In addition, effective as of the Opt-Out Commencement Date, the consequences set forth in Sections 2.18, 6.5.5 and 7.3 shall become effective immediately, and BioNTech shall become solely responsible for any Existing Third Party In-License Agreement Royalty Payments, and, unless otherwise agreed in writing between the Parties, BioNTech shall cease all its activities under the Research Plan and all its Party Development Activities (to the extent permitted by Applicable Law) and transfer to Genentech all data and other Know-How created in connection with the Party Development Activities and activities under the Research Plan or the CMC Development Plan in BioNTech’s possession and not previously transferred to Genentech pursuant to Section 2.19.

8.5.3 Deemed Opt-Out. At any time during the Term, if BioNTech is either (i) unable to pay or is late in paying (by [***] days or more with respect to any invoice) BioNTech’s portion of its Development Costs shared under Section 8.2.2 [***], Genentech may provide BioNTech with written notice that an Opt-Out by BioNTech has been deemed to have occurred (“Deemed Opt-Out”), which notice shall state the applicable Opt-Out Commencement Date, which shall be the first day of the Calendar Quarter following such default in payment.

8.6 Royalties.

8.6.1 Royalty Rates. In lieu of sharing Net Profit/Net Loss, in the event of an Opt-Out by BioNTech pursuant to Section 8.5 or a Deemed Opt-Out pursuant to Section 8.5.3, during the Royalty Term, and subject to Section 8.6.3, Genentech shall pay to BioNTech [***] (the “Royalty Rate”) on annual worldwide Net Sales of each Royalty Product which, at the time of sale, is Covered by a Valid Claim included in the [***]

8.6.2 Royalty Term. Genentech shall have no obligation to pay any royalty with respect to Net Sales of any Royalty Product in any country after the Royalty Term for such Royalty Product in such country has expired. Upon expiry of Genentech’s payment obligation under this Section 8.6 with respect to a Royalty Product in a country, the license in Section 9.1.1 shall be fully paid-up, royalty-free and irrevocable in respect of that Royalty Product in that country.

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8.6.3 Reductions. Notwithstanding the foregoing:

(a) in the event that [***] during the Royalty Term for a Royalty Product, one or more Competitive Products are sold [***], then the Royalty Rate applicable to Net Sales of Royalty Products [***] shall be reduced to [***] for the remainder of the Royalty Term, [***];

(b) in the event that Genentech obtains rights or licenses from a Third Party under Third Party IP pursuant to Section 10.6, Genentech shall be entitled to deduct [***];

(c) [***]; and

(d) at Genentech’s election, Genentech shall have the right to offset from future royalties under this Section 8.6 any unpaid deferred Development Costs that have come due under Section 8.2.2.

8.7 Royalty Payments and Reports. Genentech shall calculate all amounts payable to BioNTech pursuant to Section 8.6 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 8.9. Genentech shall pay to BioNTech the royalty amounts due with respect to a given Calendar Quarter within [***] days after the end of such Calendar Quarter. Each payment of royalties due to BioNTech shall be accompanied by a statement of the amount of Net Sales of each Royalty Product in the Territory during the applicable Calendar Quarter converted to Dollars and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Without limiting the generality of the foregoing, Genentech shall require its Affiliates and Sublicensees to account for their Net Sales and to provide such reports with respect thereto as if such sales were made by Genentech.

8.8 Apportionment of Compulsory Sublicensee Consideration.

[***].

8.9 Mode of Payment; Offsets. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. As of the Execution Date, that applicable bank account for payments to each Party is set forth in Schedule 8.9. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using the then-current internal foreign currency translation method actually used by such Party on a consistent basis in preparing its audited financial statements. Either Party shall have the right to offset any expense that is owed by the other Party but not paid against any payments owed by either Party, if any, under this Agreement.

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8.10 Accounting Procedures. For purposes of determining Development Costs and Allowable Expenses, any expense allocated by either Party to a particular expense category of Development Costs or Allowable Expenses shall not also be allocated to another category under Development Costs or Allowable Expenses. Each Party shall determine Development Costs and Allowable Expenses using its standard accounting procedures, consistently applied, to the maximum extent practicable as if the Collaboration Product were a solely-owned product of the Party (provided that the application of such procedures results, on balance, in outcomes that are fair and equitable to both Parties taking into consideration the interests of both Parties as reflected in this Agreement). The Parties also recognize that such procedures may change from time to time and that any such changes may affect the calculation of Development Costs, Allowable Expenses, and such other expenses. Where the change is or would be material to the other Party, the Party proposing to make the change shall provide the other Party with an explanation of the proposed change and an estimation of the effect of the change on the relevant cost or expense category. The Parties shall use good faith efforts to negotiate any resulting changes to this Agreement so as to preserve as closely as reasonably possible the Parties’ respective economic interests under this Agreement. Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating Development Costs, Allowable Expenses, or other payments or expenses under this Agreement.

8.11 Taxes.

8.11.1 Each Party will make all payments to the other Party under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

8.11.2 Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by the Party making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate Governmental Authority, and Payor will furnish Payee with proof of payment of such Tax.

8.11.3 Each Party agrees to use commercially reasonable efforts to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or any similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

8.11.4 All amounts payable under or provided for in this Agreement shall be exclusive of any amount in respect of VAT. If VAT is applicable on any amount payable under this Agreement and the reverse charge procedure does not apply, then the Payor shall pay an additional amount equal to VAT on that amount; provided it has first received a valid invoice for the supply, save when the reverse charge procedure applies. Valid invoices must include all relevant information as stated in any applicable guideline or as defined by other local rules and regulations as the case may be.

8.11.5 To the extent the activities of the Parties under this Agreement result in the recognition of a partnership for non-U.S. Tax purposes, the Parties agree that any non-U.S. Tax imposed at the level of the partnership on its profit (not including Tax required to be withheld to satisfy a Party’s own income tax obligation) shall be allocated and borne by the Parties according to the partnership profit allocation under the respective applicable tax law.

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8.11.6 In the event of a conflict between this Agreement and any Ancillary Agreement, this Agreement shall control with respect to Tax matters. Solely for purposes of this Section 8.11, “Tax” or “Taxes” means any present or future taxes, levies, imposts duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto).

8.12 Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

8.13 Tax Returns.

[***]

8.14 Financial Records. Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Development Costs, Net Sales, Fully-Burdened Manufacturing Costs, Allowable Expenses and, with limiting the foregoing, elements in the calculation of Net Profits/Net Losses, as applicable, and Development of Collaboration Products in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by such Party and its Affiliates until the later of (a) [***] after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

8.15 Invoices. Each invoice issued pursuant to this Article 8 shall refer to this Agreement and identify the trigger for the payment obligation. Unless otherwise requested by Genentech in writing, BioNTech shall send invoices to Genentech at the address for GNE in the preamble of this Agreement, to the attention of [***]. With respect to invoices issued by Genentech, Genentech shall send invoices to BioNTech at:

Biontech RNA Pharmaceuticals GmbH

Attn: [***]

An der Goldgrube 12

55131 Mainz, Germany.

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8.16 Audit. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent auditor designated by the other Party and reasonably acceptable to the audited Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 8.14 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (a) be conducted for any Calendar Quarter more than [***] after the end of such quarter, (b) [***] or (c) [***]. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 8.17 below, if such audit concludes that (i) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 8.12, or (ii) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((i) or (ii)), within [***] days after the date on which such audit is completed by the auditing Party.

8.17 Audit Dispute. In the event of a dispute with respect to any audit under Section 8.16, BioNTech and Genentech shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] days, either Party may submit the dispute for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Arbitrator”). The decision of the Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Arbitrator shall determine. Not later than [***] days after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 8.12, or the auditing Party shall reimburse the excess payments, as applicable.

8.18 Confidentiality. The receiving Party shall treat all information subject to review under this Article 8 in accordance with the confidentiality provisions of Article 11 and the Parties shall cause the Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

ARTICLE 9.

GRANT OF RIGHTS

9.1 Licenses to Genentech.

9.1.1 Exclusive License. BioNTech hereby grants to Genentech an exclusive (subject to [***], non-transferable (other than in connection with a permitted assignment of this Agreement), sublicensable (only in accordance with Section 9.3) license, under the BioNTech IP (including the Know-How and Patents related to the Manufacturing Process which includes the IVAC 2.0 Process, the IVAC 2.1 Process, any IVAC x.y Process and the Commercial Manufacturing Process) and BioNTech’s interest in the Collaboration IP (subject in the case of [***] subject to [***], to (a) research, develop, make, have made, use, offer for sale, sell and import Pharmaceutical Products that comprise (i) one or more Neoepitope RNA(s), [***] in the Field in the Territory and (b) otherwise perform its obligations under this Agreement and the Ancillary Agreements, provided that [***]

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9.1.2 Non-Exclusive License. [***]

9.1.3 No License. Notwithstanding the license granted in Section 9.1.1, nothing in this Agreement shall be deemed to grant to Genentech any license or other rights under the BioNTech IP to [***]

9.1.4 Notice Rights. [***]

9.2 Licenses to BioNTech.

9.2.1 License; Grant Back License.

(a) Genentech hereby grants to BioNTech an exclusive (subject to Genentech’s rights under Section 4.5.5 and Genentech’s obligations under MDSA), non-transferable (other than in connection with a permitted assignment of this Agreement), sublicensable (only in accordance with Section 9.3) license, under the Genentech IP, the BioNTech IP (to the extent exclusively licensed to Genentech under Section 9.1.1) and Genentech’s interest in the Collaboration IP (to the extent exclusively licensed to Genentech under Section 9.1.1) (in the case of Collaboration Product Clinical Study Data, subject to Section 11.6), to (a) research, develop, make, have made, use, and import BioNTech Collaboration Products solely in connection with the Conduct of the BioNTech Studies and (b) Conduct the Ongoing Clinical Studies in accordance with Section 4.3.1 and any related follow-up clinical study to the extent permitted under and in accordance with Section 4.3.2; provided that, [***].

(b) Genentech hereby grants to BioNTech a non-exclusive, non-transferable (other than in connection with a permitted assignment of this Agreement), sublicensable (only in accordance with Section 9.3) license, under the Genentech IP (excluding any Neoepitope Prediction Algorithm within the Genentech IP which is the subject of the license set forth in Section 9.2.2), the BioNTech IP (to the extent licensed to Genentech under Section 9.1.1) and the Collaboration IP (but in the case of Collaboration Product Clinical Study Data, subject to Section 11.6) (i) to perform its obligations under this Agreement and the Ancillary Agreements (including any Co-Promotion Agreement) and (ii) to construct and use Commercial Facilities as set forth in Section 2.2.4 of the MDSA.

(c) Subject to, and effective only upon expiration of, Genentech’s Opt-In Rights and [***] pursuant to Section 4.5.5, Genentech hereby grants to BioNTech an exclusive, non-transferable (other than in connection with a permitted assignment of this Agreement), sublicensable (only in accordance with Section 9.3) license, under the Genentech IP, the BioNTech IP (to the extent exclusively licensed to Genentech under Section 9.1.1) and Genentech’s interest in the Collaboration IP (to the extent exclusively licensed to Genentech under Section 9.1.1) (in the case of Collaboration Product Clinical Study Data, subject to Section 11.6), to offer for sale, sell or import BioNTech Collaboration Products.

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9.2.2 Non-Exclusive License. [***].

9.2.3 No License. Notwithstanding the licenses granted in Section 9.2.1, nothing in this Agreement shall be deemed to grant to BioNTech any license or other rights under the Genentech IP to [***].

9.3 Sublicenses; Exercise of Licensed Rights by Third Parties or Affiliates. Either Party may sublicense the rights under the licenses granted to it under Sections 9.1.1, 9.2.1, 9.4 and 9.5 to its permitted subcontractors hereunder (subject to Sections 3.2 and 4.4.4) or under any Ancillary Agreement (or in the case of Genentech, [***] without the other Party’s consent, provided that such Party (1) shall remain directly responsible for all of its obligations under this Agreement that have been, so subcontracted or sublicensed and (2) shall ensure that such subcontractors and sublicensees comply with the terms and conditions of this Agreement, including the intellectual property provisions and confidentiality provisions of this Agreement. Subject to Sections 3.2 and 4.4.4, the rights under the licenses granted in Sections 9.1.1 and 9.1.2 and Sections 9.2.1 and 9.2.2 may be exercised by a Third Party on behalf of a Party (or a permitted sublicensee) without the grant of a sublicense of such rights. Either Party may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates. Any other sublicensing under Section 9.1.1 or 9.2.1 shall require the other Party’s prior written consent. For the avoidance of doubt, any sublicenses granted hereunder shall terminate automatically upon the termination of the relevant main license granted hereunder. As between the sublicensing Party and its Sublicensee, any intellectual property made as a result of the performance of such activities by such Sublicensee shall be Controlled by the sublicensing Party. In the event that such intellectual property would, if it were made by a Party, be Collaboration IP, then such intellectual property shall be Collaboration IP. In the event that such intellectual property would, if it were made by a Party, be BioNTech IP or Genentech IP, then such intellectual property is hereby licensed to the other Party subject to Section 9.1 or 9.2, as applicable.

9.4 Trademark and Corporate Names Licenses. BioNTech hereby grants to Genentech a worldwide, fully-paid, non-exclusive license, with the right to grant sublicenses solely as provided in Section 9.3 and subject to Section 10.7.1, to use the Corporate Names of BioNTech, solely in connection with the exercise of Genentech’s rights and fulfillment of Genentech’s obligations under Section 6.4. BioNTech hereby grants to Genentech a worldwide, fully-paid, exclusive license, with the right to grant sublicenses solely as provided in Section 9.3, and subject to Section 10.7, to use the IVAC Trademark as a Product Trademark in connection with the exercise of Genentech’s rights and obligations under this Agreement if Genentech sees fit to also use the IVAC Trademark as a Product Trademark. In the event that the Parties enter into a Co-Promotion Agreement, Genentech shall grant to BioNTech a non-exclusive license to use the Corporate Names of Genentech and any Product Trademarks in connection with BioNTech’s activities under such agreement.

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9.5 Rights of Reference or Use.

9.5.1 In the event that BioNTech [***] pursuant to Sections 4.5 and 5.3, effective as of the date of filing, Genentech hereby grants (and shall cause its Affiliates and Sublicensees under the license granted in Section 9.1.1 to grant) to BioNTech during the Term a non-exclusive, non-transferable (other than in connection with a permitted assignment of this Agreement but not in connection with a Change in Control except as otherwise provided in Section 15.2) Right of Reference or Use (with the right to grant further rights of reference to Affiliates, Sublicensees and any exclusive distributor in any country in which BioNTech uses an exclusive distributor for its products) to [***] Genentech will provide a letter to FDA or the applicable Regulatory Authority confirming such Right of Reference or Use in support of a [***]. For clarity, notwithstanding any grant to BioNTech of a Right of Reference or Use pursuant to this Section 9.5, BioNTech shall have no rights to any Genentech Molecule Clinical Trial Data, any Genentech IP (except as licensed pursuant to Section 9.2) or any other intellectual property Controlled by Genentech or any of its Affiliates or sublicensees.

9.5.2 BioNTech hereby grants (and shall cause its Affiliates and Sublicensees under the license granted in Section 9.2.1 to grant) to Genentech during the Term a non-exclusive, non-transferable Right of Reference or Use to [***] BioNTech will provide a letter to FDA or the applicable Regulatory Authority confirming such Right of Reference or Use in support of a Genentech IND or Genentech Marketing Authorization. For clarity, notwithstanding any grant to Genentech of a Right of Reference or Use pursuant to this Section 9.5, Genentech shall have no rights to any Clinical Data or other intellectual property, in both cases, that is solely related to any Combination Agent Controlled by BioNTech or any of its Affiliates or sublicensees.

9.6 Genentech Rights of First Negotiation. Genentech shall have rights to engage in exclusive negotiations with BioNTech and certain other related rights as set forth in this Section 9.6.

9.6.1 [***]

9.6.2 [***]

9.6.3 ROFN Procedures. “ROFN Licensable Subject Matter” means each combination of products under Section 9.6.1 or each [***] under Section 9.6.2, as with respect to which Genentech has a right of first negotiation under such Section. “ROFN” means, with respect to each ROFN Licensable Subject Matter, Genentech’s right to engage in exclusive negotiations for such ROFN Licensable Subject Matter before BioNTech licenses, grants, or otherwise transfers, including by option or sale, to any Third Party any rights to develop manufacture, commercialize, make, have made, use, offer for sale, sell and import (or any exclusive rights to research), in whole or in part, such ROFN Licensable Subject Matter in the Field in the Territory as set forth in this Section 9.6.

(a) Notice. At any time during the Term (with respect to ROFN Licensable Subject Matter under Section 9.6.1) prior to [***] or at any time during the Term prior to the [***] (with respect to ROFN Licensable Subject Matter under Section 9.6.2), in the event that BioNTech intends to license, grant, or otherwise transfer, including by option or sale, to any Third Party any rights to develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import (or any exclusive rights to research), in whole or in part, any ROFN Licensable Subject Matter, BioNTech shall so notify Genentech in writing and [***] “ROFN Notice”).

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(b) ROFN Exercise. Genentech may exercise a ROFN with respect to a ROFN Licensable Subject Matter by providing written notice to BioNTech (a “ROFN Election Notice”) at any time during the period commencing on the first date on which Genentech has received the ROFN Notice and ending [***] days thereafter (the “ROFN Exercise Period”) with respect to such ROFN.

(c) ROFN License Agreement. If Genentech exercises a ROFN with respect to a ROFN Licensable Subject Matter during the ROFN Exercise Period, then during the period beginning on the date Genentech provides the ROFN Election Notice to BioNTech and ending [***] thereafter (or such later date as may be mutually agreed by the Parties) (the “ROFN Negotiation Period”), the Parties shall negotiate in good faith the terms and conditions of an agreement pursuant to which Genentech or an Affiliate of Genentech would obtain the exclusive rights to develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import (and the non-exclusive right to research) such ROFN Licensable Subject Matter in the Field in the Territory (a “ROFN License Agreement”).

(d) Genentech Failure to Exercise. If (i) Genentech does not deliver a ROFN Election Notice to BioNTech with respect to the applicable ROFN Licensable Subject Matter during the applicable ROFN Exercise Period or (ii) Genentech and BioNTech do not agree on the terms of a ROFN License Agreement despite good faith negotiations with respect to the applicable ROFN Licensable Subject Matter during the applicable ROFN Negotiation Period, then, in either case (i) or (ii), BioNTech shall be free to grant to a Third Party rights to research, develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import, in whole or in part, such ROFN Licensable Subject Matter in the Field in the Territory; provided that, in the case of (ii) above, during the [***], BioNTech shall not grant to a Third Party rights to research, develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import, in whole or in part, such ROFN Licensable Subject Matter in the Field in the Territory on terms and conditions [***]

9.7 Exclusivity. For a period of [***] years after the Effective Date (such period, the “Exclusivity Period”), none of (a) [***], and (b) BioNTech and its Affiliates shall carry out, conduct or engage in any activity, by itself or with or through any Third Party, directly or indirectly, to research, develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import any Pharmaceutical Products comprising one or more Neoepitope RNA(s) in the Field other than pursuant to and in accordance with this Agreement; provided, however that such restriction does not restrict any of the foregoing Persons from conducting internal research and preclinical development for benchmarking purposes on Pharmaceutical Products comprising one or more Neoepitope RNA(s) that are Third Party Products at the time of such research or preclinical development. [***]

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ARTICLE 10.

INTELLECTUAL PROPERTY

10.1 Disclosure. During the Term, without limiting Section 2.19.2, each Party shall promptly disclose to the other Party [***]

10.2 Ownership; Assignment and Cooperation; Inventorship.

10.2.1 Ownership of Intellectual Property. As between the Parties:

(a) BNT or RNP (as applicable) shall solely own the BioNTech IP,

(b) [***]

(c) [***]

10.2.2 Assignment and Cooperation. The assignments necessary to accomplish the ownership provisions set forth in this Article 10 are hereby made, and each Party shall execute such further documentation as may be necessary or appropriate, and provide reasonable assistance and cooperation to implement the provisions of this Article 10. Accordingly, each Party (“Assignor”) hereby irrevocably assigns to the other Party (“Assignee”) an equal, undivided interest in and to all right, title, and interest in and to Collaboration IP. Assignor agrees to execute such documents, render such assistance, and take such other action as an Assignee may reasonably request, to apply for, register, perfect, confirm, and protect Assignee’s rights in all Collaboration IP. Each Party shall require, to the extent legally possible under relevant national or local laws, all of its employees, Affiliates and any Third Parties working pursuant to this Agreement on its behalf, to assign (or otherwise convey rights) to such Party its right, title and interests in any Patents and Know-How conceived, reduced to practice, created or otherwise made by such employee, Affiliate or Third Party, and to cooperate with such Party in connection with obtaining patent protection therefor.

10.2.3 Inventorship and Authorship. Inventorship and authorship shall be determined in accordance with the Applicable Laws of the United States regarding patents and copyrights, respectively; provided, however, that in the event that determining inventorship or authorship in accordance with such Applicable Laws would be in violation of the Applicable Laws of the country or jurisdiction in which such invention or creation was made or created, inventorship or authorship, as applicable, shall be determined in accordance with the Applicable Laws of such country or jurisdiction.

10.2.4 CREATE Act. This Agreement shall be deemed a joint research agreement under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. §102(c) (the “CREATE Act”), and any foreign counterparts thereto, entered into for the purpose of researching, identifying and developing products comprising one or more Neoepitope RNA(s) including Collaboration Products and under the terms set forth herein.

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10.3 Patent Prosecution and Maintenance.

10.3.1 Patent Prosecution and Maintenance Control. As between the Parties:

[***]

10.3.2 Patent Prosecution and Maintenance Cooperation. Solely with respect to the rights and obligations described in this Section 10.3, the Party that has the right to Prosecute and Maintain the BioNTech Patents, BioNTech Core Patents, Genentech Patents, Genentech Core Patents or Collaboration Patents, as applicable, will be referred to as the “Controlling Party” and the other Party will be referred to as the “Non-Controlling Party”. During the Term, the Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the BioNTech Patents, BioNTech Core Patents, Genentech Patents, Genentech Core Patents and Collaboration Patents in the Territory. Notwithstanding which Party is the Controlling Party, the Parties shall agree, on a country by country basis, on preferably the same outside patent counsel firms to be responsible for the Prosecution and Maintenance of the BioNTech Core Patents, Genentech Core Patents and Collaboration Patents on behalf of each Party as the Controlling Party (each, an “Outside Patent Prosecution Counsel”); [***] Cooperation shall include:

(a) The Non-Controlling Party shall, at the Controlling Party’s reasonable request, assist and cooperate in the Prosecution and Maintenance of the BioNTech Patents, BioNTech Core Patents, Genentech Patents, Genentech Core Patents or Collaboration Patents, including making its relevant scientists and scientific records reasonably available to the Controlling Party, executing all papers and instruments (including assignment of invention agreements and powers of attorney) and requiring its employees or contractors to execute such papers and instruments.

(b) [***]

(c) [***]

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(d) [***]

10.4 [***]

10.5 Enforcement and Defense of Patents; Defense of Claims by Third Parties .

10.5.1 Notice. Each Party shall promptly notify, in writing, the other Party upon learning of:

(a) any actual, alleged, or suspected infringement, misappropriation or misuse by a Third Party of a BioNTech Core Patent, Genentech Core Patent, Collaboration Patent or any Know-How or Patent related to the Neoepitope Prediction Algorithm (within the BioNTech IP, Genentech IP or Collaboration IP) or any reexaminations, inter partes reviews, and post grant reviews as well as interferences and derivation proceedings, oppositions and other similar proceedings or claim of declaratory judgment brought by a Third Party alleging the invalidity, unpatentability, unenforceability, or non-infringement of any such BioNTech Core Patent, Genentech Core Patent or Collaboration Patent (including receipt of a copy or knowledge of a Biosimilar Application under Section 351(l)(1)(B)(iii) or Section 351(l)(8)(A) of the PHSA (or other Applicable Law in the relevant jurisdiction) or alleging misappropriation or misuse of any Know-How or Patent related to the Neoepitope Prediction Algorithm (within the BioNTech IP, Genentech IP or Collaboration IP)) (each an “Infringement”), and

(b) any notice, allegation, suit, or other proceeding against BioNTech or Genentech, or any of their respective Affiliates or licensees or customers, of infringement, misappropriation or misuse of any intellectual property rights as a result of the Exploitation of any Collaboration Product or any Neoepitope Prediction Algorithm (“Third Party Infringement Claim”).

In each case ((a) or (b)), the Party providing notice shall promptly notify the other Party and use commercially reasonable efforts to provide all evidence in its possession pertaining to the Infringement, claim or suit that it can disclose without breach of pre-existing obligations to a Third Party or waiver of privilege. [***]

10.5.2 Enforcement and Defense Actions Against Infringements.

(a) [***]

(b) [***]

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(c) [***]

(d) [***] Collaboration Patents in the Territory or to Enforce against any misappropriation or misuse of any Know-How or Patent related to the Neoepitope Prediction Algorithm within the Collaboration IP (including any Genentech IP or BioNTech IP (other than BioNTech Core Patents) incorporated therein). If Genentech declines to Enforce against an Infringement that constitutes a substantial risk to the overall value of such Collaboration Patent in the applicable country within the Territory or any misappropriation or misuse of any Know-How or Patent related to the Neoepitope Prediction Algorithm within the Collaboration IP, then: (i) Genentech shall provide BioNTech with reasonable advanced written notice of such decision [***]

10.5.3 Third Party Infringement Defense Actions. Notwithstanding Section 13.5, for any Third Party Infringement Claim, Genentech (with respect to any Third Party Infringement Claim as to (a) GDP Collaboration Product(s) or Genentech Collaboration Product(s) alone, (b) at least one GDP Collaboration Product or Genentech Collaboration Product, on the one hand, and at least one BioNTech Collaboration Product, on the other hand, or (c) as to any Know-How or Patent related to the Neoepitope Prediction Algorithm within the Collaboration IP (including any Genentech IP or BioNTech IP incorporated therein) and BioNTech (with respect to any Third Party Infringement Claim that does not include any GDP Collaboration Product or Genentech Collaboration Product but includes a BioNTech Collaboration Product) shall have the right, but not the obligation, to defend and control the defense of any such Third Party Infringement Claim, including directing all aspects, stages, motions, and proceedings of litigation (“Defend” or “Defense”). In the event the Party with the right to defend against a Third Party Infringement Claim under this Section 10.5.3 does not elect to assume the defense of such Third Party Infringement Claim (“Non-Defending Party”) and the other Party (“Defending Party”) has the obligation to assume the defense of such Third Party Infringement Claim under Section 13.5 or the other Party is the defendant against which the Third Party Infringement Claim was made, then the Non-Defending Party shall provide to the Defending Party with reasonable advanced written notice of such decision so as to permit the Defending Party to take appropriate action in accordance with this Agreement, [***]

10.5.4 Cooperation. Solely with respect to the rights and obligations described in this Section 10.4, the Party that has the right to Enforce against the Infringement or Defend against the Third Party Infringement Claim, will be referred to as the “Controlling Litigation Party” and the other Party will be referred to as the “Non-Controlling Litigation Party”. Notwithstanding which Party is the Controlling Litigation Party, the Parties shall agree on an outside patent counsel firm to be responsible for the Enforcement against an Infringement and Defense of a Third Party Infringement Claim on behalf of the Controlling Litigation Party (“Outside Patent Litigation Counsel”). Cooperation shall include:

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(a) The Non-Controlling Litigation Party shall cooperate with the Controlling Litigation Party in any such action to Enforce against any Infringement or Defend against any Third Party Infringement Claim or raising of any counter claim in connection with the Enforcement or Defense as described in this Section 10.4, including, if necessary, by being joined as a party, provided the Non-Controlling Litigation Party shall have the right to be represented by their own counsel at their own expense (notwithstanding any other cost allocation provision of this Agreement). The Outside Patent Litigation Counsel shall lead the Enforcement against the Infringement or Defense against the Third Party Infringement Claim with respect to any other counsel participation in the Enforcement or Defense.

(b) The Controlling Litigation Party shall, through Outside Patent Litigation Counsel, keep the other Party reasonably informed of all material developments in connection with any such Infringement or Third Party Infringement Claim, including providing the other Party with copies of draft and filed filings, motions, pleadings and other material submissions and communications (including oral communications) with the relevant judicial authority relating to such Infringement or Third Party Infringement Claim, sufficiently in advance, where reasonable, for the Non-Controlling Litigation Party to comment, through Outside Patent Litigation Counsel, on the Enforcement against or Defense of such Infringement or Third Party Infringement Claim. The Controlling Litigation Party shall give due consideration to the Non-Controlling Litigation Party’s comments with respect to the Enforcement against or Defense of such Infringement or Third Party Infringement Claim under this Section 10.4. Notwithstanding the foregoing, BioNTech shall Enforce against or Defend of such Infringement or Third Party Infringement Claim consistent with Genentech’s comments as required under this Section 10.4.

(c) Settlement. The Controlling Litigation Party shall, at its sole discretion, have the right to settle such claim; provided that the Controlling Litigation Party may not settle or consent to an adverse judgment without the expressed written consent of the Non-Controlling Party (such consent not to be unreasonably withheld or delayed).

(d) Third Party Payments. [***]

(e) Recoveries. Any recovery realized as a result of any action described in this Section 10.4 (whether by way of settlement or otherwise) shall be [***]

10.6 Third Party Licenses. Existing Third Party In-License Agreement Royalty Payments for any GDP Collaboration Product shall be shared equally by the Parties as an “Allowable Expense” in the Net Profit/Net Loss calculation pursuant to Section 8.4 or in the case of a Royalty Product, shall be borne solely by BioNTech in accordance with the terms and conditions of this Agreement, including Section 12.2.2(d). For all other payments or other consideration payable to any Third Party for rights or licenses under BioNTech IP or Genentech IP or intellectual property rights that are reasonably necessary for the Exploitation of any Collaboration Product, the following shall apply:

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10.6.1 BioNTech IP. BioNTech shall be responsible for and bear the following:

(a) all costs for any payments or other consideration payable to any Third Party (i) for the rights and licenses (including the right to grant sublicenses) under the BioNTech IP as such BioNTech IP exists as of the Effective Date; (ii) for the rights and licenses (including the right to grant sublicenses) under [***]; or (iii) as a result of the Exploitation of Collaboration Products under any agreement between BioNTech or its Affiliates and a Third Party existing as of the Effective Date, including any Existing Third Party In-License Agreements (except for Existing Third Party In-License Agreement Royalty Payments which shall be allocated as described above in Section 10.6);

(b) any compensation payable by BioNTech or its Affiliates under statute, contract or otherwise to inventors that have contributed or will contribute to BioNTech IP or (subject to any sharing as an Allowable Expense) any Collaboration IP created, conceived or reduced to practice by or on behalf of BioNTech; and

(c) any costs for any payments or other consideration payable to any Third Party for the rights or licenses under intellectual property rights necessary or reasonably useful for BioNTech to perform its research activities in relation to the Neoepitope Prediction Algorithm under the Research Plan, including any such rights or licenses under the software disclosed in Schedule 12.2.1(i) and Schedule 12.3.1(h).

For clarity, except for Existing Third Party In-License Agreement Royalty Payments which shall be allocated as described above in Section 10.6, BioNTech shall be responsible for and bear the costs for any payments or other consideration to a Third Party as listed under Schedule 12.2.1(a). Notwithstanding the foregoing, any additional rights or licenses that may be obtained for the Exploitation of Collaboration Products (other than for research activities under the Research Plan) under any agreement with a Third Party existing as of the Effective Date shall be considered “Third Party IP” as defined under Section 10.6.3 and the Parties shall [***]

10.6.2 Genentech IP. Other than in connection with (a) an amendment of this Agreement pursuant to Section 5.3.4 or (b) grant of a post-termination license to BioNTech pursuant to Section 14.5.4, Genentech shall be responsible and bear the following:

(a) all costs for any payments or other consideration due to any Third Party (i) for the rights and licenses (including the right to grant sublicenses) under the Genentech IP as such Genentech IP exists as of the Effective Date or (ii) as a result of the Exploitation of Collaboration Products under any agreement of Genentech or its Affiliates with a Third Party existing as of the Effective Date;

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(b) any compensation payable by Genentech or its Affiliates under statute, contract or otherwise to inventors that have contributed or will contribute to Genentech IP (subject to any sharing as an Allowable Expense); and

(c) any costs for any payments or other consideration payable to any Third Party for the rights or licenses under intellectual property rights necessary or reasonably useful for Genentech to perform its research activities in relation to the Neoepitope Prediction Algorithm under the Research Plan, including any such rights or licenses under the software disclosed in Schedule 12.2.1(i) and Schedule 12.3.1(h).

Notwithstanding the foregoing, any additional rights or licenses that may be obtained for the Exploitation of Collaboration Products (other than for research activities under the Research Plan) under any agreement with a Third Party existing as of the Effective Date shall be considered “Third Party IP” as defined under Section 10.6.3 and the Parties shall [***]

10.6.3 Other Third Party IP. With respect to (a) all intellectual property rights owned or controlled by a Third Party (including any improvements by the inventors that have contributed to the BioNTech IP) and that are reasonably necessary for the Exploitation of any Collaboration Product (other than for research activities under the Research Plan), including the clinical Development of the Neoepitope Prediction Algorithm for such Collaboration Product (“Third Party IP”) or [***]

(a) [***]

(b) [***]

(c) In all other cases [***], Genentech shall have the first right to negotiate and obtain rights or licenses under any Third Party IP [***] that is reasonably necessary for the Exploitation of the Collaboration Products. [***]

10.7 Corporate Names and Product Trademarks.

10.7.1 Ownership of Corporate Names. Subject to Section 9.4, as between the Parties, BioNTech shall retain all right, title and interest in and to its Corporate Names, and Genentech shall retain all right, title and interest in and to its Corporate Names.

10.7.2 Ownership and Prosecution of Product Trademarks. Subject to Section 9.4, Genentech shall own all right, title, and interest to the Product Trademarks (other than the IVAC Trademark) in the Territory for use with GDP Collaboration Product(s) or Genentech Collaboration Product(s), and shall be responsible for the registration, prosecution, and maintenance thereof. BioNTech shall provide all assistance and documents reasonably requested by Genentech in support of its prosecution, registration, and maintenance of the Product Trademarks. BioNTech shall own the IVAC Trademark and any Product Trademarks exclusively used in connection with BioNTech Collaboration Products, and the terms of this Section 10.7.2 shall apply with respect to the IVAC Trademark and such Product Trademarks exclusively used in connection with BioNTech Collaboration Products, mutatis mutandis.

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10.7.3 Enforcement of Product Trademarks. Genentech shall have the sole right and responsibility for taking such action as Genentech, after consultation with BioNTech, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. All costs of enforcing the Product Trademarks shall be shared equally (50%:50%) by the Parties.

10.7.4 [***]

10.7.5 Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 10.7.

10.8 [***]

10.9 [***]

10.10 Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.

ARTICLE 11.

CONFIDENTIALITY AND NON-DISCLOSURE

11.1 Disclosure and Use of Confidential Information.

11.1.1 Continuing Obligation. This Article 11 shall survive the expiration or termination of this Agreement for a period of [***] years, except for [***]

11.1.2 Rights and Obligations. Except to the extent expressly authorized by this Agreement, each Party (in context, the “Receiving Party”) in possession of the Confidential Information of the other Party (in context, the “Disclosing Party”) or Joint Confidential Information agrees to: (a) hold in confidence and not disclose the Disclosing

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Party’s Confidential Information or Joint Confidential Information to any Affiliate or Third Party (other than, subject to Section 15.2, by a Party to an Affiliate under an obligation of confidentiality), (b) use commercially reasonable efforts to protect the Confidential Information of the other Party or Joint Confidential Information (including commercially reasonable efforts a Party employs with respect to its own confidential information of a similar nature and commercially reasonable efforts to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the other Party (or Joint Confidential Information) is granted) and (c) only use (or permit the use of) the Disclosing Party’s Confidential Information or Joint Confidential Information in connection with activities contemplated by, the exercise of rights permitted by, or in order to further the purposes of, this Agreement. [***]

11.1.3 “Confidential Information” means any and all Information (a) provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Effective Date and (b) owned solely by a Party or jointly by the Parties; in all cases, including information relating to the following: [***] Notwithstanding the foregoing, the following shall be deemed to be “Joint Confidential Information” for purposes of this Article 11: [***]

11.1.4 Exceptions. The obligations of the Receiving Party set forth in Section 11.1.2, shall not apply to the Disclosing Party’s Confidential Information or Joint Confidential Information to the extent that such Confidential Information:

(a) can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply with respect to Joint Confidential Information;

(b) is subsequently received by the Receiving Party from a Third Party which is not bound by any obligation of confidentiality with respect to such information;

(c) has been published by a Third Party or otherwise enters the public domain through no fault of the Receiving Party in breach of this Agreement;

(d) can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to Joint Confidential Information; or

(e) is no longer subject to the provisions of this Section 11.1 by the prior written consent of the Disclosing Party.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

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11.2 Permitted Disclosures.

11.2.1 Legal Compliance. A Party may disclose the other Party’s Confidential Information or Joint Confidential Information if such disclosure is required by law, rule or regulation (including to comply with the order of a court or governmental regulations), but only to the extent such disclosure is reasonably necessary for such compliance; provided, however, except for disclosures otherwise permitted under Section 11.2, or as otherwise required or necessitated by law, such Party shall provide prompt notice of such disclosure requirement to the other Party and provide reasonable assistance to enable such other Party to seek a protective order or otherwise prevent such disclosure.

11.2.2 Regulatory Authorities. A Party may disclose the other Party’s Confidential Information or Joint Confidential Information to the extent such disclosure is required to comply with applicable governmental regulations, to conduct preclinical or Clinical Studies related to Collaboration Products in accordance with the terms of this Agreement, or, with respect to any Lead Regulatory Party, to obtain Regulatory Approval of Collaboration Products in accordance with the terms of this Agreement.

11.2.3 Patent Prosecution. A Party may disclose the other Party’s Confidential Information or Joint Confidential Information to the extent such disclosure is reasonably necessary for the filing, publication or Prosecution and Maintenance of any patent application or patent on inventions, subject to the provisions of Section 10.3.

11.2.4 Permitted Third Parties. Subject to Sections 4.8.3, 11.6 and 11.7, the Receiving Party may disclose and grant use of particular Confidential Information of the Disclosing Party or Joint Confidential Information to the Receiving Party’s permitted sublicensees, agents, consultants, clinical investigators, or subcontractors as the Receiving Party reasonably determines is necessary to fulfill its obligations or exercise its rights under this Agreement; provided, however, that (a) any such permitted sublicensees, agents, consultants, clinical investigators or subcontractors must be contractually bound in writing by obligations substantially similar to those set forth in Section 11.1 and (b) in no event may BioNTech disclose or grant use of any such Information to any Class A Competitor or an Affiliate thereof (or an employee or consultant of such Class A Competitor or Affiliate thereof) without Genentech’s prior written consent. [***]

11.2.5 Scientific Publications. The Receiving Party may disclose the Disclosing Party’s Confidential Information or Joint Confidential Information as expressly permitted pursuant to Section 11.5.

11.2.6 Genentech Molecule Clinical Trial Data. Genentech Molecule Clinical Trial Data is the Confidential Information of Genentech. Notwithstanding any other provision of this Section 11.2, BioNTech may not disclose Genentech Molecule Clinical Trial Data without Genentech’s prior written consent, other than pursuant to Section 11.2.1.

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11.3 Use of Name. Except as expressly provided herein, neither Party shall (and no right, express or implied, is granted to) mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity, or in any other manner in connection with the performance of this Agreement, without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 11.3 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law.

11.4 Press Releases and Other Public Disclosures.

11.4.1 Generally. For purposes of Section 11.4 a “Disclosure” means a press release or other public disclosure concerning this Agreement or the subject matter hereof, including (a) the existence and terms and conditions of this Agreement; (b) information arising from the conduct of activities under this Agreement; and (c) Collaboration Products, and any information specifically related to such Collaboration Products (including any Collaboration Product Clinical Study Data). Disclosures include public communications that contain previously disclosed information. The provisions of Section 11.4 are in addition to the other provisions of Article 11.

11.4.2 Disclosures. If one Party desires to make a Disclosure, it shall obtain the other Party’s prior written approval for the proposed Disclosure, which approval shall not unreasonably be withheld or delayed. Each Party hereby agrees that the other Party may issue the applicable press release set forth in Schedule 11.4.2, following the Execution Date by both Parties.

11.4.3 Disclosure Required by Law. In the event that one Party reasonably concludes that a Disclosure is required by law, rule or regulation (including the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of Section 11.4, collectively, an “Exchange”)), it shall notify the other Party at least [***] Business Days in advance and if the other Party notifies the disclosing Party that it would prefer not to make such Disclosure, the Party seeking such Disclosure shall either (a) limit such Disclosure to address the concerns of the other Party or (b) provide a written opinion from counsel stating that such limited Disclosure is not sufficient to comply with the applicable law, rule or regulation before making such Disclosure. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

11.4.4 Filing of Agreement. Without limiting Section 11.4.3, with respect to complying with the disclosure requirements of an Exchange, in connection with any required filing of this Agreement with such Exchange, the filing Party shall, at the request of the other Party, seek confidential treatment for portions of this Agreement from such

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Exchange and shall provide such other Party with the opportunity, for no less than [***] Business Days (before the date of the proposed filing), to review and comment on any such proposed filing, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing. BioNTech shall, whether or not requested by Genentech, redact and request confidential treatment for [***], and the information in the Schedules to this Agreement.

11.5 Scientific Publications. Notwithstanding Section 11.4, in the event a Party wishes to publish in a peer review journal or present at a scientific conference (a) Information relating to or arising from this Agreement (including relating to or arising from activities performed by a Third Party subcontractor on behalf of a Party, [***]) consistent with the then-current Publication Plan, if any, or if no Publication Plan is in effect, as otherwise approved by the JRC, with respect to research publications, or the JDC, with respect to Development publications, or (b) Information solely made, collected or otherwise generated by or on behalf of it or its Affiliates [***] prior to the Effective Date, such Party shall provide to the other Party the proposed publication or presentation (including, without limitation, abstracts and manuscripts) at least [***] days ([***] days for posters, slides and written descriptions of oral presentations only) for publications under clause (a) and [***] days for publications under clause (b) prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials. The other Party shall review such submitted materials and respond to the submitting Party as soon as reasonably possible, but in any case (i) within [***] days for the proposed publication or presentation (including but not limited to abstracts and manuscripts) and [***] days for posters, slides and written descriptions or oral presentations only, of receipt thereof for publications under clause (a) and (ii) within [***] days for the proposed publications under clause (b). At the option of the reviewing Party, the submitting Party shall (1) take into due consideration any comments made by the reviewing Party, (2) delete from such proposed publication or presentation any Confidential Information of the reviewing Party and [***]; and (3) delay the date of such submission for publication or the date of such presentation for a period of time sufficiently long (but in no event longer than [***] days for publications under clause (a) and [***] days for publications under clause (b)) to permit the reviewing Party to seek appropriate patent protection. In the event the reviewing Party does not respond within the period specified above, the submitting Party will be free to make such proposed publication or presentation.

11.6 Restriction on Disclosure of [***]

11.7 Restriction on Disclosure of [***]

ARTICLE 12.

REPRESENTATIONS AND WARRANTIES

12.1 Mutual Representations and Warranties. As a condition and an inducement to the Parties to enter into this Agreement, each of RNP and BNT on the one hand, and GNE and Roche on the other, represents and warrants to the other, as of the Execution Date, and covenants, as follows:

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12.1.1 Organization. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement and the Ancillary Agreements.

12.1.2 Authorization. The execution and delivery of this Agreement and the Ancillary Agreements and the performance of this Agreement and the Ancillary Agreements by it have been duly authorized by all necessary corporate action, and do not and will not (a) conflict with such Signatory’s charter documents, bylaws, or other organizational documents, (b) conflict with, or result in a breach or constitute default under, or give rise to any payment obligations or right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any agreement, instrument, or contractual obligation to which such Signatory is bound, (c) violate any requirement of any Applicable Law, or (d) violate any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Signatory.

12.1.3 Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Signatory enforceable against it in accordance with its terms and conditions. It is not under any obligation to any Person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or any Ancillary Agreement or that would impede the diligent and complete fulfillment of its obligations of this Agreement or any Ancillary Agreement.

12.2 Additional Representations and Warranties of BioNTech. BioNTech further represents and warrants to Genentech, as of the Execution Date, and covenants, as follows:

12.2.1 Intellectual Property.

(a) Title. All Patents Controlled by BioNTech or its Affiliates that are to the knowledge of BioNTech and its Affiliates necessary to research, develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import Pharmaceutical Products that comprise (i) one or more Neoepitope RNA(s), [***] are listed on Schedule 1.20. BioNTech is (a) the sole and exclusive owner of the entire right, title and interest in the BioNTech Core Patents listed on Schedule 1.20 as “Owned BioNTech Core Patents”; (b) the sole and exclusive licensee of the BioNTech Core Patents indicated on Schedule 1.20 as “In-Licensed BioNTech Core Patents”; and (c) entitled to grant the rights and licenses (or sublicenses) specified in this Agreement and the Ancillary Agreements, including the rights of Prosecution and Maintenance specified in this Agreement, in each case of (a), (b), and (c), free of any encumbrance, lien, or claim of ownership by any Third Party or Affiliate and except as disclosed in Schedule 12.2.1(a), without payment of any royalties, license fees or other amounts to any Person.

(b) Valid and Enforceable. To the knowledge of BioNTech and its Affiliates, all BioNTech Core Patents are subsisting, and all necessary Prosecution and Maintenance fees in connection with such BioNTech Core Patents have been paid, and all necessary documents and certificates in connection with such BioNTech Core

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Patents have been filed with the relevant Governmental Authorities for the purposes of Prosecuting and Maintaining such BioNTech Core Patents and BioNTech has complied with its duty to disclose material information to the U.S. Patent and Trademark Office and other foreign patent authorities in connection with such BioNTech Core Patents. To the knowledge of BioNTech and its Affiliates and except as may be disclosed from BioNTech to Genentech or Genentech to BioNTech through their respective outside counsel, the BioNTech Core Patents are not invalid or unenforceable.

(c) Rights of Prosecution and Enforcement. To the knowledge of BioNTech and its Affiliates and except as otherwise disclosed on Schedule 12.2.1(c), neither BioNTech nor any of its Affiliates has (i) granted any Person the right to control the Prosecution and Maintenance of any of the BioNTech Core Patents, (ii) granted any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the BioNTech Core Patents, or (iii) expressly agreed not to sue or to indemnify any Person against any charge of infringement of any of BioNTech Core Patents.

(d) No Infringement of BioNTech IP. To the knowledge of BioNTech and its Affiliates, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the BioNTech Core Patents (including pending applications and registrations therefor as if such applications or registrations were to issue or become registered), any Neoepitope Prediction Algorithm within the BioNTech IP or the Regulatory Documentation.

(e) No Infringement of Third Party IP. To the knowledge of BioNTech and its Affiliates and except as may be disclosed from BioNTech to Genentech or Genentech to BioNTech through their respective outside counsel, (i) the conception, reduction to practice or creation of the BioNTech Core Patents, any Neoepitope Prediction Algorithm within the BioNTech IP and Regulatory Documentation and the Exploitation of Collaboration Products based upon the BioNTech Core Patents, any Neoepitope Prediction Algorithm within the BioNTech IP and Regulatory Documentation do not and will not infringe or misappropriate any intellectual property right (including pending applications and registrations therefor as if such applications or registrations were to issue or become registered) of any Person, or otherwise violate any intellectual property right of any Person under the Applicable Laws of any jurisdiction, and (ii) the BioNTech Core Patents are not dominated by any Patent (including pending applications and registrations therefor as if such applications or registrations were to issue or become registered) of any Person and not Controlled by BioNTech.

(f) German Employees’ Inventions Act. In accordance with the German Employees’ Inventions Act, BioNTech agrees to claim the unlimited use of any Invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of the Research Plan, CMC Development Plan or Joint Development Activities by employees of any German Affiliates. For the avoidance of doubt, each Party is responsible for fulfilling the obligations towards their employees under the German Employee’s Inventions Act.

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(g) Assignments. To the extent the assignment of inventions to BioNTech or its Affiliates is not effected by statutory law (e.g. the German Employees’ Inventions Act), all current and former officers, employees, agents and consultants of BioNTech or any of its Affiliates or, to the knowledge of BioNTech and its Affiliates, their respective subcontractors [***] who are inventors of or have otherwise contributed in a material manner to the creation or development of any BioNTech IP have, directly or indirectly, agreed to protect such BioNTech IP as proprietary information and assign any and all rights in and to such BioNTech IP to BioNTech or such Affiliate or such subcontractor (as applicable), by execution and delivery to BioNTech or such Affiliate or subcontractor of an assignment or other agreement or otherwise. To the knowledge of BioNTech and its Affiliates, no current officer, employee, agent, or consultant of BioNTech or any of its Affiliates or their respective subcontractors [***] is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of BioNTech or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with BioNTech. To the knowledge of BioNTech, all inventions relating to any Pharmaceutical Products that comprise (i) one or more Neoepitope RNA(s), [***] made as of the Effective Date by inventors who are employed by or in any other way legally related to BioNTech or its Affiliates have been disclosed by such inventors to BioNTech or its Affiliates, as applicable.

(h) Confidentiality of BioNTech Know-How. Except as disclosed in scientific publications made generally available to the public, BioNTech and its Affiliates have maintained the BioNTech Know-How at all times as confidential and only disclosed the BioNTech Know-How to Third Parties, [***] under obligations of confidentiality. To the knowledge of BioNTech and its Affiliates, no such Third Party has used or disclosed BioNTech Know-How in breach of its confidentiality obligations.

(i) Neoepitope Prediction Algorithm. To the knowledge of BioNTech and its Affiliates [***] (i) BioNTech owns or has sufficient rights in any Neoepitope Prediction Algorithm within the BioNTech IP as of the Execution Date to transfer such Neoepitope Prediction Algorithm and grant the rights and licenses (and sublicenses) to Genentech under this Agreement, free of any encumbrance, lien, or claim of ownership by any Third Party or Affiliate and without payment of any royalties, license fees or other amounts to any Person, and (ii) the use and other exploitation of such Neoepitope Prediction Algorithm in the Exploitation of Collaboration Products will not depend on the acquisition of rights from any Third Party.

(j) No Viruses. To the knowledge of BioNTech and its Affiliates, any Neoepitope Prediction Algorithm within the BioNTech IP as of the Execution Date does not contain or incorporate any code, lock, authorization key, disabling code, or similar device or code that is intended to impair, disable or otherwise impede the operation of software or hardware or any “back door,” “time bomb,” “Trojan horse,” “drop-dead device,” “virus” or other software routines or code or hardware components designed to permit unauthorized access, to send information to any Third Party without the user’s consent, to disable or erase software, hardware or data, or to contaminate, corrupt, or damage information technology systems or architecture or to perform any other similar actions.

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(k) No Copyleft. To the knowledge of BioNTech and its Affiliates, any Neoepitope Prediction Algorithm within the BioNTech IP and the Neoepitope Prediction Software used by BioNTech in its Neoepitope Prediction Algorithm as of the Execution Date are not, do not contain or incorporate, and are not bundled, combined, or linked with, any software or other materials in a form or manner which creates, or purports to create, obligations (i) for a licensee to license its own intellectual property rights, including Patents, to any Third Parties or (ii) that a licensee’s software or other materials must: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no charge (such software or other materials collectively, “Copyleft Software”). Without limiting the foregoing:

(i) To the knowledge of BioNTech and its Affiliates and to the extent that, at any time prior to the Execution Date, any mechanism was used to facilitate communication between (x) the Neoepitope Prediction Software owned by BioNTech within the BioNTech IP and (y) any Copyleft Software, or other software disclosed on Schedule 12.2.1(i), the mechanism that was used was a command line argument and the semantics of the communication did not involve the exchange of complex data structures.

(ii) To the knowledge of BioNTech and its Affiliates, the Neoepitope Prediction Software used by BioNTech in its Neoepitope Prediction Algorithm as of the Execution Date has not [***]

(iii) In the development of the Neoepitope Prediction Software used by BioNTech in its Neoepitope Prediction Algorithm as of the Execution Date, BioNTech has followed standard operating procedures with respect to software development that control and document the use of Copyleft Software. During the Term, BioNTech will maintain and enforce standard operating procedures with respect to the use of Copyleft Software in association with the development of the Neoepitope Prediction Software used in the development of Collaboration Products under this Agreement. Such standard operating procedures shall require that the Committee Co-Chairs of the JRC and the JDC be notified of any anticipated use or transfer of Copyleft Software and that to the extent that any communication mechanism is implemented between (x) the Neoepitope Prediction Software owned by BioNTech within the BioNTech IP and (y) any Copyleft Software, including any software disclosed on Schedule 12.2.1(i), that mechanism shall be a command line argument and the semantics of the communication shall not involve the exchange of complex data structures. Any variation from these standard operating procedures must be approved in writing by the JRC and the JDC.

(l) No Other Claims. To the knowledge of BioNTech and its Affiliates, there are no claims, judgments, or settlements against, or amounts with respect thereto owed by, BioNTech or any of its Affiliates relating to (i) the BioNTech Core Patents, any Neoepitope Prediction Algorithm within the BioNTech IP or the Regulatory Documentation or (ii) the research, development, manufacture, commercialization, making, having made, using, offering for sale, selling and importing Pharmaceutical Products that comprise (i) one or more Neoepitope RNA(s), [***].

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12.2.2 Existing Third Party In-License Agreements.

(a) Disclosure. Except for those agreements listed on Schedule 12.2.2(a) (collectively, “Existing Third Party In-License Agreements”), there are no agreements between BioNTech or any of its Affiliates with any Third Parties (i) pursuant to which BioNTech or its Affiliate has obtained, or has a right to obtain, a license under or rights to use BioNTech Core Patents (other than any Neoepitope Prediction Algorithm) that is relevant to this Agreement or the Ancillary Agreements or (ii) pursuant to which BioNTech or its Affiliate otherwise owes, or would otherwise owe, payments to a Third Party as a result of the Exploitation of Collaboration Products based upon the BioNTech Core Patents (other than any Neoepitope Prediction Algorithm) or other activities conducted hereunder or under any Ancillary Agreement (whether by BioNTech or Genentech or their respective (sub)licensees), including the grant of rights and licenses under the BioNTech Core Patents (other than any Neoepitope Prediction Algorithm) to Genentech;

(b) Existing Third Party In-License Agreements. (i) BioNTech has provided Genentech true and complete and accurate copies of the Existing Third Party In-License Agreements (as may be redacted to remove confidential information) as the same is in effect; (ii) each Existing Third Party In-License Agreement is in full force and effect and BioNTech has the rights under each such Existing Third Party In-License Agreement to disclose and provide the BioNTech IP to Genentech and to grant Genentech the licenses under, and right to use, such BioNTech IP (other than any Neoepitope Prediction Algorithm) in the Exploitation of the Collaboration Products without restriction in accordance with the terms of this Agreement; (iii) BioNTech shall maintain each Existing Third Party In-License Agreement in full force and effect during the Term, in each case in accordance with its terms and conditions, but subject to BioNTech’s rights to terminate, amend, waive or otherwise modify any such agreement as provided in Section 12.2.2(c) below; (iv) no written notice of default or termination has been received or given by BioNTech or any of its Affiliates under any Existing Third Party In-License Agreement; and (v) to BioNTech’s and its Affiliates’ knowledge, there is no act or omission by BioNTech or any of its Affiliates that would give the counterparty thereto a right to terminate any Existing Third Party In-License Agreement;

(c) Maintenance of Existing Third Party In-License Agreements. During the Term, neither BioNTech nor any of its Affiliates shall terminate, amend, waive or otherwise modify (or provide consent with respect to any termination, amendment, waiver or modification of) the rights under any Existing Third Party In-License Agreement in any manner that materially diminishes the licenses or rights granted to Genentech hereunder, materially impairs Genentech’s ability to perform its obligations hereunder or otherwise materially adversely affects, or is likely to materially adversely affect, Genentech’s rights hereunder; in all cases, without the prior written consent of Genentech. In the event of any notice of breach or notice of termination received by BioNTech or any of its Affiliates, as applicable, under the provisions of any Existing Third Party In-License Agreement, BioNTech shall immediately notify Genentech in writing and if BioNTech or its Affiliate fails to cure such breach, Genentech shall have the right, but not the obligation, to cure such breach on behalf of BioNTech or its Affiliates, as applicable, and to offset any reasonable amounts incurred or paid by Genentech in connection with the cure of such breach against any amounts otherwise payable by Genentech to BioNTech under this Agreement until fully offset.

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(d) Enforcement of Existing Third Party In-License Agreements. In the event that BioNTech is of the opinion that the other party of any applicable Existing Third Party In-License Agreement has breached its obligations under such agreement, BioNTech shall notify Genentech in writing, and the Parties shall promptly discuss and agree on such actions as may be necessary or useful to enforce such Existing Third Party In-License Agreement, including injunctive or other equitable relief with respect to breach of obligations related to confidentiality or exclusivity. Without limiting the foregoing, in the event an Existing Third Party In-License Agreement expires or terminates during the Term, any sublicense(s) granted from BioNTech to Genentech under any such Existing Third Party In-License Agreement hereunder shall survive (to the extent permitted under the Existing Third Party In-License Agreements). Any Existing Third Party In-License Agreement Royalty Payment that Genentech shall pay to such Third Party under such sublicense(s) for activities performed in accordance with this Agreement shall constitute an “Allowable Expense” in the Net Profit/Net Loss calculation pursuant to Section 8.4 or in the event of an Opt-Out by BioNTech pursuant to Section 8.5 or a Deemed Opt-Out pursuant to Section 8.5.3, shall be offset against any amounts otherwise payable by Genentech to BioNTech under this Agreement until fully offset, and any other amounts that Genentech shall pay to such Third Party under such sublicense shall be offset against any amounts otherwise payable by Genentech to BioNTech under this Agreement until fully offset.

12.2.3 Regulatory.

(a) Regulatory Documentation. BioNTech and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with cGLPs and cGCPs and in compliance with Applicable Law, and all such information is true and complete and accurate and what it purports to be.

(b) No Misrepresentation to Regulatory Authority. Neither BioNTech nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development or Manufacture of the Collaboration Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development or Manufacture of the Collaboration Products, or committed an act, made a statement, or failed to make a statement with respect to the Development or Manufacture of the Collaboration Products that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

(c) No Debarment. Neither BioNTech nor any of its Affiliates has been debarred or is subject to debarment and neither BioNTech nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section. BioNTech agrees to inform Genentech in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the knowledge of BioNTech and its Affiliates, is threatened, relating to the debarment or conviction of BioNTech or any Person performing services hereunder.

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(d) Development of Collaboration Product. BioNTech and its Affiliates have at all times conducted and will conduct, and their respective subcontractors and consultants have at all times conducted and will conduct, all Development of the Collaboration Products (i) in accordance with cGLP and cGCP (to the extent applicable, and it being understood that Development of Collaboration Product has as of the Effective Date solely been conducted in accordance with respective European standards) and in compliance with Applicable Law including applicable Compliance Requirements, (ii) in accordance with the applicable protocol and good scientific practices and (iii) maintaining standard operating procedures with respect to clauses (i) and (ii). BioNTech has at all times conducted and will conduct, and has caused and will cause its subcontractors and consultants to conduct at all times, any and all preclinical and Clinical Studies related to the Collaboration Products in accordance with cGLP and cGCP (to the extent applicable, and it being understood that preclinical and Clinical Studies related to the Collaboration Products have as of the Effective Date solely been conducted in accordance with respective European standards) and in compliance with Applicable Law including applicable Compliance Requirements, (ii) in accordance with the applicable protocol and good scientific practices and (iii) maintaining standard operating procedures with respect to clauses (i) and (ii). BioNTech and its Affiliates have employed (and, with respect to such tests and studies that BioNTech will perform, will employ) Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the preclinical and Clinical Studies with respect to the Collaboration Products.

(e) Safety Reporting. BioNTech and its Affiliates are, and at all times have been, in compliance with all adverse event reporting requirements applicable to the Collaboration Products. Schedule 12.2.3(e) sets forth a complete and accurate list of all (i) adverse drug experience information; (ii) material events and matters concerning or affecting safety or lack of efficacy; and (iii) medical inquiries and complaints, in each case, relating to the Collaboration Products. Neither BioNTech nor any of its Affiliates has any knowledge of any scientific or technical facts or circumstances that would adversely affect the scientific, therapeutic, or commercial potential of Collaboration Products. Neither BioNTech nor any of its Affiliates is aware of anything that could adversely affect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for Regulatory Approval.

(f) Manufacture of Collaboration Product. BioNTech and its Affiliates have at all times conducted, and their respective subcontractors and consultants have at all times conducted, all Manufacture of the Collaboration Products in accordance with the applicable Compliance Requirements. The processes used to Manufacture the Collaboration Products are adequate to ensure that the Collaboration Products meet the specifications established therefor.

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(g) Manufacturing Facility. Unless otherwise disclosed in Schedule 12.2.3(g), neither BioNTech nor its Affiliates have received: (i) (A) any FDA Form 483 Notice of Observation, or similar notice from any other Regulatory Authority, relating to the Collaboration Products or the facilities in which the Collaboration Products are Manufactured; (B) any FDA “Notices of Adverse Findings,” or similar notice from any other Regulatory Authority, with respect to the Collaboration Products; or (C) any “warning letters,” or “untitled letters,” or other similar Regulatory Authority notice of inspectional observations or deficiencies or other written correspondence from the FDA or any other Regulatory Authority concerning the Collaboration Products or the facilities in which the Collaboration Products are Manufactured; and (ii) there has not been a recall or withdrawal or replacement of any Collaboration Product by, or on behalf of, BioNTech or any of its Affiliates, whether voluntary or involuntary.

12.2.4 Accuracy of Information. The representations and warranties of BioNTech in this Agreement, and the information, documents and materials furnished to Genentech in connection with its period of diligence prior to the Execution Date, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

12.2.5 Effective Date. During the period from the Execution Date until the Effective Date, BioNTech shall promptly inform Genentech in writing if and when BioNTech or any of its Affiliates becomes aware that the representations and warranties made by BioNTech pursuant to Sections 12.1 and 12.2 as of the Execution Date are no longer true and correct in any material respects if made on and as of the date of such notice. Upon receipt of such notice, Genentech shall have the right, on written notice to BioNTech, to terminate this Agreement, and upon receipt of such notice by BioNTech, this Agreement shall be null and void and have no further force and effect; provided, however, Sections 9.6, 11.7 and 14.1 and Article 13 (other than Section 13.7) shall survive with respect any rights that accrued to the benefit of a Party prior to such termination.

12.3 Additional Representations and Warranties by Genentech. Genentech further represents and warrants to BioNTech, as of the Execution Date, and covenants, as follows:

12.3.1 Intellectual Property.

(a) Title. All Patents Controlled by Genentech that are to the knowledge of Genentech necessary to research, develop, manufacture, commercialize, make, have made, use, offer for sale, sell and import Pharmaceutical Products comprising one or more Neoepitope RNA(s) [***] are listed on Schedule 1.156. Genentech is the sole and exclusive owner of the entire right, title and interest in the Genentech Core Patent listed on Schedule 1.156; and Genentech is entitled to grant the rights and licenses (or sublicenses) specified in this Agreement and the Ancillary Agreements, including the rights of Prosecution and Maintenance specified in this Agreement, in each case, free of any encumbrance, lien, or claim of ownership by any Third Party or Affiliate and, without payment of any royalties, license fees or other amounts to any person.

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(b) Valid and Enforceable. To the knowledge of Genentech, all Genentech Core Patents are subsisting, and all necessary Prosecution and Maintenance fees in connection with such Genentech Core Patents have been paid, and all necessary documents and certificates in connection with such Genentech Core Patents have been filed with the relevant Governmental Authorities for the purposes of Prosecuting and Maintaining such Genentech Core Patents and Genentech has complied with its duty to disclose material information to the U.S. Patent and Trademark Office and other foreign patent authorities in connection with such Genentech Core Patents. To the knowledge of Genentech and except as may be disclosed from Genentech to BioNTech or BioNTech to Genentech through their respective outside counsel, the Genentech Core Patents owned by Genentech are not invalid or unenforceable.

(c) Rights of Prosecution and Enforcement. To the knowledge of Genentech, Genentech has not (i) granted any Person the right to control the Prosecution and Maintenance of any of the Genentech Core Patents, (ii) granted any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Genentech Core Patents, or (iii) expressly agreed not to sue or to indemnify any Person against any charge of infringement of any of Genentech Core Patents.

(d) No Infringement of Genentech IP. To the knowledge of Genentech, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Genentech Core Patents (including pending applications and registrations therefor as if such applications or registrations were to issue or become registered) or any Neoepitope Prediction Algorithm within the Genentech IP.

(e) No Infringement of Third Party IP. To the knowledge of Genentech and except as may be disclosed from Genentech to BioNTech or BioNTech to Genentech through their respective outside counsel, (i) the conception, reduction to practice or creation of the Genentech Core Patents, any Neoepitope Prediction Algorithm within the Genentech IP and the Exploitation of Collaboration Products based upon the Genentech Core Patents, any Neoepitope Prediction Algorithm within the Genentech IP do not and will not infringe or misappropriate any intellectual property right (including pending applications and registrations thereof as if such applications or registrations were to issue or become registered) of any Person or otherwise violate any intellectual property right of any Person under the Applicable Laws of any jurisdictions, and (ii) the Genentech Core Patents are not dominated by any Patent (including pending applications and registrations therefor as if such applications or registrations were to issue or become registered) of any Person and not Controlled by Genentech.

(f) Assignments. To the extent the assignment of inventions to Genentech or its Affiliates is not effected by statutory law (e.g. the Statute of German Employees’ Inventions Act), all current and former officers, employees, agents and consultants of Genentech or any of its Affiliates or, to the knowledge of Genentech and its Affiliates, their respective subcontractors who are inventors of or have otherwise contributed in a material manner to the creation or development of any Genentech IP have, directly or indirectly, agreed to protect such Genentech IP as proprietary information and assign any and all rights in and to such Genentech IP to Genentech or such Affiliate or such subcontractor (as

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applicable), by execution and delivery to Genentech or such Affiliate or subcontractor of an assignment or other agreement or otherwise. To the knowledge of Genentech and its Affiliates, no current officer, employee, agent, or consultant of Genentech or any of its Affiliates or their respective subcontractors is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Genentech or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Genentech.

(g) Confidentiality of Genentech Know-How. Except as disclosed in scientific publications generally made available to the public, Genentech and its Affiliates have maintained the Genentech Know-How at all times as confidential and only disclosed the Genentech Know-How to Third Parties under obligations of confidentiality. To the knowledge of Genentech, no such Third Party has used or disclosed Genentech Know-How in breach of its confidentiality obligations.

(h) Neoepitope Prediction Algorithm. To the knowledge of Genentech and except as disclosed on Schedule 12.3.1(h), (i) Genentech owns or has sufficient rights in any Neoepitope Prediction Algorithm within the Genentech IP as of the Execution Date to disclose and provide copies of such Neoepitope Prediction Algorithm and grant the rights and licenses (and sublicenses) provided to BioNTech under this Agreement, free of any encumbrance, lien, or claim of ownership by any Third Party or Affiliate and without payment of any royalties, license fees or other amounts to any Person, and (ii) the use and other exploitation of such Neoepitope Prediction Algorithm in the Exploitation of Collaboration Products will not depend on the acquisition of rights from any Third Party.

(i) No Viruses. To the knowledge of Genentech and its Affiliates, any Neoepitope Prediction Algorithm within the Genentech IP as of the Execution Date does not contain or incorporate any code, lock, authorization key, disabling code, or similar device or code that is intended to impair, disable or otherwise impede the operation of software or hardware or any “back door,” “time bomb,” “Trojan horse,” “drop-dead device,” “virus” or other software routines or code or hardware components designed to permit unauthorized access, to send information to a Third Party(ies) without the user’s consent, to disable or erase software, hardware or data, or to contaminate, corrupt, or damage information technology systems or architecture or to perform any other similar actions.

(j) No Copyleft. To the knowledge of Genentech and its Affiliates, any Neoepitope Prediction Algorithm within the Genentech IP and the Neoepitope Prediction Software used by Genentech in its Neoepitope Prediction Algorithm as of the Execution Date are not, do not contain or incorporate, and are not bundled, combined, or linked with, any software or other materials in a form or manner which creates, or purports to create, obligations (i) for a licensee to license its own intellectual property rights, including Patents, to any Third Parties or (ii) that a licensee’s software or other materials must: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no charge. Without limiting the foregoing:

(i) To the knowledge of Genentech and its Affiliates and to the extent that, at any time prior to the Execution Date, any mechanism was used to facilitate communication between (i) the Neoepitope Prediction Software owned by Genentech within the Genentech IP and (ii) any Copyleft Software, or other software disclosed on Schedule 12.3.1(h), the mechanism that was used was a command line argument and the semantics of the communication did not involve the exchange of complex data structures.

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(ii) To the knowledge of Genentech, the Neoepitope Prediction Software used by Genentech in its Neoepitope Prediction Algorithm as of the Execution Date has not been transferred from one location to another location.

(iii) In the development of the Neoepitope Prediction Software used by Genentech in its Neoepitope Prediction Algorithm as of the Execution Date, Genentech has followed standard operating procedures with respect to software development that control and document the use of Copyleft Software. During the Term, Genentech will maintain and enforce standard operating procedures with respect to the use of Copyleft Software in association with the development of the Neoepitope Prediction Software used in the development of Collaboration Products under this Agreement. Such standard operating procedures shall require that the Committee Co-Chairs of the JRC and the JDC be notified of any anticipated use or transfer of Copyleft Software and that to the extent that any communication mechanism is implemented between (x) the Neoepitope Prediction Software owned by Genentech within the Genentech IP and (y) any Copyleft Software or other software disclosed on Schedule 12.3.1(h), that mechanism shall be a command line argument and the semantics of the communication shall not involve the exchange of complex data structures. Any variation from these standard operating procedures must be approved in writing by the JRC and the JDC.

(k) No Other Claims. To the knowledge of Genentech, there are no claims, judgments, or settlements against, or amounts with respect thereto, owed by Genentech or any of its Affiliates relating to the Genentech Core Patents, any Neoepitope Prediction Algorithm within the Genentech IP or the Regulatory Documentation or the Exploitation of Collaboration Products.

(l) Disclosure. There are no agreements between Genentech or any of its Affiliates with any Third Parties (i) pursuant to which Genentech or its Affiliate has obtained, or has a right to obtain, a license under or rights to use the Genentech Core Patents that is relevant to this Agreement or the Ancillary Agreements or (ii) pursuant to which Genentech or its Affiliate otherwise owes, or would otherwise owe, payments to a Third Party as a result of the Exploitation of Collaboration Products or other activities conducted hereunder (whether by BioNTech or Genentech or their respective (sub)licensees), including the grant of rights and licenses under the Genentech Core Patents to BioNTech.

12.4 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER

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WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

EACH PARTY FURTHER DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO EACH OF THEIR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, WHETHER THE COLLABORATION PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED, THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE COLLABORATION PRODUCTS.

12.5 Disclosures. The inclusion of, or reference to, any item or information in any schedule referenced in this Article 12 herein, or otherwise disclosed through outside counsel, does not and shall not (a) constitute an admission or (b) otherwise imply that such item or information (i) is material or (ii) meets all criteria set forth in the applicable section in this Article 12 for inclusion in such section.

ARTICLE 13.

INDEMNITY AND INSURANCE

13.1 Indemnification of BioNTech. Genentech shall indemnify BioNTech, its Affiliates and their respective directors, officers, employees, and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of:

(a) the breach by Genentech of its obligations under this Agreement or any Ancillary Agreement;

(b) the breach of any of the warranties or representations made by Genentech to BioNTech under this Agreement or any Ancillary Agreement;

(c) the negligence or willful misconduct on the part of Genentech or its Affiliates or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement or any Ancillary Agreement; or

(d) the use of any Product Trademarks (including the IVAC Trademark to the extent Genentech uses it as a Product Trademark hereunder) by Genentech or BioNTech in accordance with this Agreement and the Ancillary Agreements; and

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(e) (i) the use by BioNTech or its Affiliate of a Combination Agent Controlled by Genentech or its Affiliates in a Clinical Study of a Collaboration Product hereunder, or [***]

except in the case of clauses (a) through (e) above, for those Losses for which BioNTech has an obligation to indemnify Genentech pursuant to Section 13.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

13.2 Indemnification of Genentech. BioNTech shall indemnify Genentech, its Affiliates and their respective directors, officers, employees, and agents, and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of:

(a) the breach by BioNTech of its obligations under this Agreement or any Ancillary Agreement;

(b) the breach of any of the warranties or representations made by BNT or RNP to Genentech under this Agreement or any Ancillary Agreement; or

(c) the negligence or willful misconduct on the part of BioNTech or its Affiliates or its or their respective directors, officers, employees, and agents in performing its obligations under this Agreement or any Ancillary Agreement;

(d) (i) the use by Genentech or its Affiliate of a Combination Agent Controlled by BioNTech or its Affiliates in a Clinical Study of a Collaboration Product hereunder, or [***];

except, in the case of clauses (a) through (d) above, for those Losses for which Genentech has an obligation to indemnify BioNTech pursuant to Section 13.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

13.3 Certain Losses. Any Losses, other than those Losses for which indemnification is provided in Section 13.1 or Section 13.2, in connection with any Third Party Claim brought against either Party resulting directly or indirectly from (a) the performance of the Joint Development Activities by either Party (or its Affiliates, employees, or agents) in accordance with the GDP shall be included as a Shared Development Cost or (b) the Commercialization of a GDP Collaboration Product, or the Manufacture of a GDP Collaboration Product in support of such Commercialization shall be included as an Allowable Expense. If either Party learns of any Third Party Claim with respect to Losses covered by this Section 13.3, such Party shall provide the other Party with prompt written notice thereof. The Parties shall confer with respect to how to respond to such Third Party Claim and how to handle such Third Party Claim in an efficient manner. In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate.

13.4 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any

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Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Article 13, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

13.5 Control of Defense.

13.5.1 In General. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 13.5.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

13.5.2 Right to Participate in Defense. Without limiting Section 13.5.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 13.5.1 (in which case the Indemnified Party shall control the defense), or (c) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

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13.5.3 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate; provided that the judgment, settlement or other disposition does not and will not (a) result in a finding or admission of any violation of any Applicable Law or any violation of the rights of any person, or (b) result in the Indemnified Party’s rights under this Agreement being adversely affected. In all other cases, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.5.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party, not to be unreasonably withheld or delayed.

13.5.4 Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

13.5.5 Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

13.6 Limitation of Liability. IN NO EVENT SHALL EITHER BIONTECH OR GENENTECH BE LIABLE FOR INDIRECT DAMAGES (INDIREKTE SCHÄDEN/MITTELBARE SCHÄDEN/WEITERE SCHÄDEN ALS SCHÄDEN MIT LANGEM KAUSALZUSAMMENHANG) OR CONSEQUENTIAL DAMAGES (MANGELFOLGESCHÄDEN, SEKUNDÄRE SCHÄDEN, FOLGESCHÄDEN UND SCHÄDEN, DIE SICH AUS EINEM DIREKTEN SCHADEN/UNMITTELBAREN SCHADEN ERGEBEN) INCLUDING LOST PROFIT (ENTGANGENER GEWINN) ARISING FROM OR RELATED TO BREACH OF THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EXCEPT TO THE EXTENT SUCH DAMAGES OR LOST PROFIT ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE OTHER PARTY; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 13.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTIONS 13.1, 13.2, 13.3, 13.4 and 13.5.

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13.7 Insurance.

13.7.1 Each Party shall maintain insurance coverage as set forth in this Section 13.7 at its own cost; provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage. The following provisions of this Section 13.7 shall not apply with respect to BioNTech’s Conduct of any Ongoing Clinical Study.

(a) Each Party shall maintain commercial general liability (“CGL”) insurance, including contractual liability, combined single limit for bodily injury and property damage liability, in the minimum amount per occurrence of: (i) [***] with respect to Genentech and [***] with respect to BioNTech, commencing as of the Effective Date; (ii) [***] with respect to Genentech and [***] with respect to BioNTech, commencing at least [***] days prior to any period during which a Party (or its Sublicensees or permitted subcontractors) is conducting a clinical trial with any Collaboration Product; and (iii) [***] with respect to Genentech and [***] with respect to BioNTech, commencing at least [***] prior to any period during which a Party (or its Sublicensees) is selling any Collaboration Product, provided, however, that, in each case, the total amount of insurance coverage to be maintained by either Party for all occurrences per Calendar Year shall be limited to [***] of the minimum amounts per occurrence set forth above.

(b) Each Party shall maintain products liability insurance, including contractual liability, combined single limit for bodily injury and property damage liability, for all occurrences per Calendar Year in the minimum amount of: (i) [***] with respect to Genentech and [***] with respect to BioNTech commencing at least [***] days prior to any period during which a Party (or its Sublicensees or permitted subcontractors) is conducting a clinical trial with any Collaboration Product and (ii) [***] with respect to Genentech and [***] Euro with respect to BioNTech commencing at least [***] prior to any period during which a Party (or its Sublicensees) is selling any Collaboration Product; provided, however, the JDC may, via mutual agreement, upon [***] days’ notice to the Parties, increase such minimum amount, taking into account the particular Collaboration Products then being Developed under the GDP and the methods of administration, Indications in clinical trials and projected sales thereof and, in the event the Parties enter into a Co-Promotion Agreement, the JCC may, via mutual agreement, upon [***] days’ notice to the Parties, increase such minimum amount, taking into account the particular Collaboration Products then being co-promoted under a Co-Promotion Agreement and the methods of administration, Indications approved and projected sales thereof.

(c) Workers’ Compensation and Employers’ Liability Insurance. Each Party shall maintain (i) to the extent not covered by applicable statutory law (e.g. in Germany), workers’ compensation insurance in accordance with Applicable Law and (ii) employers’ liability insurance, in the minimum amount of [***] or [***]. Each Party agrees to waive its right of subrogation with respect to workers’ compensation claim.

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13.7.2 Additional Requirements. Except to the extent that a Party self-insures, the following provisions shall apply.

(a) All insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A XII.

(b) The insurance policies shall be under an occurrence form, but if only a claims made form is available to a Party, such Party shall maintain the insurance coverage for at least [***] years after such Party completes performance of its obligations under this Agreement.

(c) Each Party’s aggregate deductibles under its CGL and Products Liability and insurance policies shall be satisfactory to the other Party.

(d) On request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under this Section 13.7. Each Party shall provide to the other Party at least [***] days’ prior written notice of any cancellation, nonrenewal or material change in any of the required insurance coverages.

ARTICLE 14.

TERM AND TERMINATION

14.1 Term.

14.1.1 HSR and Other Governmental Filings. The Parties shall each, as promptly as practicable after the Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act (the “HSR Filing”) or any similar applicable foreign law or regulation with respect to the transactions contemplated hereby; provided that the Parties shall each make the HSR Filing within [***] Business Days after the Execution Date and shall each file any notifications or filings required to be filed under any competition, antitrust or similar applicable foreign laws and regulations as promptly as reasonably practicable. The Parties shall use commercially reasonable efforts to respond promptly to any requests for additional information made by such agencies, and to cause the waiting period (and any extension thereof) under the HSR Act to terminate or expire at the earliest possible date and obtain any required authorization or clearance under any competition, antitrust or similar applicable foreign law or regulation (“Required Clearances”) after the date of filing. [***] In addition, each Party is responsible for the costs and expenses of its own legal and other advice in preparing and conducting the HSR Filing or any equivalent foreign filing.

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14.1.2 Term. Notwithstanding anything in this Agreement to the contrary, this Agreement (other than this Section 14.1, and Sections 9.6, 11.4.2 and 11.7, and Article 13 (other than Section 13.7) which are binding and effective as of the Execution Date) shall not become effective until the later of (a) the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States and the receipt of any Required Clearances and (b) the date on which each of the closing conditions set forth on Schedule 14.1.2 are met or waived in writing by Genentech (the date when (a) and (b) are first both satisfied, the “Effective Date”), and upon the Effective Date the full Agreement and all its terms and provisions shall be automatically effective and binding on both Parties. If, on the [***]day after the date of the HSR Filing, the waiting period required thereunder has not expired or any Required Clearances shall not have been obtained, either Party shall have the right, on written notice to the other Party, to terminate this Agreement, and upon receipt of such notice by such other Party, this Agreement shall be null and void and have no further force and effect; provided, however, the aforesaid Sections and Article shall survive with respect any rights that accrued to the benefit of a Party prior to such termination. If, by [***]days after the Execution Date, each of the closing conditions set forth on Schedule 14.1.2 have not been met or waived in writing, then at any time prior to each such closing condition having been met or waived in writing, Genentech shall have the right by delivery of written notice to BioNTech to terminate this Agreement effective immediately, and upon receipt of such notice by BioNTech, this Agreement shall be null and void and have no further force and effect; provided, however, the aforesaid Sections and Article shall survive with respect any rights that accrued to the benefit of a Party prior to such termination. This Agreement shall commence on the Effective Date (other than the provisions effective as of the Execution Date as designated above) and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the Collaboration Term (or the date of expiration of the last Royalty Term for a Royalty Product, if BioNTech has exercised its Opt-Out (or a Deemed Opt-Out has occurred pursuant to Section 8.5.3)) (such period, the “Term”).

14.1.3 Effect of Expiration of the Term. Following the expiration of the Term, the grants in Article 9 shall become fully-paid, royalty-free and irrevocable.

14.2 Termination by Either Party for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (or any of its Affiliates or permitted subcontractors or sublicensees) (the “Breaching Party”) has materially breached one or more of its material obligations under this Agreement (a “Material Breach”), then the Non-Breaching Party may deliver notice of a Material Breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed a Material Breach, then if the Breaching Party fails to cure such Material Breach, or fails to take steps as would be considered reasonable to effectively cure such Material Breach, within [***] days after receipt of the Default Notice or such other period as mutually agreed by the Parties, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. If the Breaching Party disputes that it has committed a Material Breach, the dispute shall be resolved in good faith pursuant to Section 15.7.1, or pursuant to Section 15.7.2(g), if necessary. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in Material Breach (an “Adverse Ruling”), then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

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14.3 Additional Termination Rights by Genentech.

14.3.1 For Non-Achievement of Targets. Genentech may terminate this Agreement in its entirety upon [***] days’ prior written notice to BioNTech in the event that (a) the Core Facility and the EUFETS Facility have not achieved Operational Readiness with respect to the IVAC 2.0 Process by October 31, 2017, (b) the Clinical Facilities have not achieved Operational Readiness with respect to the IVAC 2.1 Process by May 31, 2018, (c) BioNTech fails to achieve [***], or (d) Genentech in good faith believes that [***]

14.3.2 For Convenience. At any time [***], Genentech may terminate this Agreement in its entirety for any or no reason, upon [***] days’ prior written notice to BioNTech.

14.4 Termination for Insolvency. In the event that either entity included within a Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] days after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, or (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] days of the filing thereof, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

14.5 Effects of Termination. In the event of a termination of this Agreement after the Effective Date for any reason, then, from and after the effective date of termination, the provisions of this Section 14.5 shall apply.

14.5.1 Termination of Licenses and Rights of Reference. As of the effective date of such termination, (a) all licenses and Rights of Reference granted by BioNTech hereunder shall immediately terminate other than the license set forth in Section 9.1.2, and (b) all licenses and Rights of Reference granted by Genentech hereunder shall immediately terminate other than the license set forth in Section 9.2.2; except to the extent reasonably necessary for the licensee Party to fulfill its post-termination obligations under this Section 14.5.

14.5.2 Wind-Down of Clinical Studies. Subject to Sections 14.5.3 and 14.5.5, except as may be otherwise agreed in writing by the Parties, each Party will be responsible for an orderly wind-down of any ongoing Clinical Studies it is Conducting as of the date of termination of this Agreement (other than those that may be transferred under Section 14.5.3) (and, in the case of a GDP Collaboration Product, any wind-down costs associated therewith shall be included as Shared Development Costs, unless an Opt-Out has occurred), in accordance with accepted pharmaceutical industry norms and ethical practices, including with respect to any on-going Clinical Studies hereunder. In connection with such wind-down, if one Party is then supplying the other Party with clinical supplies for such Clinical Studies, then such supplying Party shall supply the other Party under such agreement with continued quantities of clinical supplies to fulfill demand for such clinical supplies until [***] (and in the case of a GDP Collaboration Product if an Opt-Out has not occurred the Fully-Burdened Manufacturing Costs with respect thereto shall be included as Shared Development Costs).

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14.5.3 Transfer of Clinical Studies. In the event of a termination of this Agreement by Genentech pursuant to Sections 14.3.1 or 14.3.2 or by BioNTech pursuant to Section 14.2, then, provided that [***] and except as may be otherwise agreed in writing by the Parties, upon written request of BioNTech to be delivered no later than [***] days following the delivery of relevant termination notice, Genentech shall [***] Any transfer costs associated with such Clinical Studies shall be included as Shared Development Costs.

14.5.4 Post-Term License.

(a) In the event of a termination of this Agreement by Genentech pursuant to Sections 14.3.1 or 14.3.2 or by BioNTech pursuant to Section 14.2, provided that the termination is not due to the demonstration of an unfavorable safety profile of Collaboration Product(s), then upon BioNTech’s written request to be delivered no later than [***] days following the delivery of a notice of termination by Genentech under Section 14.3.1 or 14.3.2 or by BioNTech under Section 14.2 (“Post-Term License Notice”), Genentech shall grant to BioNTech pursuant to a separate written agreement [***] If Genentech and BioNTech have not entered into such agreement until the effective date of termination, [***]

(b) In the event a timely-delivered Post-Term License Notice requests a license under [***] In the event the Parties are unable to agree on such reasonable economic terms, the dispute shall be resolved in accordance with Section 15.7; provided that in the event the dispute is arbitrated, the Arbitrators shall be required to adopt the economic terms proposed by one Party or the other Party, without modification, that best reflect commercially reasonable terms (i.e., baseball-style arbitration). [***]

(c) Pursuant to mutual, good faith discussions, Genentech will transfer to BioNTech or grant a royalty-free license to BioNTech under the trademark(s) Controlled by Genentech and solely relating to the Terminated Product(s) that has been approved by the applicable Regulatory Authority (where approval is required) and used in connection with the Commercialization of any Terminated Product.

14.5.5 Transfer of Data and Regulatory Rights. In the event of a termination of this Agreement by Genentech pursuant to Sections 14.3.1 or 14.3.2 or by BioNTech pursuant to Section 14.2, then, if prior to the effective date of termination, any IND has been filed by Genentech and provided that the termination [***], then upon written request of BioNTech to be delivered no later than [***] days following the delivery of relevant termination notice (a) subject to Section 14.5.11, to the extent permitted by Applicable Law, such INDs and any Regulatory Approvals solely related to the applicable Termination Products held by Genentech or its Affiliates or Sublicensees shall be transferred to BioNTech or its designee, and [***]

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14.5.6 Collaboration Patent Prosecution and Maintenance and Enforcement Rights. [***]

14.5.7 Clinical Supply. In the event of a termination of this Agreement by Genentech pursuant to Sections 14.3.1 and 14.3.2 or by BioNTech pursuant to Section 14.2 and provided that (i) Genentech has been performing Clinical Manufacture and supply of a Termination Product before the effective date of termination of this Agreement and (ii) [***], then at BioNTech’s written request, Genentech shall, [***], continue to perform such Clinical Manufacture and supply of Termination Product, subject to any applicable surviving provisions of the Ancillary Agreements (pursuant to Section 14.5.12) including the patient demand forecasting provisions of the MDSA. The following shall apply in respect of any activities performed by Genentech under this Section 14.5.7:

(a) BioNTech shall pay Genentech a supply price for Collaboration Product equal to [***]

(b) BioNTech may at any time after the effective date of termination of this Agreement, terminate the clinical supply of Collaboration Products under this Section 14.5.7 upon [***] months’ written notice.

(c) During such time as Genentech is obligated to provide clinical supply of Termination Products, it shall perform the Clinical Manufacture of Termination Product in accordance with the requirements of the MDSA (including for the avoidance of doubt with respect to Capacities and forecasting) and the Quality Agreement.

14.5.8 Commercial Supply. In the event of a termination of this Agreement by Genentech pursuant to Sections 14.3.1 and 14.3.2 or by BioNTech pursuant to Section 14.2 and provided that (i) Genentech has established one or more Manufacturing Facilities that have received Licensure to provide commercial supply of a Termination Product and BioNTech has not established any Manufacturing Facilities that have received Licensure and have sufficient Capacities for commercial supply of such Termination Product and (ii) [***], then, subject to any applicable surviving provisions of the Ancillary Agreements (pursuant to Section 14.5.12) including the patient demand forecasting provisions of the MDSA, at BioNTech’s written request, Genentech shall:

[***]

14.5.9 [***]

14.5.10 Confidential Information. Except as otherwise necessary to continue exercising any ongoing licenses under this Agreement or any ongoing license mutually agreed upon pursuant to Section 14.5.4, each Party will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information. Notwithstanding the foregoing, (a) in respect of physical embodiments of information, the Parties will be permitted to retain one copy of such data, files, records, and other materials for non-commercial archival purposes, and (b) in respect of any information stored electronically or in other non-physical media, it will be sufficient for such Party to procure that access to such information is restricted to non-commercial archiving purposes only.

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14.5.11 Limitation. For clarity, Genentech’s obligations pursuant to Sections 14.5.2 through 14.5.10, including the licenses contemplated by Section 14.5.4 (and including Genentech’s obligation with respect to Regulatory Approvals and Regulatory Documentation pursuant to Section 14.5.5, and Genentech’s supply obligations set forth in Sections 14.5.7 and 14.5.8), shall apply with respect to Terminated Products (or, solely to the extent expressly provided pursuant to this Section 14.5, Reversion Products) only, and shall not, for clarity, impose any obligation on Genentech or grant any rights to BioNTech with respect to any Combination Agent except as [***] expressly and mutually agreed by the Parties in connection with a termination of this Agreement.

14.5.12 Effect on Ancillary Agreements. In the case of termination of this Agreement for any reason, all other Ancillary Agreements shall terminate as of the effective date of the termination of this Agreement (or such longer period as may be required to allow the Parties to comply with their obligations under Applicable Law), except that the Manufacturing Development and Supply Agreement, the Commercial Manufacturing Agreement and the Quality Agreement(s), shall survive termination of this Agreement solely to the extent that, and as along as, BioNTech or Genentech is obliged to Manufacture and supply (clinical or commercial) Collaboration Products pursuant to Sections 14.5.2, 14.5.7 or 14.5.8, and shall terminate thereafter.

14.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Genentech or BioNTech are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. The Parties acknowledge and agree that only payments under Section 8.6, royalty payments with respect to BioNTech Collaboration Product [***] pursuant to Section 5.3 and [***] shall (i) constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction or (ii) relate to licenses of intellectual property hereunder. To the extent permitted by applicable law, the non-subject Party shall have the right but not the obligation to take over the entire ownership of the Collaboration IP in consideration for a fair compensation.

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14.7 Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more country(ies)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

14.8 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one or more country(ies)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, [***]

ARTICLE 15.

MISCELLANEOUS

15.1 Force Majeure. Neither Party shall be deemed to have breached this Agreement for failure to perform its obligations under this Agreement to the extent such failure results from causes beyond the reasonable control of the affected Party, such causes including acts of God, earthquakes, fires, floods, embargoes, wars, acts of terrorism, insurrections, riots, civil commotions, omissions or delays in action by any governmental authority, acts of a government or agency thereof and judicial orders or decrees. If a force majeure event occurs, the Party unable to perform shall promptly notify the other Party of the occurrence of such event, and the Parties shall meet (in person or telephonically) promptly thereafter to discuss the circumstances relating thereto. The Party unable to perform shall (a) provide reasonable status updates to the other Party from time to time; (b) use commercially reasonable efforts to mitigate any adverse consequences arising out of its failure to perform; and (c) resume performance as promptly as possible.

15.2 Change in Control of BioNTech.

15.2.1 Notice.

(a) BioNTech (or its successor) shall provide Genentech with written notice of any [***] Change in Control within [***] following [***]

(b) The Parties shall agree on a process to have mutually agreed outside counsel assist in making a determination as to whether [***]

15.2.2 [***] Change in Control. In the event of any [***] Change in Control, then notwithstanding anything to the contrary contained in this Agreement, each of the following consequences shall apply effective as of the closing date of such Change in Control, or such later date as applicable pursuant to Section 15.2.2(k):

(a) BioNTech shall not have the right to Initiate any BioNTech Study without the prior written consent of Genentech. BioNTech may Conduct BioNTech Study(ies), subject to all applicable provisions of this Agreement (including Section 4.5) and any Ancillary Agreements, solely in the event that any such BioNTech Study was Initiated prior to the closing date of such Change in Control.

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(b) BioNTech shall no longer have the right to [***].

(c) BioNTech’s rights under Section 6.5, including its Co-Promotion Option for all Indications, shall terminate, all Co-Promotion Agreements already executed shall terminate and BioNTech shall have no further Co-Promotion Option rights for any Indication under Section 6.5.

(d) BioNTech’s rights to build any Commercial Facilities for inclusion in the Manufacturing Network pursuant to Section 2.2.2 of the MDSA and any Independent Facilities outside of the Manufacturing Network (including for the Manufacture of BioNTech Collaboration Products under [***] pursuant to Section 2.2.5 of the MDSA, respectively, shall terminate upon the closing date of a [***] Change in Control, [***]

(e) Each of the provisions of this Agreement providing for any delivery by Genentech to BioNTech of Information relating to activities contemplated by this Agreement (including Sections 2.19.2(a) and 2.19.2(b)), save only for the provisions of Sections 5.8 and 5.9, shall terminate.

(f) Genentech may request that BioNTech (including EUFETS) perform, to the extent not already completed and to enable Genentech to perform the Clinical Manufacture of Collaboration Product at a facility to be designed, constructed, Commissioned, and Qualified by Genentech and to continue to develop the Manufacturing Process and Technology Platform, a Technology Transfer of the Manufacturing Process from the Clinical Facilities or the Pilot Facility to Genentech, including the Development of the Manufacturing Process, Manufacturing Documentation and BioNTech Know-How and any other reasonable activities, including any such activities that may be on-going in support of the Technology Platform Strategy and Technology Platform Roadmap. Such activities shall be included within Shared Development Costs (except in the case of an Opt-Out, in which case the financial provisions of Section 7.3 shall apply). Genentech may, at any time, terminate such Technology Transfer activities under this Section 15.2.2(f) upon [***] days’ written notice. BioNTech shall perform such activities in accordance with the requirements of the MDSA and the Quality Agreement.

(g) BioNTech shall perform Clinical Manufacture and supply the quantities of Collaboration Products for Clinical Studies contemplated by the GDP (as amended until the closing date of a Class A Competitor Change in Control) or for Genentech Studies pursuant to the applicable provisions (including patient demand forecasting provisions) of the MDSA; provided that, in the event Genentech requests Technology Transfer, BioNTech may cease such Clinical Manufacture and supply [***] years following the first commercial launch of a Collaboration Product other than a BioNTech Collaboration Product. The following shall apply in respect of any activities performed by BioNTech (including EUFETS) under this Section 15.2.2(g):

(i) Genentech shall pay BioNTech a supply price for Collaboration Product equal to [***]

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(ii) Genentech may at any time after the closing date of the Class A Competitor Change in Control terminate the clinical supply of Collaboration Product upon [***] written notice.

(iii) During such time as BioNTech is obligated to provide clinical supply of Collaboration Products, it shall perform Clinical Manufacture of Collaboration Product in accordance with the requirements of the MDSA (including for the avoidance of doubt with respect to Capacities and forecasting) and the Quality Agreement.

(h) The MDSA, the Commercial Manufacturing Agreement (to the extent a BioNTech Commercial Facility within the Manufacturing Network has been Commissioned or received Licensure) and the respective Quality Agreement(s) shall survive solely to the extent that, and as long as, BioNTech provides Technology Transfer services or Manufacturing and supply services under this Section 15.2.2, and shall terminate thereafter except for those provisions specified in the MDSA, the Commercial Manufacturing Agreement and the respective Quality Agreement(s) which expressly survive termination.

(i) Subject to Section 15.2.2(d), each of the Committees and Teams (other than the JMT and the JMC) shall be disbanded and their activities terminated. Genentech shall have the sole right to make the decisions assigned to the disbanded Committees and Teams and the JMC and JMT solely and exclusively by itself. Nothwithstanding the foregoing, Genentech may request in writing that BioNTech continue its participation in any Committee or Team scheduled for automatic disbandment. In such a case, Genentech shall be responsible for the cost and expense of BioNTech’s participation in such Committee or Team based on BioNTech’s then current FTE Rate. The JMT and JMC shall remain in effect for so long as Technology Transfer or supply of Collaboration Product by BioNTech to Genentech is ongoing or has not been completed. Thereafter, the applicable provisions of Section 2.8.2(g) shall apply.

(j) BioNTech shall, and shall cause the Change in Control party to, promptly adopt and implement and subsequently maintain and comply with written [***] Firewall procedures reasonably acceptable to Genentech.

(k) [***]

15.2.3 Change in Control [***] In the event of any Change in Control other than a Class A Competitor [***], then notwithstanding anything to the contrary contained in this Agreement, each of the following consequences shall apply effective as of the closing date of such Change in Control, subject to Section 15.2.2(k):

(a) BioNTech shall not have the right to Initiate any BioNTech Study without the prior written consent of Genentech. BioNTech may Conduct BioNTech Study(ies), subject to all applicable provisions of this Agreement (including Section 4.5) and any Ancillary Agreements, solely in the event that any such BioNTech Study was Initiated prior to the closing date of such Change in Control.

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(b) BioNTech shall no longer have the right to seek a [***]

(c) BioNTech’s rights to build any Commercial Facilities for inclusion in the Manufacturing Network pursuant to Section 2.2.2 of the MDSA and any Independent Facilities outside of the Manufacturing Network (including for the Manufacture of BioNTech Indications under [***] pursuant to Section 2.2.5 of the MDSA, respectively, shall terminate upon the closing date of such Change in Control, [***] Section 2.2.5(e) of the MDSA regarding support by Genentech with respect to Independent Facilities shall terminate upon the closing date of such Change in Control. [***] In addition, BioNTech’s JMC decision-making rights as set forth in Section 2.8.2 shall terminate and become Genentech decision-making rights (other than with respect to [***]

(d) [***]

(e) Genentech may request that BioNTech (including EUFETS) perform, to the extent not already completed and to enable Genentech to perform the Clinical Manufacture of Collaboration Product at a facility to be designed, constructed, Commissioned, and Qualified by Genentech and to continue to develop the Manufacturing Process and Technology Platform, a Technology Transfer of the Manufacturing Process from the Clinical Facilities or the Pilot Facility to Genentech, including the Development of the Manufacturing Process, Manufacturing Documentation and BioNTech Know-How and any other reasonable activities, including any such activities that may be on-going in support of the Technology Platform Strategy and Technology Platform Roadmap. Such activities shall be included within Shared Development Costs (except in the case of an Opt-Out, in which case the financial provisions of Section 7.3 shall apply). Genentech may, at any time, terminate such Technology Transfer activities under this Section 15.2.3(e) upon [***] days’ written notice. BioNTech shall perform such activities in accordance with the requirements of the MDSA and the Quality Agreement.

(f) BioNTech shall perform Clinical Manufacture and supply the quantities of Collaboration Products for Clinical Studies contemplated by the GDP (as amended until the closing date of a non-Class A Competitor Change in Control) or for Genentech Studies pursuant to the applicable provisions (including patient demand forecasting provisions) of the MDSA; provided that, in the event Genentech requests Technology Transfer, BioNTech may cease such Clinical Manufacture and supply [***] following the first commercial launch of a Collaboration Product other than a BioNTech Collaboration Product. The following shall apply in respect of any activities performed by BioNTech (including EUFETS) under this Section 15.2.3(f):

(i) Genentech shall pay BioNTech a supply price for Collaboration Product equal to [***]

(ii) Genentech may at any time after the closing date of the Class A Competitor Change in Control terminate the clinical supply of Collaboration Product upon [***] written notice.

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(iii) During such time as BioNTech is obligated to provide clinical supply of Collaboration Products, it shall perform Clinical Manufacture of Collaboration Product in accordance with the requirements of the MDSA (including for the avoidance of doubt with respect to Capacities and forecasting) and the Quality Agreement.

(g) The JCC shall disband, except to the extent relating to Co-Promotion by the Parties as set forth in Section 6.5 or under any Co-Promotion Agreement. The JMT and JMC shall remain in effect for so long as Technology Transfer or supply of Collaboration Product by BioNTech to Genentech is ongoing or has not been completed. Thereafter, the applicable provisions of Section 2.8.2(g) shall apply.

(h) In the event of a Change in Control that occurs prior to [***], BioNTech shall, and shall cause the Change in Control party to, promptly adopt and implement and subsequently maintain and comply with written Change in Control Firewall procedures reasonably acceptable to Genentech.

15.2.4 [***]

15.2.5 [***]

15.3 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

15.4 Assignment. Except as otherwise expressly provided in this Agreement, neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed. Either Party may assign this Agreement, in its entirety, to an acquirer of all its capital stock (by reverse triangular merger or otherwise) or all or substantially all its assets relating to the subject matter of this Agreement and the MDSA, provided, in each case, that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by the obligations of the assigning Party under this Agreement and is also assigned the MDSA in its entirety in accordance with the terms of Section 10.3 of the MDSA. A copy of such writing shall be provided to the non-assigning Party within [***] days of the assignment. Subject to the foregoing, this Agreement will inure to the benefit of and bind the Parties’ successors and assigns. Any assignment or delegation in contravention of the foregoing shall be null and void. For clarity, Section 15.2 applies in the event of a Change in Control.

15.5 Severability. If any of the provisions of this Agreement are held to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable provisions shall be replaced by legal, valid and enforceable provisions that will achieve to the maximum extent possible the intent of the Parties, and the other provisions of this Agreement shall remain in full force and effect.

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15.6 Governing Law and Service.

15.6.1 Governing Law. This Agreement shall be governed by and construed under the laws of Switzerland, without regard to conflict of laws principles. For the avoidance of doubt, the joint ownership in the Collaboration IP, as a property right, shall be governed by the laws of Switzerland. The Parties hereby exclude from this Agreement the application of the United Nations Convention on Contracts for the International Sale of Goods.

15.6.2 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 15.8.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

15.7 Dispute Resolution.

15.7.1 Internal Resolution. Except as otherwise expressly provided in this Agreement (including as otherwise expressly provided with respect to audit disputes in Section 8.17, and Committee, Team or Working Group disputes as set forth in Article 2), any Disputes shall be first referred to a [***] for resolution, prior to proceeding under the other provisions of Section 15.7. A Dispute shall be referred to such executives upon one Party providing the other Party with notice that such Dispute exists, and such executives (or their designees) shall attempt to resolve such Dispute through good faith discussions. In the event that such Dispute is not resolved within [***] days of such other Party’s receipt of such notice, subject to Section 15.7.3, either Party may initiate the Dispute resolution provisions in Section 15.7.2.

15.7.2 Arbitration.

(a) Rules. Except as otherwise expressly provided in this Agreement (including under Section 15.7.3), the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 15.7.1 shall be finally resolved through binding arbitration according to the International Chamber of Commerce (ICC) Rules of Arbitration, as applicable on the date of commencement of the arbitration proceedings. Place of arbitration shall be Zurich, Switzerland. Exclusive language of the proceedings shall be English. In addition to the ICC Rules of Arbitration, the procedural law in force at the seat of arbitration shall apply.

(b) Arbitrators; Language. Each Party shall select [***], and the [***] so selected shall choose a [***]. All [***] arbitrators shall serve as neutrals and have at least ten (10) years of (i) dispute resolution experience (which may include judicial experience) or (ii) legal or business experience in the biotechnology or pharmaceutical industry. In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (ii). If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the [***], the necessary appointments shall be made in accordance

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with the Rules. Once an arbitrator is appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.

(c) Procedures; Awards. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may deem any party as “necessary.” The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] days after conclusion of the hearing, unless otherwise agreed by the Parties. Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award any damages for which a Party may not be liable to the other Party under Section 13.6.

(d) Costs. The “prevailing” Party, as determined by the arbitrators, shall be entitled to (i) its share of fees and expenses of the arbitrators and (ii) its attorneys’ fees and associated costs and expenses. In determining which Party “prevailed,” the arbitrators shall consider (A) the significance, including the financial impact, of the claims prevailed upon and (B) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue. If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties (x) share equally the fees and expenses of the arbitrators and (y) bear their own attorneys’ fees and associated costs and expenses.

(e) Interim Equitable Relief. Notwithstanding anything to the contrary in this Section 15.7.2, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in Article 15, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the opportunity of the arbitrators to review the decision under this Section 15.7.2. Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.

(f) Protective Orders; Arbitrability. At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.

(g) Expedited Dispute Resolution Procedure. In the event that a Breaching Party under Section 14.2 disputes that it has committed a Material Breach or a dispute arises under Section 4.5.4(g), and such dispute is not resolved pursuant to Section 15.7.1, then non-breaching Party under Section 14.2 or the objecting Party under Section 15.7.2(g) may invoke the expedited dispute resolution procedure set forth in Schedule

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15.7.2(g). In such a case, the expedited dispute resolution shall be limited to the issues, as applicable, of (i) whether a Material Breach was committed, whether a cure is possible and what actions the Breaching Party must complete to effect such cure or (ii) compliance with Applicable Law in connection with a Clinical Study Conducted by BioNTech. In such a case, any other issues may be resolved through the standard arbitration provisions set forth herein.

15.7.3 Subject Matter Exclusions. Notwithstanding the provisions of Section 15.7.2, any Dispute not resolved internally by the Parties pursuant to Section 15.7.1 that involves the validity, infringement or enforceability of a Patent included in a license granted in this Agreement (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants reside and (b) that is issued in any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and in all cases, the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

15.8 Notices.

15.8.1 Notice Requirements. Except as otherwise expressly provided in this Agreement, any notice required under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent in accordance with the provisions of this Section 15.8. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (including a PDF image delivered via email); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent). Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 15.8 by sending written notice to the other Party. For clarity, notice to Genentech shall require notice to both GNE and Roche, and notice to BioNTech shall require notice to both BNT and RNP.

15.8.2 Addresses for Notices.

If to RNP, to:

BioNTech RNA Pharmaceuticals GmbH

An der Goldgrube 12

55131 Mainz

Attention:    Managing Director

Facsimile:    [***]

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If to BNT, to:

BioNTech AG

An der Goldgrube 12

55131 Mainz

Attention:    [***]

Facsimile:    [***]

If to GNE, to:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: [***]

Fax: [***]

with a copy (which shall not constitute notice) to:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: [***]

Fax: [***]

If to Roche, to:

F. Hoffmann-La Roche Ltd

[***]

[***]

[***]

Attn: [***]

Fax: [***]

with a copy (which shall not constitute notice) to:

F. Hoffmann-La Roche Ltd

[***]

[***]

Attention: [***]

Fax: [***]

15.9 Entire Agreement. This Agreement (including the Schedules hereto), together with the Ancillary Agreements, constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede and terminate all prior agreements, understandings and arrangements between the Parties with respect to such subject matter, whether written or oral. The Parties agree that, effective as of the Effective Date, the Confidentiality Agreements shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreements shall be subject to the confidentiality and non-use provisions of this Agreement. [***]

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15.10 English Language. This Agreement shall be written and executed in, and all other documents or communications issued or created under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

15.11 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Article 10 and Article 11 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 15.11 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

15.12 Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment to this Agreement, including this Section 15.12, shall be effective unless made in writing and executed by an authorized representative of each Party. A Party’s failure to exercise, or delay in exercising, any right, power, privilege or remedy under this Agreement shall not (a) operate as a waiver thereof or (b) operate as a waiver of any other right, power, privilege or remedy. A waiver will be effective only upon the written consent of the Party granting such waiver.

15.13 No Benefit to Third Parties. Except as provided in Article 13, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

15.14 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

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15.15 Relationship of the Parties. Except as provided in Section8.13.4, it is expressly agreed that BioNTech, on the one hand, and Genentech, on the other hand, shall be independent contractors and that the relationship between BioNTech and Genentech shall not constitute a partnership, joint venture, or agency. Neither BioNTech, on the one hand, nor Genentech, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. It is expressly agreed that each Party shall solely act in its own name when dealing with any Third Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

15.16 Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile (including a PDF image delivered via email) of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

15.17 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

15.18 Schedules. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

15.19 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The term “comprising” (or “comprise,” or “comprises” as used herein) shall mean “comprising, without limitation”. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. The phrase “by or on behalf” of a Party is not intended to include activities conducted by the other Party or its Affiliates or Sublicensees hereunder or under any Ancillary Agreement. The term “incurred” includes “accrued”. Where a provision refers to the consent or agreement of a Party, then the consent of either entity included within such Party shall be deemed consent of both entities included within such Party.

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15.20 Actions of Affiliates. Genentech may exercise its rights or perform its obligations under this Agreement personally or through one or more Affiliates, provided that Genentech shall nonetheless be primarily liable for the performance of its Affiliates and for any failure by its Affiliates to comply with the restrictions, limitations and obligations set forth in this Agreement.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and acknowledge this Agreement as of the date first written above.

GENENTECH, INC.	BIONTECH RNA PHARMACEUTICALS GMBH

By: [***]	By: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

F. HOFFMANN-LA ROCHE LTD	BIONTECH AG

By: [***]	By: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

F. HOFFMANN-LA ROCHE LTD

By: [***]

Name: [***]

Title: [***]

[SIGNATURE PAGE TO COLLABORATION AGREEMENT]

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Schedule 1.8

Financial Terms

[***]

1.8-1

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Schedule 1.20

[***]

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Schedule 1.42

BNT and RNP Existing Shareholders

Person	Percentage
Medine GmbH	25.0% of BNT
C.Huber2008 GmbH	1.5% of BNT
AT Impf GmbH	62.8% of BNT
MIG GmbH & Co. Fonds 7	3.3% of BNT
Helmut Jeggle	0.2% of BNT
Klaus—J. Krauth	0.0% of BNT
MIG GmbH & Co. Fonds 8	1.1% of BNT
MIG GmbH & Co. Fonds 9	3.8% of BNT
RLG GmbH	0.6% of BNT
Salvia GmbH	1.4% of BNT
Tofino GmbH	0.4% of BNT
BNT	100% of RNP

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Schedule 1.43

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Schedule 1.97

Corporate Names

For GNE:

“Genentech, a member of the Roche Group”

“Genentech, Inc.”

For Roche:

“Roche”

“F. Hoffmann-La Roche Ltd”

For RNP:

“BioNTech RNA Pharmaceuticals GmbH”

For BNT:

“BioNTech AG

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Schedule 1.132

Existing Third Party In-License Agreement Royalty Payments

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Schedule 1.150

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Schedule 1.156

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Schedule 1.167

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Schedule 1.190

IVAC Trademark

Trademark	Country	Application Number	Application Date	Registration Number	Registration Date	Owner	Designated Countries
IVAC	WO	1 103 583	10.10.2011	1 103 583	10.10.2011	BioNTech RNA Pharmaceuticals GmbH	CN, CH, EM, JP, US (US 4,797,141);
IVAC	DE	30 2011 020 675.9 / 05	11.04.2011	30 2011 020 675	21.06.2011	BioNTech RNA Pharmaceuticals GmbH

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Schedule 1.248

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Schedule 2.2

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Schedule 2.19.1(a)

BioNTech Initial Knowledge Transfer Items

No.	Document to be transfered:	Request by Genentech	Document in German	30d transfer target	60d transfer targe	90d transfer target
A Preclinical and Clinical Data / D Regulatory and Clinical Items / F Non Clinical Items
1	NGS Data

(1) All whole exome sequence data from tumor and matched normal sample-clinical (raw fast files and alignment files (bam)).

(2) All whole exome sequence data from preclinical tumor models (raw fastq files and alignment files (bam)).

(3) Mutation calls for all samples with tumor and normal exome-seq data.

(4) All whole transcriptome RNA sequence data from tumor – clinical and preclinical tumor models (raw fastq files and alignment files (bam))

				X (2; 3, 4)	X (1)
2	Bioinformatics software and source code

All source code, objects, scripts and executables underlying the Neoepitope Prediction Algorithm within BioNTech IP, including the following software packages (but excluding any Third Party software programs as disclosed on Schedule 12.2.1(i)):

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X (or as otherwise may be extended as mutually agreed upon by the Parties pursuant to Section 10.9)
3	IVAC-B16-129 B16-M30 ELIspot Mut vs WT peptide, B16-M30 ELISpot of truncated variants	All relevant preclinical Antigen Immunogenicity data		X
4	IVAC-B16-160 B16-M30 therapeutic vaccination (RNA, B16F10-WT, s.c.) including depetion of CD4/8 T cells	All relevant preclinical Antigen Immunogenicity data		X
5	IVAC-B16-220 Spontaneous induction T-cell responses against B16F10 mutations	All relevant preclinical Antigen Immunogenicity data		X
6	IVAC-B16-193 B16-M30 TIL ELISpot after therapeutic vaccination (RNA, B16F10-WT)	All relevant preclinical Antigen Immunogenicity data		X
7	IVAC-B16-198 B16-M30 tumor FACS after therapeutic vaccination (RNA, B16F10-WT)	All relevant preclinical Antigen Immunogenicity data		X
8	IVAC-CT26-027 CT26 pentatope RNA vs. mixed monotope ELISpot	All relevant preclinical Antigen Immunogenicity data		X

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93	GA-RB-007-01B_Prüfablaufprotokoll IFNg-ELISPOT-hu	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
94	SOP-030-012-V.01, Auftauen von humanen PBMCs	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
95	SOP-030-033-V.01, Elektroporation	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
96	LA-50-234-000	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
97	LA-50-236-000	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
98	SOP-030-008	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
99	LA-50-229-000	BioNTech´s expertise to enable GNE to perform the immune monitoring assays			X
100	Will be provided	Preclinical tumor lines for which neoantigens have been identified for preclinical studies			X
C	RNA Platform/Liposome for Pre-Clinical Studies
100	Fluid_Path_FD.ppt	Relevant information of how to manufacturing liposomal-based mRNA vaccine for preclinical use			X
101	Material_List.doc	Relevant information of how to manufacturing liposomal-based mRNA vaccine for preclinical use			X
102	Fluid_Path_FD.ppt	Know-how including documents and materials to enable synthesis of mRNA vaccines at GNE for pre-clinical assessment Protocol of the lipoplex formulation			X
103	Lipo_IVAC_Data_FD.ppt	Know-how including documents and materials to enable synthesis of mRNA vaccines at GNE for pre-clinical assessment Protocol of the lipoplex formulation		X
104	SOP_RB_F&E_033_de Codonoptimierung von Nukleinsäuren: - procedure for codon optimization of epitope-encoding region	Procedure for mRNA optimization	X	X

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105	pIVAC001_Dummy_Cassette

Promoter nucleotide sequences necessary for in vitro transcription of the IVAC from a DNA template 5’ and 3’ UTR nucleotide sequences

Nucleotide sequences appended to IVACs Linker element nucleotide sequences, which will separate the neoepitopes within a given IVAC

X

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137	SOP_RB_FuE_046 - PCR-basierte Amplifikation mit pEX-Primer - SOP PCR-based amplification using pEX primers	DNA template is linearized plasmid - protocols and reagent summary reports to be provided	X	X
138	P_BM_11_05 Amplification & purification of plasmid DNA used as template in GMP process	DNA template is linearized plasmid - protocols and reagent summary reports to be provided		X
139	P_BM_11_06 Linearization & purification of plasmid DNA used as template in GMP process at Eufets	DNA template is linearized plasmid - protocols and reagent summary reports to be provided		X

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140	Ribonucleotide summary report	Ribonucleotides summary report		X
141	5’-Cap Summary Report	5’ cap summary report		X
142	Description of manufacturing process	In vitro transcription synthesis kit summary report and step-by-step protocol for in vitro mRNA synthesis		X
143	HAN-31-04 - EUFETS SOP for RNA manufacturing	In vitro transcription synthesis kit summary report and step-by-step protocol for in vitro mRNA synthesis	X	X
144	FOR_RB_FuE_003A-T7 Transcription BioNTech - Form for R&D RNA manufacturing	In vitro transcription synthesis kit summary report and step-by-step protocol for in vitro mRNA synthesis	X	X
145	RNA purification synthesis and purification_raw materials_reagents	In vitro transcription synthesis kit summary report and step-by-step protocol for in vitro mRNA synthesis		X
146	FOR_RB_FuE_007E-magnetic bead purification_BioNTech	In vitro synthesized mRNA purification system summary report and step-by-step protocol for mRNA purification and quality control of the final product.		X
D	Regulatory and Clinical Items
147	IMPD initial version and all amended versions RB_0003; RB_0004; BN_0002; RB_0001 (only final valid version)	IMPDs of relevant clinical trials CTA for RB_0003-01/Lipo-MERIT, RB_0004-01/IVAC, BN_0002-01/TNBC-MERIT Selected Trial Master File documents for relevant studies		X
148	IB initial version and all amended versions RB_0003; RB_0004; BN_0002; RB_0001 (only final valid version)	CTA for RB_0003-01/Lipo-MERIT, RB_0004-01/IVAC, BN_0002-01/TNBC-MERIT IBs for all relevant studies Selected Trial Master File documents for relevant studies		X
149	Clinical Study Protocol and Appendix initial version and all amended versions RB_0003; RB_0004; BN_0002; RB_0001 (only final valid version)	CTA for RB_0003-01/Lipo-MERIT, RB_0004-01/IVAC, BN_0002-01/TNBC-MERIT Protocols and amendments for all relevant RNA vaccine clinical studies Selected Trial Master File documents for relevant studies		X

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173	Questions and Company’s Position RB_0004; BN_0002	Health authority meeting briefing material and meeting minutes		X
174	Presentation for Scientific Advice RB_0004; BN_0002	Health authority meeting briefing material and meeting minutes		X
175	Minutes of Scientific Advice RB_0004; BN_0002	Health authority meeting briefing material and meeting minutes		X
176	IMGM No. RS-220VS Validation of a quantitative Real-time PCR method for the determination of RBL001 and RBL002 in mouse blood and organs	Bioanalytical reports and validation reports included in the CTA		X
177	CSR draft version RB_0001	CSR draft for RB_0001/MERIT			X
178	Periodic Update Report DSUR current version RB_0001; RB_0003; RB_0004	Underlying data of current IB and any completed CSRs			X
179	SAE reports (not related to IMP) RB_0001; RB_0004	Selected Trial Master File documents for relevant studies Safety database-safety reports, safety correspondence	(only applicabel for item 24: safety correspondance might be in german)			X
CMC documents for the end-to-end process for clinical manufacturing
180	Current status of process UMLs can be provided	Current process UML diagrams		X
181

Forms and Templates mentioned for Item 43 for patients uID004, uID005 and uID010

- as indicated for the blank documents for item 43, many of these are in German

- with the translated individual blank forms, the process can be easily followed

Clinical manufacturing protocols or batch records for each step of the end-to-end IVAC1.0 manufacturing process

In-process tests including protocols and specifications for the end-to-end IVAC1.0 manufacturing process

Completed batch records for example clinical IVAC1.0 drug substance and drug product lots

			X (partly)	X

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182	RB_0004 In process controls DS and DP	In-process tests including protocols and specifications for the end-to-end IVAC1.0 manufacturing process	X
183	RB_0004_Release_tests_RNA_DS_DP

Release tests including protocols and specifications for the IVAC1.0 drug substance and drug product

Analytical methods and protocols used for the characterization of IVAC1.0 drug substance/drug product lots

X

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Schedule 2.19.1(c)

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Schedule 3.1.2

Research Plan

Introduction

Research Collaboration Objectives

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Key Components of the Research Collaboration and Associated Activities

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I. [***] for [***] and Prioritization

Background

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Proposed areas for potential improvement

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Proposed Initial Studies/Activities

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II. Preclinical Research

Background

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Proposed Initial Research Studies/Activities

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Schedule 4.3.1

Ongoing Clinical Studies

Study Number	RB_0004-01	BN_0002-01
Study Name	IVAC MUTANOME	TNBC-MERIT

EudraCT Number	2013-001645-13	2014-002274-37

Study Title	Clinical first-in-human study evaluating the safety, tolerability and immunogenicity of intra-nodal administration of a personalized vaccination with IVAC MUTANOME vaccine with or without initial treatment with RBL001/RBL002 vaccine in patients with advanced melanoma	First-in-human clinical study with RNA-Immunotherapy combination of IVAC_W_bre1_uID and IVAC_M_uID for Individualized Tumor Therapy in Triple Negative Breast Cancer Patients

Phase	I	I

Investigational Medical Product(s)	RBL0001/RBL0002 IVAC MUTANOME (RBMv1.0_uID_A/RBMv1.0_uID_B)	IVAC_W_bre1_uID IVAC_M_uID

Note:

For study BN_0002-01/TNBC-MERIT the following amended versions of CTA documents are being drafted and do not require additional approval of the JDC.

1.	CSP: V6.0 First-in-human clinical study with RNA-Immunotherapy combination of IVAC_W_bre1_uID and IVAC_M_uID for Individualized Tumor Therapy in Triple Negative Breast Cancer Patients

2.	CSP: V7.0 First-in-human clinical study with RNA-Immunotherapy combination of IVAC_W_bre1_uID and IVAC_M_uID for Individualized Tumor Therapy in Triple Negative Breast Cancer Patients

3.	IMPD: V8.0 BN_0002-01/TNBC-MERIT Mutanome Engineered RNA Immuno-Therapy IVAC_W_bre1_uID IVAC_M_uID

4.	IB: V6.0 BN_0002-01/TNBC-MERIT

4.3.1-1

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For study RB_0004-01/IVAC-MUTANOME, the following amended versions of CTA documents are being drafted and do not require additional approval of the JDC.

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Schedule 4.4.1

Initial GDP

Draft Global Development Plan and Estimated Timelines

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Non-Clinical GDP Activities

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Introduction

Key Components of the Non-Clinical Development Plan and Associated Activities

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I.	[***]

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II. Clinical [***]

Background

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Proposed Initial Studies/Activities

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III. Non-Clinical Research

Non-Clinical [***] studies

Background

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Proposed Initial Non-Clinical Studies/Activities

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4.4.1-1

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Appendix 4.4.1(I)

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Schedule 5.3

Key Terms for the Amendment of the Agreement in the event of a BioNTech [***]

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Schedule 6.5.3

Key Terms of Co-Promotion Agreement

This Exhibit sets forth material terms and conditions that, together with the terms of Section 6.5.4 of the Agreement, shall be incorporated into a Co-Promotion Agreement to be negotiated and entered into by the Parties regarding each Collaboration Product and each Indication for which BioNTech exercises its option to Co-Promote in accordance with Section 6.5 of the Agreement (each such Collaboration Product and Indication, the “Co-Promotion Product”).

1.	Sales Force

i.	Establishment [***]

ii.	Qualification [***]

iii.	Product-Specific Training [***]

2.	Commercialization Activities [***]

3.	Sales Activity Tracking [***]

4.	Promotional Materials and Standards [***]

5.	Sales Information Integration [***]

6.	[***]Commercialization Responsibilities [***]

7.	Miscellaneous [***]

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Schedule 8.4

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Schedule 8.4.1

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Schedule 8.9

Bank Accounts

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Schedule 9.1.4

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Schedule 10.3.1(c)(i)

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Schedule 11.2.4

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Schedule 11.4.2

Form of Press Release

BioNTech to enter into worldwide strategic collaboration with Genentech to develop individualized mRNA cancer therapies

Collaboration will draw upon Genentech’s leading position in cancer immunotherapy and BioNTech’s premier clinical mRNA vaccine platform

Mainz, Germany September 21, 2016: BioNTech AG, a fully integrated private biotechnology company developing personalized cancer immunotherapies, today announced that it will enter into a worldwide strategic collaboration with Genentech, a member of the Roche Group, to develop, manufacture and commercialize novel messenger RNA (mRNA)-based, individualized cancer vaccines. The collaboration will combine Genentech’s leading cancer immunotherapy portfolio and research program with BioNTech’s proprietary mRNA cancer vaccine technology platform, and personalized medicine expertise. Together, the two companies will develop individually tailored cancer immunotherapies against a broad range of cancers to potentially provide a new treatment paradigm for cancer patients.

The collaboration will focus on the development of mRNA cancer vaccines targeting neoantigens, based upon BioNTech’s Individualized Vaccines Against Cancer (IVAC®) MUTANOME clinical platform for the potential treatment of multiple cancers. A patient’s cancer genome can be rapidly sequenced with next generation technology to define a spectrum of unique mutations known as “neoantigens” or “neoepitopes” present in a particular patient’s tumor (the “mutanome”). An mRNA vaccine encoding selected neoepitopes can be manufactured for each individual tumor’s mutanome signature, which may trigger an immune response highly specific to the tumor resulting in precisely targeted cancer cell death.

Initial clinical development will focus on combination studies using IVAC® MUTANOME in a variety of cancer types.

Under the terms of the agreement Genentech will pay BioNTech $310 million in upfront and near-term milestone payments. The two companies will equally share all development costs and any potential profits for certain programs under the agreement. BioNTech has the right to co-promote certain products that arise from the agreement in the United States and certain countries, including Germany and other major European markets. Under certain circumstances, BioNTech may have sole commercialization rights for other products that Genentech elects not to commercialize. BioNTech will manufacture mRNA cancer vaccines for clinical studies. Genentech will manufacture mRNA cancer vaccines for commercial supply and BioNTech will have the right to manufacture commercial product as part of the global supply network.

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Professor Dr. Ugur Sahin, CEO of BioNTech AG commented: “We are delighted to collaborate with a leading cancer immunotherapy company such as Genentech. Supported by its extensive tumor immunology understanding, BioNTech has been building clinical experience with its proprietary mRNA vaccines in a number of cancer types over several years. Combining BioNTech’s broad proprietary capabilities in the design, formulation, manufacturing and clinical testing of individualized neoantigens-based mRNA vaccines with Genentech’s eminent cancer immunotherapy, diagnostic, manufacturing and commercial expertise, will allow us, on a global scale, to drive forward the development of individualized vaccines to the market to treat a broad range of cancers. Sean Marett, COO of BioNTech added: ”This alliance underpins BioNTech’s strategy of collaborating with companies that are committed to developing truly disruptive immunotherapies and its long term ambitions of bringing its own products to market .”

“Unlike any medicine we have ever developed, virtually all cancer patients may potentially benefit from a custom built cancer vaccine,” said James Sabry, M.D., Ph.D., Senior Vice President and Global Head of Genentech Partnering. “By collaborating with BioNTech on this cutting edge approach, we hope to truly advance cancer treatments by using a common molecular backbone – mRNA – that is uniquely tailored to an individual patient.”

BioNTech will continue to develop its non-neoepitope mRNA cancer vaccines outside of the collaboration.

The completion of the agreement is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to occur in the fourth quarter of 2016.

For more information, please contact:

BioNTech AG	Hume Brophy, for BioNTech AG

Regina Jehle	Mary Clark, Eva Haas, Alexia Faure

Tel: +49 (0) 6131 9084 1273	Tel: +44 (0) 20 7862 6381

Email: Regina.Jehle@biontech.de	Email: biontech@humebrophy.com

About BioNTech AG

BioNTech AG is an immunotherapy leader with bench-to-market capabilities, developing truly personalized, well-tolerated and potent treatments for cancer and other diseases. Established by clinicians and scientists the Group is pioneering disruptive technologies ranging from individualized mRNA based medicines through innovative Chimeric Antigen Receptors /T-cell Receptor-based products and novel antibody checkpoint immunomodulators. BioNTech’s clinical programs are supported by an in-house molecular diagnostics unit whose products include MammaTyper® a molecular in-vitro diagnostic kit, marketed under CE and IVD marking in Europe and certain other countries. Founded in 2008, BioNTech is privately held and shareholders include the MIG Fonds, Salvia, and the Strüngmann Family Office, with the Strüngmann Family Office as the majority shareholder.

Information about BioNTech is available at www.biontech.de.

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Schedule 12.2.1(a)

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Schedule 12.2.1(c)

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Schedule 12.2.1(i)

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Schedule 12.2.2(a)

Existing Third Party In-License Agreements

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Schedule 12.2.3(e)

Safety Reporting

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Schedule 12.2.3(g)

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Schedule 12.3.1(h)

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Schedule 14.1.2

Closing Conditions

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Schedule 14.3.1

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Schedule 14.5.4

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Schedule 15.7.2(g)

Expedited Arbitration

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